Exhibit 4.3.2


     CONFORMED COPY






                                U.S. $125,000,000


AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

Dated as of April 1, 1996

Among


PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

as Borrower


THE BANKS NAMED HEREIN

as Banks


and


CHEMICAL BANK

as Administrative Agent



                                TABLE OF CONTENTS

Section                                           Page

                                    ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS                       1
1.01.  Certain Defined Terms                           1
1.02.  Computation of Time Periods                     20
1.03.  Accounting Terms                                20
1.04.  Computations of Outstandings                    20
                                   ARTICLE II
COMMITMENTS                                            20
2.01.  The Commitments                                 20
2.02.  Fees                                            21
2.03.  Reduction of the Commitments                    21
2.04.  Extension of the Termination Date               22

                                   ARTICLE III
CONTRACT AND COMPETITIVE ADVANCES                      22
3.01.  Contract Advances                               22
3.02.  Terms Relating to the Making of Contract Advances23
3.03.  (a)  Competitive Advances                       23
3.04.  Making of Advances                              29
3.05.  Repayment of Advances                           30
3.06.  Interest                                        30
3.07.  Existing Revolving Credit Agreement             32

                                   ARTICLE IV
PAYMENTS                                               32
4.01.  Payments and Computations                       32
4.02.  Prepayments                                     34
4.03.  Yield Protection                                34
4.04.  Sharing of Payments, Etc.                       38
4.05.  Taxes                                           39

                                    ARTICLE V
CONDITIONS PRECEDENT                                   41
5.01.  Conditions Precedent to Effectiveness           41
5.02.  Conditions Precedent to Certain Contract Advances and
     All Competitive Advances                          45
5.03.  Conditions Precedent to Other Contract Advances 46
5.04.  Reliance on Certificates                        47

                                   ARTICLE VI
REPRESENTATIONS AND WARRANTIES                         47
6.01.  Representations and Warranties of the Borrower  47

                                   ARTICLE VII
COVENANTS OF THE BORROWER                              51
7.01.  Affirmative Covenants                           51
7.02.  Negative Covenants                              53
7.03.  Reporting Obligations                           57

                                  ARTICLE VIII
DEFAULTS                                               62
8.01.  Events of Default                               62
8.02.  Remedies Upon Events of Default                 65

                                   ARTICLE IX
THE ADMINISTRATIVE AGENT                               66
9.01.  Authorization and Action                        66
9.02.  Administrative Agent's Reliance, Etc.           66
9.03.  Chemical and Affiliates                         67
9.04.  Lender Credit Decision                          67
9.05.  Indemnification                                 67
9.06.  Successor Administrative Agent                  68

                                    ARTICLE X
MISCELLANEOUS                                          69
10.01.  Amendments, Etc                                69
10.02.  Notices, Etc                                   69
10.03.  No Waiver of Remedies                          70
10.04.  Costs, Expenses and Indemnification            70
10.05.  Right of Set-off                               71
10.06.  Binding Effect                                 72
10.07.  Assignments and Participation                  72
10.08.  Confidentiality                                76
10.09.  Certain Authorizations and Consent             77
10.10.  Waiver of Jury Trial                           78
10.11.  Governing Law                                  78
10.12.  Relation of the Parties; No Beneficiary        78
10.13.  Execution in Counterparts                      78


                                    SCHEDULE


Schedule I     -    Applicable Lending Offices


                                    EXHIBITS


Exhibit 1.01A  -    Form of Competitive Note
Exhibit 1.01B  -    Form of Contract Note
Exhibit 1.01C  -    Form of Collateral Agency Agreement
Exhibit 1.01D  -    Form of PSNH Mortgage Amendment
Exhibit 1.01E  -    Form of PSNH Mortgage Assignment
Exhibit 3.01A  -    Form of Notice of Contract Borrowing
Exhibit 3.04A-1     -    Form of Competitive Bid Request
                  (Eurodollar Competitive Advance)
Exhibit 3.04A-2     -    Form of Confirmation of Competitive Borrowing
                  (Fixed Rate Competitive Advance)
Exhibit 3.04B  -    Form of Notice of Competitive Bid Request
                  (Eurodollar Competitive Advance)
Exhibit 3.04C-1     -    Form of Competitive Bid
                       (Eurodollar Competitive Advance)
Exhibit 3.04C-2     -    Form of Confirmation of Competitive Bid
                       (Fixed Rate Competitive Advance)
Exhibit 3.04D  -    Form of Competitive Bid Letter
Exhibit 5.01A  -    Form of Opinion of Jeffrey C. Miller, Assistant
                       General Counsel to Northeast Utilities
                       Service Company
Exhibit 5.01B  -    Form of Opinion of Robert A. Bersak, Assistant
                       General Counsel to the Borrower
Exhibit 5.01C  -    Form of Opinion of Sulloway & Hollis,
                       special New Hampshire counsel to
                       the Borrower
Exhibit 5.01D  -    Form of Opinion of Drummond Woodsum
                       & MacMahon, special Maine
                       counsel to the Borrower
Exhibit 5.01E  -    Form of Opinion of Zuccaro, Willis & Bent,
                       special Vermont counsel to the Borrower
Exhibit 5.01F  -    Form of Opinion of King & Spalding,
                       counsel to the Administrative Agent
Exhibit 10.07       -    Form of Lender Assignment


AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

Dated as of April 1, 1996


     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this Agreement) is made by and among:

     (i) Public Service Company of New Hampshire, a corporation duly organized and validly existing under the laws of the State of New Hampshire (the "Borrower"),

     (ii) The financial institutions (the "Banks") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

     (iii) Chemical Bank ("Chemical"), as Administrative Agent for the Lenders hereunder.

PRELIMINARY STATEMENT

     The Borrower, certain lenders parties thereto and Chemical as administrative agent thereunder, previously entered into the Existing Revolving Credit Agreement (as hereinafter defined). The Borrower, the Banks and the Administrative Agent now desire to amend and restate the Existing Revolving Credit Agreement by entering into this Agreement, and, as well, to enter into the Other Loan Documents (as hereinafter defined). Now therefore, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

          "Advance" means a Contract Advance or a Competitive Advance (each of which shall be a "Class" of Advance).

          "Administrative Agent" means Chemical or any successor thereto as provided herein.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement for Capacity Transfer" means the Agreement for Capacity Transfer, dated as of December 1, 1989, between The Connecticut Light and Power Company and the Borrower as amended by the First Amendment to Agreement for Capacity Transfer, dated as of May 1, 1992, which provides for capacity transfers from the Borrower to The Connecticut Light and Power Company.

          "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the greater of:

               (a)  the Prime Rate in effect on such day; and

               (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum.

     For purposes hereof, the term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Applicable Facility Fee Rate" means, for any day, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level:


               Rating    Rating    Rating    Rating
               Level I   Level II  Level III Level IV

Applicable     0.20%      0.25%     0.375%    0.50%
Faciity Fee Rate


     Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

          "Applicable Lending Office" means, with respect to each Lender:

               (i) in the case of any Contract Advance, (A) such Lender's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance, or (B) such Lender's "Domestic Lending Office" in the case of a Base Rate Advance, in each case as specified opposite such Lender's name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender; or

               (ii) in the case of any Competitive Advance, the office or affiliate of such Lender identified as the Applicable Lending Office in such Lender's Competitive Bid tendered pursuant to
          Section 3.03 hereof; or

               (iii) in each case, such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

          "Applicable Margin" means, for any day for any outstanding Contract Advance, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level:

Type of   Rating         Rating    Rating    Rating
Advance   Level I        Level II  Level III Level IV

Eurodollar     0.55%     0.75%      0.875%    1.25%
Rate

Base Rate      0.00%     0.00%      0.00%     0.00%


     Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

          "Applicable Rate" means:

               (i) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period;

               (ii) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time;

               (iii) in the case of each Eurodollar Competitive Advance, a rate per annum during the Interest Period therefor, equal at all times to the sum of the Eurodollar Rate for such Interest Period plus or minus, as the case may be, the Competitive Margin in effect during such Interest Period; and

               (iv) in the case of each Fixed Rate Competitive Advance, at a rate per annum during the Interest Period therefor, equal at all times to the rate specified by such Lender in its Competitive Bid and accepted by the Borrower for such Competitive Advance in accordance with Section 3.03(b)(iv) hereof.

          "Applicable Rating Level" shall be determined at any time and from time to time on the basis of the long-term ratings of S&P and Moody's applicable at such time to the Borrower's First Mortgage Bonds not entitled to external credit support (or other senior secured debt securities not entitled to external credit support if no First Mortgage Bonds are then outstanding) in accordance with the following:

Rating         Rating         Rating           Rating
Level I        Level II       Level III        Level IV

BBB- or higher BB+ and Ba1    BB and Ba2     BB- or Ba3 or
and Baa3 or                                  below (all
higher                                  other cases)


     In the event of a split rating, the lower of the two ratings shall control. The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody's, as the case may be.

          "Available Commitment" means, for each Lender, the unused portion of such Lender's Commitment (which shall be equal to the excess, if any, of such Lender's Commitment over such Lender's Contract Advances outstanding), less such Lender's Percentage of the aggregate amount of Competitive Advances outstanding. "Available Commitments" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

          "Base Rate Advance" means a Contract Advance in respect of which the Borrower has selected in accordance with Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Alternate Base Rate.

          "Borrowing" means a Contract Borrowing or Competitive Borrowing (each of which shall be a "Class" of Borrowing).

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Competitive Advances, on which dealings are carried on in the London interbank market.

          "CSI" means Chemical Securities Inc.

          "Class" has the meaning assigned to such term (i) in the definition of "Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

          "Closing" means the fulfilment of each of the conditions precedent enumerated in Section 5.01 hereof to the satisfaction of the Lenders, the Administrative Agent and the Borrower. All transactions contemplated by the Closing shall take place on or prior to May 15, 1996, at the offices of King & Spalding, 120 West 45th Street, New York, New York 10036, at 10:00 a.m. (New York City time), or such other place and time as the parties hereto may mutually agree (the "Closing Date").

          "Collateral" means all of the collateral in which liens, mortgages or security interests are purported to be granted by any or all of the Security Documents.

          "Collateral Agency Agreement" means an Amended and Restated Collateral Agency Agreement in substantially the form of Exhibit 1.01C hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Collateral Agent" means Chemical or any successor thereto as provided in the Collateral Agency Agreement.

          "Commitment" means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03 hereof.
     "Commitments" shall refer to the aggregate of the Lenders' Commitments hereunder.

          "Common Equity" means, at any date, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding shares of common stock of the Borrower and the surplus, paid-in, earned and other, if any, of the Borrower.

          "Competitive Advance" means an advance by a Lender to the Borrower as part of a Competitive Borrowing and refers to a Fixed Rate Competitive Advance or a Eurodollar Competitive Advance (each of which shall be a "Type" of Competitive Advance).

          "Competitive Bid" means an offer by a Lender to make a Competitive Advance under the competitive bidding procedure described in
     Section 3.03(b).

          "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 3.03(b)(iv), (i) in the case of a Eurodollar Competitive Advance, the Competitive Margin and (ii) in the case of a Fixed Rate Competitive Advance, the fixed rate of interest offered by such Lender making such Competitive Bid.

          "Competitive Bid Letter" means a letter in the form of
     Exhibit 3.03D hereto.

          "Competitive Bid Request" means a request made by the Borrower pursuant to Section 3.03(b)(i) in the form of Exhibit 3.03A-1 hereto.

          "Competitive Borrowing" means a borrowing consisting of one or more Competitive Advances of the same Type and Interest Period made on the same day by each of the Lenders whose Competitive Bid to make one or more Competitive Advances as part of such Borrowing has been accepted by the Borrower under the competitive bidding procedure described in
     Section 3.03(b). A Competitive Borrowing may be referred to herein as being a "Type" of Competitive Borrowing, corresponding to the Type of Competitive Advances comprising such Borrowing.

          "Competitive Margin" means, with respect to any Eurodollar Competitive Advance, the percentage per annum (expressed in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Advance, as specified in the Competitive Bid relating to such Advance.

          "Competitive Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the indebtedness of the Borrower to such Lender from time to time resulting from Competitive Advances made by such Lender.

          "Confidential Information" has the meaning assigned to that term in
     Section 10.08.

          "Contract Advance" means an advance by a Lender to the Borrower pursuant to Section 3.01 hereof and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a "Type" of Contract Advance). For purposes of this Agreement, all Contract Advances of a Lender (or portions thereof) of the same Type and Interest Period made on the same day shall be deemed to be a single Advance by such Lender until repaid.

          "Contract Borrowing" means a borrowing consisting of Contract Advances of the same Type and Interest Period made on the same day by the Lenders, ratably in accordance with their respective Commitments. A Contract Borrowing may be referred to herein as being a "Type" of Contract Borrowing, corresponding to the Type of Contract Advances comprising such Borrowing. For purposes of this Agreement, all Contract Advances of the same Type and Interest Period made on the same day shall be deemed a single Contract Borrowing hereunder until repaid.

          "Contract Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Contract Advances made by such Lender.

          "Debt" means, for any Person, without duplication, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases (but excluding the Unit Contract), (v) obligations (contingent or otherwise) of such Person under reimbursement or similar agreements with respect to the issuance of letters of credit, (vi) net obligations (contingent or otherwise) of such Person under interest rate swap, "cap", "collar" or other hedging agreements, (vii) obligations of such person to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii), above, and (ix) liabilities in respect of unfunded vested benefits under ERISA Plans.

          "Debt Limit" means the limitation on the incurrence of short-term debt applicable to the Borrower in effect from time to time either in accordance with applicable law or a waiver thereof granted by competent governmental authority, including without limitation, the New Hampshire Public Utilities Commission.

          "Disclosure Documents" means the Information Memorandum, the Borrower's 1995 Annual Report, the Borrower's Annual Report on Form 10-K for the year ended December 31, 1995, and any Current Report on Form 8-K of the Borrower filed by the Borrower with the Securities and Exchange Commission after January 31, 1996, and furnished to the Banks prior to the execution and delivery of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" of the Borrower within the meaning of the regulations under
     Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Multiemployer Plan" means a "multiemployer plan" subject to Title IV of ERISA.

          "ERISA Plan" means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

          "ERISA Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Competitive Advance" means a Competitive Advance in respect of which the Borrower has selected in accordance with
     Section 3.03 hereof, and this Agreement provides, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance or Eurodollar Competitive Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount of $1,000,000 and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 3.06(d) and 4.03(g).

          "Eurodollar Rate Advance" means a Contract Advance in respect of which the Borrower has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 8.01.

          "Existing Collateral Agency Agreement" means the Collateral Agency Agreement, dated as of May 1, 1991, among the Borrower, Bankers Trust Company, as Collateral Agent, Citibank, N.A., as Term Agent, Chemical, as Revolving Agent, and certain other holders of secured claims referred to herein.

          "Existing Revolving Credit Agreement" means the Revolving Credit Agreement, dated as of May 1, 1991, among the Borrower, Bankers Trust Company, Chemical and Citibank, N.A. as Co-Agents and Chemical, as Administrative Agent, and the lenders from time to time party thereto, as amended by the First Amendment to the Revolving Credit Agreement, dated as of May 11, 1994, among the parties to the Revolving Credit Agreement.

          "Facility" means the facility made available to the Borrower by each of the Lenders under Sections 2.01(a), 3.01 and 3.03 to request, prepay and repay Advances in connection with each Lender's Commitment.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the Fee Letter, dated as of February 15, 1996, among the Borrower, NUSCO, Chemical and CSI.

          "First Mortgage Bond Amount" means $950,000,000.

          "First Mortgage Bonds" means first mortgage bonds in the maximum aggregate principal amount of up to the First Mortgage Bond Amount issued or to be issued by the Borrower and secured, directly or indirectly, collectively or severally, by one or more first-priority liens on all or part of the Indenture Assets pursuant to the First Mortgage Indenture or another indenture in form and substance satisfactory to the Majority Lenders. For purposes hereof, all or part of the First Mortgage Bonds may be issued as collateral for pollution control revenue bonds or industrial revenue bonds, whether taxable or tax exempt, issued by the Borrower or by a governmental authority at the Borrower's request (any such pollution control revenue bonds or industrial revenue bonds being included, without duplication as to the principal amount of First Mortgage Bonds securing the same, within the definition hereunder of "First Mortgage Bonds").

          "First Mortgage Indenture" means the General and Refunding Mortgage Indenture, between the Borrower and New England Merchants National Bank, as trustee and to which First Fidelity Bank, National Association, New Jersey, is successor trustee, dated as of August 15, 1978, as amended and supplemented through the date hereof, as the same may hereafter be amended, supplemented or modified from time to time.

          "Fixed Rate Competitive Advance" means a Competitive Advance in respect of which the Borrower has selected in accordance with
     Section 3.03(b)(iv) hereof, and this Agreement provides, interest to be computed on the basis of a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Advance in its Competitive Bid.

          "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with any of (i) the execution, delivery or performance of the Rate Agreement, any Loan Document or any Significant Contract, (ii) the grant and perfection of any security interest, lien or mortgage contemplated by the Security Documents, or (iii) the nature of the Borrower's business as conducted or the nature of the property owned or leased by it. For purposes of this Agreement, Chapter 362-C of the Revised Statutes Annotated of New Hampshire, as in effect on the date hereof, shall be deemed to be a Governmental Approval.

          "Hazardous Substance" means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

          "Indemnified Person" has the meaning assigned to that term in
     Section 10.04(b) hereof.

          "Indenture Assets" means fixed assets of the Borrower (including related Governmental Approvals and regulatory assets, but excluding the Seabrook Interests) which from time to time are subject to the first-priority lien under the First Mortgage Indenture.

          "Information Memorandum" means the Confidential Information Memorandum, dated February 1996, regarding the Borrower and NU, as distributed to the Administrative Agent and the Lenders, including all schedules and attachments thereto.

          "Interest Expense" means, for any period, the aggregate amount of any interest on Debt (including long-term and short-term Debt).

          'Interest Period" has the meaning assigned to that term in
     Section 3.06(a) hereof.

          "Lender Assignment" means an assignment and agreement entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07 hereto.

          "Lenders" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

          "Lien" has the meaning assigned to that term in Section 7.02(a) hereof.

          "Loan Documents" means this Agreement, the Notes and the Security Documents (as each may be amended, supplemented or otherwise modified from time to time).

          "Major Electric Generating Plants" means the following generating stations of the Borrower: the Merrimack generating station located in Bow, New Hampshire; the Newington generating station located in Newington, New Hampshire; the Schiller generating station located in Portsmouth, New Hampshire; the White Lake combustion turbine located in Tamworth, New Hampshire; the Millstone Unit No. 3 generating station located in Waterford, Connecticut, and the Wyman Unit No. 4 generating station located in Yarmouth, Maine.

          "Majority Lenders" means on any date of determination, Lenders who, collectively, on such date (i) hold at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders and (ii) have Percentages in the aggregate of at least 66-2/3%. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

          "Merger" means (i) the merger on June 5, 1992 of NU Acquisition Corp., a wholly owned subsidiary of NU, with and into the Borrower and
     (ii) the transfer on the same date by the Borrower, as so merged, to NAEC of the Seabrook Interests in accordance with the Rate Agreement.

          "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

          "NAEC" means North Atlantic Energy Corporation, a corporation wholly owned by NU which acquired the Seabrook Interests from the Borrower on June 5, 1992.

          "Note" means a Contract Note or a Competitive Note, as each may be amended, supplemented or otherwise modified from time to time.

          "Notice of Contract Borrowing" has the meaning assigned to that term in Section 3.01 hereof.

          "NU" means Northeast Utilities, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts.

          "NUSCO" means Northeast Utilities Service Company, a Connecticut corporation and a wholly owned subsidiary of NU.

          "Operating Income" means, for any period, the Borrower's operating income for such period, adjusted as follows:

               (i) increased by the amount of income taxes (including New Hampshire Business Profits Tax and other comparable taxes) paid by the Borrower during such period, if and to the extent deducted in the computation of the Borrower's operating income for such period; and

               (ii) increased by the amount of any depreciation deducted by the Borrower during such period; and

               (iii) increased by the amount of any amortization of acquisition adjustment deducted by the Borrower during such period; and

               (iv) decreased by the amount of any capital expenditures paid by the Borrower during such period.

          "Other Loan Documents" means the 364-Day Revolving Credit Agreement, dated as of April 1, 1996 among the Borrower, the lenders from time to time parties thereto and Chemical, as administrative agent thereunder, together with the other "Loan Documents" referred to therein.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

          "Percentage" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PSNH Mortgage" means the Mortgage, Assignment, Security Agreement and Financing Statement, dated as of May 1, 1991, by the Borrower to Bankers Trust Company, as assigned pursuant to the PSNH Mortgage Assignment, and as amended by PSNH Mortgage Amendment, as the same may be further amended, supplemented or otherwise modified from time to time.

          "PSNH Mortgage Amendment" means the First Amendment to the PSNH Mortgage, dated on or about the Closing Date, by the Borrower and the Collateral Agent, in substantially the form of Exhibit 1.01D hereto.

          "PSNH Mortgage Assignment" means the Replacement of Collateral Agent, together with Assignment by Mortgagee, Assignee and Secured Party, dated on or about the Closing Date, among Bankers Trust Company, as former Collateral Agent, Chemical, as successor Collateral Agent, and the Borrower.

          "Rate Agreement" means the Agreement dated as of November 22, 1989, as amended by the First Amendment to Rate Agreement dated as of December 5, 1989, the Second Amendment to Rate Agreement dated as of December 12, 1989, the Third Amendment to Rate Agreement dated as of December 28, 1993, the Fourth Amendment to Rate Agreement dated as of September 21, 1994 and the Fifth Amendment to Rate Agreement dated as of September 9, 1994, among NUSCO, the Governor and Attorney General of the State of New Hampshire and adopted by the Borrower as of July 10, 1990 (excluding the Unit Contract appended as Exhibit A thereto subsequent to the effectiveness of such contract).

          "Recipient" has the meaning assigned to that term in Section 10.08 hereof.

          "Reference Banks" means Chemical, Citibank, N.A. and Bank of America National Trust and Savings Association.

          "Register" has the meaning specified in Section 10.07(c).

          "S&P" means Standard and Poor's Ratings Group or any successor thereto.

          "Seabrook" means the nuclear-fueled, steam-electric generating plant at a site located in Seabrook, New Hampshire, and the real property interests and other fixed assets of such plant.

          "Seabrook Interests" means all right, title and interest of the Borrower, prior to the Merger, in and to the fixed assets of Seabrook, nuclear fuel relating to Seabrook and Governmental Approvals relating thereto, including the undeveloped land adjacent to Seabrook and described as the "Adjacent Property" in Schedule D to the PSNH Mortgage.

          "Secured Party" has the meaning assigned to that term in the Collateral Agency Agreement.

          "Security Documents" means the PSNH Mortgage and the Collateral Agency Agreement (as the same may be amended, supplemented or otherwise modified from time to time).

          "Series D Reimbursement Agreement" means (a) the Second Series D Letter of Credit and Reimbursement Agreement, dated as of May 1, 1995, among the Borrower, Barclays Bank PLC, New York Branch, and the Participating Banks named therein relating to: (i) the Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D), (ii) Business Finance Authority of the State of New Hampshire Pollution Control Refunding Revenue Bonds (Public Service Company of New Hampshire Project - 1992 Tax Exempt Series D) and (iii) any other series of "Tax-Exempt Refunding Bonds" issued from time to time in respect of the foregoing, as such agreement may from time to time be amended, modified or supplemented, and (b) any similar agreement entered into in respect of letters of credit or other credit enhancement facilities issued in support of any of the foregoing.

          "Series E Reimbursement Agreement" means (a) the Second Series E Letter of Credit and Reimbursement Agreement, dated as of May 1, 1995, among the Borrower, Swiss Bank Corporation, New York Branch, and the Participating Banks named therein relating to: (i) the Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series E), (ii) Business Finance Authority of the State of New Hampshire Pollution Control Refunding Revenue Bonds (Public Service Company of New Hampshire Project - 1993 Tax-Exempt Series E) and (iii) any other series of "Tax-Exempt Refunding Bonds" issued from time to time in respect of the foregoing, as such agreement may from time to time be amended, modified or supplemented, and (b) any similar agreement entered into in respect of letters of credit or other credit enhancement facilities issued in support of any of the foregoing.

          "Sharing Agreement" means the Sharing Agreement, dated as of June 1, 1992, among The Connecticut Light and Power Company, Western Massachusetts Electric Company, Holyoke Water Power Company, Holyoke Power and Electric Company, the Borrower and NUSCO.

          "Significant Contracts" means the following contracts, in each case as the same may be amended, modified or supplemented from time to time in accordance with this Agreement:

               (i)  the Agreement for Capacity Transfer;

               (ii) the Sharing Agreement;

               (iii)     the Tax Allocation Agreement; and

               (iv) the Unit Contract.

          "Tax Allocation Agreement" means the Tax Allocation Agreement dated as of January 1, 1990 among NU and the members of the consolidated group of which NU is the common parent, including, without limitation, the Borrower.

          "Termination Date" means the earlier to occur of (i) April 30, 1999, or such later date to which the Termination Date shall be extended in accordance with Section 2.04, (i) May 15, 1996, if the Closing Date shall not have occurred on or prior to such date, (ii)the date of termination or reduction in whole of the Commitments pursuant to Section
     2.03 or 8.02 or (iii) the date of acceleration of all amounts payable hereunder and under the Notes pursuant to Section 8.02.

          "Total Capitalization" means, as of any day, the aggregate of all amounts that would, in accordance with generally accepted accounting principles applied on a basis consistent with the standards referred to in Section 1.03 hereof, appear on the balance sheet of the Borrower as of such day as the sum of (i) the principal amount of all long-term Debt of the Borrower on such day, (ii) the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Borrower on such day, (iii) the surplus of the Borrower, paid-in, earned and other, if any, on such day and (iv) the unpaid principal amount of all short-term Debt of the Borrower on such day.

          "Type" has the meaning assigned to such term (i) in the definition of "Contract Advance" when used in the such context and (ii) in the definition of "Contract Borrowing" when used in such context.

          "Unit Contract" means the Unit Contract, dated as of June 5, 1992, between the Borrower and NAEC.

          "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     SECTION 1.02 Computation of Time Periods. In the computation of periods of time under this Agreement any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial projections referred to in
Section 5.01 hereof.

     SECTION 1.04 Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of the aggregate principal amount of all Advances outstanding on such date in each case after giving effect to all Advances to be made on such date and the application of the proceeds thereof.


                                   ARTICLE II
                                   COMMITMENTS

     SECTION 2.01 The Commitments. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Advances to be made on such day and the application of the proceeds thereof).

Within the limits of each Lender's Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

     (b) In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the total principal amount advanced pursuant to thereto to exceed the Available Commitment. In no event shall the Borrower be entitled to request or receive any Advance that would cause the total principal amount outstanding hereunder to exceed the Commitments.

     (c) In addition to each Lender's Commitment under subsection (a) above, but subject nevertheless to the provisions of subsection (b) above, the Borrower may request Competitive Advances to be made at the discretion of each Lender, in accordance with Section 3.03 hereof.

     SECTION 2.02 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment (whether used or unused) at the Applicable Facility Fee Rate, effective as of April 15, 1996 (as if the Commitment were effective as of such date), in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

     (b) The Borrower agrees to pay to the Administrative Agent and to CSI the fees specified in the Fee Letter, together with such other fees as may be separately agreed to between the Borrower and the Administrative Agent.

     SECTION 2.03 Reduction of the Commitments. (a) The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Available Commitments of the respective Lenders; provided (i) that any such partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) that in no event shall the aggregate Commitments be reduced hereunder to an amount less than the principal amount outstanding hereunder and (iii) that in no event shall the Commitments be reduced to an amount less than the aggregate principal amount of Advances then outstanding.


     (b) If the Closing Date does not occur on or prior to May 15, 1996, the Commitment of each Lender shall automatically terminate.

     SECTION 2.04 Extension of the Termination Date. Unless the Termination Date shall have previously occurred in accordance with its terms, at least 105 days but not more than 120 days before the Termination Date, as then in effect, the Borrower may, by notice to the Administrative Agent (any such notice being irrevocable), request the Administrative Agent and the Lenders to extend the Termination Date for a period of one year. If the Borrower shall make such request, the Administrative Agent shall promptly inform the Lenders and, no later than 60 days prior to the Termination Date as then in effect, the Administrative Agent shall notify the Borrower in writing if the Administrative Agent and the Lenders consent to such request and the conditions of such consent (including conditions relating to legal documentation and evidence of the obtaining of all necessary governmental approvals). The granting of any such consent shall be in the sole and absolute discretion of the Administrative Agent and each Lender, and if the Administrative Agent shall not so notify the Borrower, such lack of notification shall be deemed to be a determination not to consent to such request. No such extension shall occur unless the Administrative Agent and all Lenders consent thereto (or if less than all the Lenders consent thereto, unless one or more other existing Lenders, or one or more other banks and financial institutions acceptable to the Borrower and the Administrative Agent, agree to assume all of the Commitments of the non-consenting Lenders).


                                   ARTICLE III
                        CONTRACT AND COMPETITIVE ADVANCES

     SECTION 3.01 Contract Advances. Each Contract Borrowing shall consist of Contract Advances of the same Type and Interest Period made on the same Business Day by the Lenders ratably according to their respective Commitments. The Borrower may request that more than one Borrowing be made on the same day. Each Contract Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing, by the Borrower to the Administrative Agent, who shall give to each Lender prompt notice thereof on the same day such notice is received. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be in substantially the form of Exhibit 3.01A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing and (iii) Interest Period for each such Advance. Each proposed Borrowing shall be subject to the provisions of Sections 3.02, 4.03 and Article V hereof.

     SECTION 3.02  Terms Relating to the Making of Contract Advances.
(a) Notwithstanding anything in Section 3.01 above to the contrary:

          (i) at no time shall more than ten different Contract Borrowings be outstanding hereunder;

          (ii) each Contract Borrowing hereunder shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments for Contract Advances on such date after giving effect to all other Contract Borrowings to be made on such date; and

          (iii) each Contract Borrowing hereunder which is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $10,000,000.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

     SECTION 3.03 (a) Competitive Advances. Each Competitive Borrowing shall consist of Competitive Advances of the same Type and Interest Period made by the Lenders in accordance with this Section 3.03 and shall be in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except as otherwise provided pursuant to
Section 3.03(b)(iv) hereof. Competitive Advances shall be made in the amounts accepted by the Borrower in accordance with Section 3.03(b)(iv).
Each Competitive Advance, regardless of which Lender makes such Advance, will reduce the Available Commitments of all Lenders pro rata as provided in the definition of "Available Commitments" in Section 1.01 hereof. Promptly after each Competitive Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Borrowing, the amount by which such Lender's Available Commitment has been reduced, the date of the Competitive Borrowing and the Interest Period with respect thereto.

     (b)  Competitive Bid Procedures.

          (i) In order to request Competitive Bids, (A) in the case of any request for Eurodollar Competitive Advances, the Borrower shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit 3.03A-1 to be received by the Administrative Agent not later than 10:00 a.m. (New York City time), four Business Days prior to a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances and (B) in the case of any request for Fixed Rate Competitive Advances, the Borrower shall give telephonic notice of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances to the Administrative Agent not later than 9:15 a.m. (New York City time) on the day of a proposed Competitive Borrowing (with written confirmation of the information given by telephone substantially in the form of Exhibit 3.03A-2 delivered by hand, telecopy or telex by the Borrower to the Administrative Agent no later than 5:00 p.m. (New York City time) on the day of such Competitive Borrowing.) No Contract Advances shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request which requests Eurodollar Competitive Advances that does not conform substantially to the form of Exhibit 3.03A-1 or 3.03A-2, as applicable, may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall refer to this Agreement and specify
     (1) the Lenders selected by the Borrower to make a Competitive Bid (which shall be no more than six Lenders), (2) the date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof), (3) the Interest Period with respect thereto and (4) whether the Borrowing then being requested is to consist of Eurodollar Competitive Advances or Fixed Rate Competitive Advances. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, invite by telex or telecopier (in the form of Exhibit 3.03B hereto) the selected Lenders to bid to make Competitive Advances pursuant to the Competitive Bid Request and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, not later than 9:30 a.m. (New York City time) on the day of such Competitive Bid Request, invite the selected Lenders by telephone to make Competitive Advances pursuant to the Competitive Bid Request, in accordance with the terms and conditions of this Agreement.

          (ii) Each selected Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower which shall be responsive to the Competitive Bid Request. Each Competitive Bid by such Lender must be received by the Administrative Agent (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier (in the form of Exhibit 3.03C-1 hereto) not later than 9:30 a.m. (New York City time), three Business Days prior to a proposed Competitive Borrowing and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances not later than 9:45 a.m. (New York City time) on the day of a proposed Competitive Borrowing (subsequently confirmed in writing, not later than 11:00 a.m. (New York City time) substantially in the form of
     Exhibit 3.03C-2 hereto). Multiple bids will be accepted by the Administrative Agent. Competitive Bids, with respect to Eurodollar Competitive Advances, that do not conform substantially to the format of
     Exhibit 3.03C-1 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such non-conforming bid of such rejection as soon as practicable. Each bid (a "Competitive Bid") shall refer to this Agreement and specify (A) the principal amount (which shall be a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may be up to the aggregate amount of the proposed Competitive Borrowing regardless of the Commitment of the Lender) of the Competitive Advance that the Lender is willing to make to the Borrower and (B) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Advances. If any selected Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier, not later than 9:30 a.m. (New York City time), three Business Days prior to a proposed Competitive Borrowing, and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telephone, telex or telecopier not later than 9:45 a.m. (New York City time) on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Advance. A Competitive Bid submitted by a Lender pursuant to this subsection (ii) shall be irrevocable.

          (iii) The Administrative Agent shall (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly notify the Borrower by telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, notify the Borrower by telephone not later than 10:00 a.m. (New York City time) on the day of such proposed Competitive Borrowing of the Competitive Bids made, the Competitive Bid Rate, the principal amount of each Competitive Bid and the identity of the Lender that made each Competitive Bid.

          (iv) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (iv), accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone whether and to what extent it has decided to accept or reject any or all of the Competitive Bids (specifying each Lender selected by it to make Competitive Advances, the principal amount of such Advances and the Competitive Bid Rate) (A) in the case of a Borrowing to consist of Eurodollar Competitive Advances, by not later than 10:15 a.m. (New York City time) three Business Days before a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Letter, hand delivered, telexed or telecopied by the Borrower to the Administrative Agent), and (B) in the case of a Borrowing to consist of Fixed Rate Competitive Advances, not later than 10:15 a.m. (New York City time) on the day of a proposed Competitive Borrowing (confirmed in writing substantially in the form of Exhibit 3.03A-2, hand delivered, telexed or telecopied to the Administrative Agent not later than 5:00 p.m. (New York City time) on the day of the proposed Competitive Borrowing); provided, however, that 1) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in subsection (iii) above, (2) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (3) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (4) if the Borrower shall determine to accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of all Competitive Bids made at such Competitive Bid Rate, when added to the aggregate amount of all Competitive Bids at lower Competitive Bid Rates, would cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the principal amount specified in the Competitive Bid Request, then the Borrower shall accept all such Competitive Bids at such Competitive Bid Rate in an aggregate amount reduced to eliminate such excess, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made ratably in accordance with the amount of each such Competitive Bid (subject to clause (5) below), and
     (5) no Competitive Bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof; provided further, however, that if a Competitive Advance must be in an amount of less than $5,000,000 because of the provisions of (4) above, such Competitive Advance may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to (4) above, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. Notice given by the Borrower pursuant to this subsection (iv) shall be irrevocable.

          (v) The Administrative Agent shall notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what principal amount and at what Competitive Bid Rate) (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly by telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, by telephone (such information to be confirmed in writing by the Administrative Agent to the Lenders not later than 12:00 noon (New York City time) on such day), not later than 10:30 a.m. (New York City time) on the day of the Competitive Borrowing and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance in respect of which its bid has been accepted. The Administrative Agent shall not be required to disclose to any Lender any other information with respect to the Competitive Bids submitted, but the Administrative Agent may, at the request of any Lender, and at the instruction of the Borrower, provide to such Lender certain information with respect to Competitive Bids made and accepted as deemed appropriate by the Borrower.

          (vi) Neither the Administrative Agent nor any Lender shall be responsible to the Borrower for (A) a failure to fund a Competitive Advance on the date such Advance is requested by the Borrower or (B) the funding of such Advance at a Competitive Bid Rate or in an amount other than that confirmed pursuant to subsections (iv) and (v) above due in each case to delays in communications, miscommunications (including, without limitation, any variance between telephonic bids or acceptances and the written notice provided by the Administrative Agent to the Lenders pursuant to Sections (v) above or the written confirmation supplied by the Borrower pursuant to subsection (iv) above) and the like among the Borrower, the Administrative Agent and the Lenders, and the Borrower agrees to indemnify each Lender for all reasonable costs and expenses incurred by it in accordance with the terms of Section 4.03(e) hereof, as a result of any such delay, miscommunication or the like that results in a failure to fund a Competitive Advance or the funding of a Competitive Advance at a Competitive Bid Rate or in an amount other than that set forth in the written notice provided by the Administrative Agent to the Lenders pursuant to subsection (v) above or the written confirmation supplied by the Borrower pursuant to subsection (iv) above.

          (vii) If the Administrative Agent has elected to submit a Competitive Bid in its capacity as Lender, such bid must be submitted directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to subsection (ii) above.

          (viii) A Competitive Bid Request for Eurodollar Competitive Advances shall not be made within five Business Days after the date of any previous Competitive Bid Request for Eurodollar Competitive Advances.

          (ix) All notices required by this Section 3.03 must be made in accordance with Section 10.02.

          (x) To facilitate the administration of this Agreement and the processing of Competitive Bids, each Lender has submitted, or will submit upon becoming a Lender pursuant to Section 10.07 hereof, to the Administrative Agent a completed administrative questionnaire in the form specified by the Administrative Agent, and each Lender agrees to promptly notify the Administrative Agent in writing of any change in the information so provided.

     SECTION 3.04  Making of Advances.  (a)  Each Lender shall, before
12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in Section 10.02, in same day funds, such Lender's portion of such Borrowing. Contract Advances shall be made by the Lenders pro rata and Competitive Advances shall be made by the Lender or Lenders whose Competitive Bids therefor have been accepted pursuant to Section 3.03(b)(iv) in the amounts so accepted. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.04, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any such Lender (a "non-performing Lender") shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

     (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 3.05  Repayment of Advances.   The Borrower shall repay the
principal amount of each Advance on the last day of the Interest Period for such Advance, which last day shall be the maturity date for such Advance.

     SECTION 3.06 Interest. (a) Interest Periods. The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this Section 3.06 is referred to herein as an Interest Period (the "Interest Period"). The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, 1, 2, 3 or 6 months, a. in the case of any Base Rate Advance, 90 days following the date on which such Advance was made and (ii) in the case of any Fixed Rate Competitive Advance, any number of days, but no more than 270 days; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Termination Date.

     (b) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

          (i) Eurodollar Rate Advances and Eurodollar Competitive Advances. If such Advance is a Eurodollar Rate Advance or Eurodollar Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any such Interest Period has a duration of more than three months, also on the day of the third month during such Interest Period which corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such third month); provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) for the remaining term, if any, of the Interest Period for such Advance, 2% per annum above the Applicable Rate for such Advance for such Interest Period, and (B) thereafter, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (ii) Base Rate Advances. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (iii) Fixed Rate Competitive Advances. If such Advance is a Fixed Rate Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) for the remaining, if any, of the original stated maturity of such Advance, 2% per annum above the rate of interest applicable to such Advance immediately prior to the date on which such amount became due, and (B) thereafter, 2% per annum above the sum of the Alternate Base Rate in effect from time to time plus the Applicable Rate in effect from time to time for Base Rate Advances.

     (c) Other Amounts. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

     (d) Interest Rate Determinations. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Contract
Advance.   Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest Period. If any one Reference Bank shall not furnish such timely information, the Administrative Agent shall determine such interest rate on the basis of the timely information furnished by the other two Reference Banks.

     SECTION 3.07 Existing Revolving Credit Agreement. Upon the satisfaction of the conditions set forth in Section 5.01, this Agreement shall supersede the Existing Revolving Credit Agreement and all Commitments of any Lender (as each term is defined in the Existing Revolving Credit Agreement) party to the Existing Revolving Credit Agreement and not a party to this Agreement shall be, without further act, irrevocably terminated.


                                   ARTICLE IV
                                    PAYMENTS

     SECTION 4.01 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under the Note held by such Lender), to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent or such Lender, as the case may be, any amount so due.

     (c) All computations of interest based on the Alternate Base Rate when based on the Prime Rate and of fees payable pursuant to Section 2.02(a) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount, on the basis of a year of 360 days. All other computations of interest and fees hereunder (including computations of interest based on the Eurodollar Rate and the Federal Funds Rate (including the Alternate Base Rate if and so long as such Rate is based on the Federal Funds Rate) and any interest rate applicable to a Competitive Advance) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Eurodollar Competitive Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance or a Eurodollar Competitive Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 4.02 Prepayments. (a) The Borrower shall have no right to prepay any principal amount of any Contract Advances except in accordance with subsection (b) below. The Borrower shall have no right to prepay any principal amount of any Competitive Advance.

     (b) The Borrower may, upon at least one Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of Contract Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000.

     SECTION 4.03 Yield Protection. (a) Change in Circumstances. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or Competitive Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or (iii) shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Advances or Competitive Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of agreeing to make, making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise), then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital. If any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto and other similar such commitments, agreements or assets, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered.

     (c) Eurodollar Reserves. The Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent.

     (d) Breakage Indemnity. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing hereunder of Eurodollar Rate Advances or Competitive Advances the applicable conditions set forth in Article V, (ii) any failure by the Borrower to borrow any Eurodollar Rate Advance or Competitive Advance hereunder after irrevocable Notice of Borrowing has been given pursuant to
Section 3.01, (iii) any payment or prepayment of a Eurodollar Rate Advance or Competitive Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance or Competitive Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Advance or any part thereof as a Eurodollar Rate Advance or Competitive Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance or Competitive Advance being paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

     (e) Notices. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) of this
Section 4.03 shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this
Section 4.03 shall not constitute a waiver of such Lender's rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section 4.03, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any Lender to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or Eurodollar Competitive Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance or Eurodollar Competitive Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Rate Advances and Eurodollar Competitive Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing and any Competitive Borrowing consisting of Eurodollar Competitive Advances shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to Section 10.07(g) hereof; and

          (ii) require that all outstanding Eurodollar Rate Advances and Eurodollar Competitive Advances made by it be repaid as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations hereunder in accordance with Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrower under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance and Eurodollar Competitive Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or Eurodollar Competitive Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

     (g) Market Rate Disruptions. If (i) less than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances or Eurodollar Competitive Advances in connection with any proposed Borrowing or (ii) if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances or Eurodollar Competitive Advances, the right of the Borrower to select or receive Eurodollar Rate Advances or Eurodollar Competitive Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent each requested Borrowing of Eurodollar Rate Advances and each requested Borrowing of Eurodollar Competitive Advances hereunder shall be deemed to be a request for Base Rate Advances.

     SECTION 4.04 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 hereof to a Person that is not an Affiliate of the Borrower) on account of the Advances owing to it (other than pursuant to Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

     SECTION 4.05 Taxes. (a) All payments by the Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any Lender's claim for such indemnification shall be set forth in a certificate of such Lender setting forth in reasonable detail the amount necessary to indemnify such Lender pursuant to this subsection (c) and shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount. The Borrower's, the Administrative Agent's and each Lender's obligations under this Section 4.05 shall survive the payment in full of the Advances.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or treasury regulations issued pursuant thereto, including Internal Revenue Service
Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is b. not subject to withholding under the Code or c. totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrower as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this Section 4.05. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f)  Any Lender claiming any additional amounts payable pursuant to this
Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

     SECTION 5.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

     (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to each Lender and in sufficient copies for each Lender except for the Notes:

          (i)  This Agreement, duly executed by the Borrower.

          (ii) The Notes made to the order of the respective Lenders, duly executed by the Borrower.

          (iii) The Collateral Agency Agreement, duly executed by the Borrower and by Chemical as the Collateral Agent and Administrative Agent.

          (iv) The PSNH Mortgage Amendment, duly executed by the Borrower and the Collateral Agent, together with:

               (A) acknowledgment copy of Financing Statements (Form UCC-3) dated on or before the Closing Date duly executed by Bankers Trust Company and indicating the assignment effected by the PSNH Mortgage Assignment, and

               (B) oral confirmation from Sulloway & Hollis of each completion of all recordings and filings of the Security Documents and all other actions, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect (or continue the perfection of) the Liens created by the Security Documents.

          (v) The PSNH Mortgage Assignment, duly executed by the Borrower, Bankers Trust Company and the Collateral Agent.

          (vi) A certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) that attached thereto are true and correct copies of (1) the Articles of Incorporation of the Borrower, and all amendments thereto, as in effect on such date, (2) the By-laws of the Borrower, as in effect on such date and (3) resolutions of the Executive Committee of the Board of Directors of the Borrower approving this Agreement, the other Loan Documents and the other documents to be delivered by the Borrower hereunder and thereunder, and of all documents evidencing other necessary corporate action, if any, with respect to the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, (B) that such resolutions have not been modified, revoked or rescinded and are in full force and effect on such date and (C) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and the other documents to be delivered hereunder and thereunder.

          (vii) Financial projections (contained in the Information Memorandum), on assumptions acceptable to the Banks, demonstrating projected compliance with Section 7.01(j) hereof and the terms of this Agreement and the Other Loan Documents.

          (viii) An audited balance sheet of the Borrower as at December 31, 1995 and the related statements of the Borrower's results of operations, changes in retained earnings and cash flows as of and for the year then ended, together with copies of all Current Reports on Form 8-K, if any, filed by the Borrower with the Securities and Exchange Commission since December 31, 1995.

          (ix) A certificate of a duly authorized officer of the Borrower certifying that attached thereto are true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of "Governmental Approval" required to be obtained or made by the Borrower in connection with the execution and delivery of this Agreement or any Loan Document.

          (x) A certificate of a duly authorized officer of the Borrower to the effect that there is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower or its properties before any court, governmental agency or arbitrator (A) which affects or purports to affect the legality, validity or enforceability of the Loan Documents or any of them or
     (B) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower; except, for purposes of clause (B) only, such as is described in the Disclosure Documents.

          (xi) A certificate signed by the Treasurer or Assistant Treasurer of the Borrower, certifying as to the absence of any material adverse change in the financial condition, operations, properties or prospects of the Borrower since December 31, 1995 except as disclosed in the Disclosure Documents.

          (xii) A certificate signed by the Chief Financial Officer, Treasurer or Assistant Treasurer of NU, certifying as to the absence of any material adverse change in the financial condition, operations, properties or prospects of NU since December 31, 1995 except as disclosed in the disclosure documents referred to in such certificate.

          (xiii) A certificate of a duly authorized officer of the Borrower stating that (i) the representations and warranties contained in Section 6.01 are correct, in all material respects, on and as of the Closing Date before and after giving effect to the Advances to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default, or would result from such initial Advances or the application of the proceeds thereof and

          (xiv)     Favorable opinions of:

               (A) Jeffrey C. Miller, Assistant General Counsel to NUSCO, in substantially the form of Exhibit 5.01A and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (B) Robert A. Bersak, Assistant General Counsel of the Borrower, in substantially the form of Exhibit 5.01B and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (C) Sulloway & Hollis, special New Hampshire counsel to the Borrower, in substantially the form of Exhibit 5.01C and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (D) Drummond Woodsum & MacMahon, special Maine counsel to the Borrower, in substantially the form of Exhibit 5.01D and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (E) Zuccaro, Willis & Bent, special Vermont counsel to the Borrower, in substantially the form of Exhibit 5.01E and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request; and

               (F) King & Spalding, counsel to the Administrative Agent, in substantially the form of Exhibit 5.01F, and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request.

          (b) All fees and other amounts payable pursuant to Section 2.02 hereof or pursuant to the Fee Letter shall have been paid (to the extent then due and payable).

          (c) All principal of and interest arising under, and all other amounts payable in connection with the Existing Revolving Credit Agreement and the notes issued thereunder shall have been paid in full (whether from the proceeds hereof or otherwise).

          (d) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the financial condition, properties, operations or prospects of the Borrower.

     SECTION 5.02 Conditions Precedent to Certain Contract Advances and All Competitive Advances. The obligation of any Lender to make any Contract Advance to the Borrower (except as set forth in Section 5.03) including the initial Advance to the Borrower, or to make any Competitive Advance shall be subject to the conditions precedent that, on the date of such Contract Advance or Competitive Advance and after giving effect thereto:

     (a) the following statement shall be true (and each of the giving of the applicable notice or request with respect to such Advance and the performance of such Advance without prior correction by the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

          (i) the representations and warranties contained in Section 6.01 of this Agreement and in Section 1.02 of the PSNH Mortgage are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date,

          (ii) no Event of Default or Unmatured Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds thereof, and

          (iii) the making of such Advance, when aggregated with all other outstanding and requested Advances and all other short-term debt of the Borrower would not cause the Borrower's Debt Limit then in effect to be exceeded; and

     (b) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Document.

     SECTION 5.03 Conditions Precedent to Other Contract Advances. The obligation of the Bank to make any Contract Advance that would not cause the aggregate outstanding amount of the Contract Advances made by such Lender (outstanding immediately prior to and after the making of such Contract Advance) to increase shall be subject to the conditions precedent that, on the date of such Contract Advance and after giving effect thereto:

     (a) the following statement shall be true (and each of the giving of the applicable notice or request with respect to such Contract Advance and the acceptance of such Contract Advance without prior correction by the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Contract Advance such statements are true):

          (i) the representations and warranties contained in Section 6.01 of this Agreement (other than those set forth in the last sentence of Section 6.01(e) and Section 6.01(f)) and in Section 1.02(b) of the PSNH Mortgage are correct on and as of the date of such Contract Advance, before and after giving effect to such Contract Advance and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no Event of Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds thereof, and

          (iii) the making of such Advance, when aggregated with all other outstanding and requested Advances and all other short-term debt of the Borrower would not cause the Borrower's Debt Limit then in effect to be exceeded; and

     (b) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents.

     SECTION 5.04 Reliance on Certificates. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower, NU and the other parties to the Significant Contracts as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person, and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate including, without limitation, information relating to the Debt Limit.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of New Hampshire. The Borrower is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualifications necessary.

     (b) The execution, delivery and performance by the Borrower of the Rate Agreement, each Loan Document and each Significant Contract to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Borrower's charter or by-laws or (ii) any law or legal or contractual restriction binding on or affecting the Borrower; and such execution, delivery and performance do not or will not result in or require the creation of any Lien (other than pursuant hereto or pursuant to the Security Documents or the First Mortgage Indenture) upon or with respect to any of its properties.

     (c) All Governmental Approval referred to in clauses (i) and (ii) of the definition of "Governmental Approvals" have been duly obtained or made, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired. The Borrower has obtained all Governmental Approvals referred to in clause (iii) of the definition of "Governmental Approvals", except those not yet required but which are obtainable in the ordinary course of business as and when required and those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (d) This Agreement, the Rate Agreement, each other Loan Document and each Significant Contract are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors, that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought, and that indemnification against violations of securities and similar laws may be subject to matters of public policy.

     (e) The audited balance sheet of the Borrower as at December 31, 1995, and the related statements of the Borrower setting forth the results of operations, retained earnings and cash flows of the Borrower for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the financial condition, results of operations, retained earnings and cash flows of the Borrower at and for the year ended on such date, and have been prepared in accordance with generally accepted accounting principles consistently applied. Except as reflected in such financial statements, the Borrower has no material non-contingent liabilities, and all contingent liabilities have been appropriately reserved.

The financial projections referred to in Section 5.01(a)(iv), have each been prepared in good faith and on reasonable assumptions. Since December 31, 1995, there has been no material adverse change in the Borrower's financial condition, operations, properties or prospects other than as disclosed in the Disclosure Documents.

     (f) Except as set forth in the Disclosure Documents, there is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower or its properties before any court, governmental agency or arbitrator, (i) which affects or purports to affect the legality, validity or enforceability of the Loan Documents, the Rate Agreement or any Significant Contract or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (g) All insurance required by Section 7.01(c) hereof will be in full force and effect.

     (h) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of the Borrower, except as disclosed to and consented by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Borrower (Form 5500 Series), if any, there has been no material adverse change in the funding status of the ERISA Plans referred to therein and no "prohibited transaction" has occurred with respect thereto, except as described in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1995 and except as the same may be exempt pursuant to Section 408 of ERISA and regulations and orders thereunder. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

     (i) The Major Electric Generating Plants are on land in which the Borrower owns a full or an undivided fee interest subject only to Liens permitted by Section 7.02(a) hereof, which do not materially impair the usefulness to the Borrower of such properties; the electric transmission and distribution lines of the Borrower in the main are located in New Hampshire and on land owned in fee by the Borrower or over which the Borrower has easements, or are in or over public highways or public waters pursuant to adequate statutory or regulatory authority, and any defects in the title to such transmission and distribution lands or easements are in the main curable by the exercise of the Borrower's right of eminent domain upon a finding that such eminent domain proceedings are necessary to meet the reasonable requirements of service to the public; the Borrower enjoys peaceful and undisturbed possession under all of the leases under which it is operating, none of which contains any unusual or burdensome provision which will materially affect or impair the operation of the Borrower; and the Security Documents create valid Liens in the Collateral, subject only to Liens permitted by Section 7.02(a) hereof, and, all filings and other actions necessary to perfect and protect such security interests (to the extent such security interests may be perfected or protected by filing) have been taken.

     (j) No material part of the properties, business or operations of the Borrower are materially adversely affected by any fire, explosion, accident, strike, lockout or other labor disputes, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer or by fully-funded self-insurance programs).

     (k) The Borrower has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

     (l) No exhibit, schedule, report or other written information provided by the Borrower or its agents to the Lenders in connection with the negotiation, execution and closing of this Agreement (including, without limitation, the Information Memorandum) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

     (m) No event has occurred and is continuing which constitutes a material default under the Rate Agreement or any Significant Contract.

     (n) All proceeds of the Advances shall be used for general working capital and for the payment in full of all amounts outstanding under the Existing Revolving Credit Agreement. No proceeds of any Advance will be used
(i) to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or (ii) to buy or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for such purpose. The Borrower (i) is not an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940 and
(ii) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.


                                   ARTICLE VII
                            COVENANTS OF THE BORROWER

     SECTION 7.01 Affirmative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

     (a) Use of Proceeds. Apply all proceeds of each Advance solely as specified in Section 6.01(n) hereof.

     (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent the Borrower is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves for the payment thereof.

     (c) Maintenance of Insurance. Maintain, or cause to be maintained, insurance (including appropriate plans of self-insurance) covering the Borrower and its properties in effect at all times in such amounts and covering such risks as may be required by law and in addition as is usually carried by companies engaged in similar businesses and owning similar properties.

     (d) Preservation of Existence, Etc. Preserve and maintain its corporate existence, material rights (statutory and otherwise) and franchises except as otherwise expressly provided for in the Security Documents.

     (e) Compliance with Laws, Etc. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to utilities, zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations, except to the extent (i) that the Borrower is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (f) Inspection Rights. At any time and from time to time upon reasonable notice, permit the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with the Borrower and of its officers, directors and accountants.

     (g) Keeping of Books. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and the assets and business of the Borrower, in accordance with good accounting practices consistently applied.

     (h) Performance of Related Agreements. From and after the effective date of the Rate Agreement and each Significant Contract, (i) perform and observe all material terms and provisions of such agreements to be performed or observed by the Borrower and (ii) take all reasonable steps to enforce such agreements substantially in accordance with their terms and to preserve the rights of the Borrower thereunder; provided, that the foregoing provisions of this Section 7.01(h) shall not preclude the Borrower from any waiver, amendment, modification, consent or termination permitted under
Section 7.02(g) hereof.

     (i) Collection of Accounts Receivable. Promptly bill, and diligently pursue collection of, in accordance with customary utility practices, all accounts receivable owing to the Borrower and all other amounts that may from time to time be owing to the Borrower for services rendered or goods sold.

     (j)  Maintenance of Financial Covenants.

          (i) Operating Income to Interest Expense. Maintain a ratio of Operating Income to Interest Expense of not less than (A) 1.75 to 1.00 for each period of four consecutive fiscal quarters on each quarter-end ending on or prior to June 30, 1997 and (B) 2.00 to 1.00 for each period of four consecutive fiscal quarters on each quarter-end ending after such date.

          (ii) Common Equity to Total Capitalization.   Maintain at all times
     a ratio of  Common Equity to Total Capitalization of not less than (A)
     0.285 to 1.00 during each fiscal quarter ending on or prior to June 30, 1997 and (B) 0.30 to 1.00 during each fiscal quarter ending after such date.

     (k) Maintenance of Properties, Etc. (i) As to properties of the type described in Section 6.01(i) hereof, maintain title of the quality described therein; and (ii) preserve, maintain, develop, and operate in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (l) Governmental Approvals. Duly obtain on or prior to such date as the same may become legally required, and thereafter maintain in effect at all times, all Governmental Approvals on its part to be obtained, except those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (m) Further Assurances. Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Security Documents.

     SECTION 7.02 Negative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, without the prior written consent of the Majority Lenders:

     (a) Liens, Etc. Create, incur, assume or suffer to exist any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement the intent or effect of which is to assure a creditor against loss or to prefer one creditor over another creditor upon or with respect to any of its properties of any character (any of the foregoing being referred to herein as a "Lien") whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which names the Borrower as debtor, sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign accounts, excluding, however, from the operation of the foregoing restrictions the Liens created or perfected under the Loan Documents and the following, whether now existing or hereafter created or perfected:

          (i) Liens on property specifically reserved, excepted and excluded by subparagraphs (c) through (g) and subparagraph (j) following the Granting Clauses section of the First Mortgage Indenture;

          (ii) Permitted Encumbrances (as defined in the PSNH Mortgage) on the Indenture Assets (except Liens referred to in paragraphs (s) and (t) of Schedule C to the PSNH Mortgage hereafter directly created by the Borrower, provided, however, that the Borrower may create any such Lien with the prior consent of the Majority Lenders if such Lien would not materially adversely affect the security granted under the PSNH Mortgage, as determined by the Majority Lenders in their reasonable discretion), provided that in no event shall the outstanding principal amount of the First Mortgage Bonds exceed at any time the First Mortgage Bond Amount;

          (iii) Liens referred to in paragraphs (b) through (t) of Schedule C to the PSNH Mortgage on realty or personalty that is subject to the Lien of the First Mortgage Indenture but is not also subject to the Lien of the PSNH Mortgage; provided, however, that the aggregate principal amount of the Debt at any one time outstanding secured by purchase money Liens permitted by paragraph (m) of Schedule C to the PSNH Mortgage including Liens of a conditional vendor that are the functional equivalent of purchase money Liens, shall not exceed $20,000,000; and

          (iv)      Liens created or perfected under or in connection with
     (A) the Other Loan Documents and (B) the Pledge Agreements referred to in the Series D Reimbursement Agreement and the Series E Reimbursement Agreement.

     (b) Debt. Create, incur or assume any Debt unless, after giving effect thereto, (i) no Event of Default or Unmatured Default shall have occurred and be continuing on the date of such creation, incurrence or assumption (determined in the case of Section 7.01(j)(i) as though such Debt were created, incurred or assumed as of the first day of the immediately preceding fiscal quarter and using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) of the definition of "Debt") and (ii) the Borrower shall have determined that, on the basis of the assumptions and forecasts set forth in the most recent operating budget/forecast of operations delivered pursuant to
Section 7.03(iv) hereof (which the Borrower continues to believe to be reasonable), the Borrower will continue to be in compliance at all times with the provisions of Section 7.01(j) hereof. The Borrower will furnish evidence of its compliance with this subsection (b) for each fiscal quarter pursuant to Section 7.03(ii) hereof.

     (c) Mergers, Etc. Merge with or into or consolidate with or into, or acquire all or substantially all of the assets of, any Person.

     (d) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (other than sales, transfers or other dispositions of receivables) whether in a single transaction or series of transactions during any consecutive 12-month period except for sales, leases, transfers or other dispositions in the ordinary course of the Borrower's business in accordance with ordinary and customary terms and conditions.

     For purposes of this subsection (d) any transaction or series of transactions during any consecutive 12-month period shall be deemed to involve a "substantial part" of the Borrower's assets if, in the aggregate,
(A) the value of such assets equals or exceeds 10% of the total assets of the Borrower reflected in the financial statements of the Borrower delivered pursuant to Section 7.03(ii) or 7.03(iii) hereof in respect of the fiscal quarter or year ending on or immediately prior to the commencement of such 12-month period or (B) for the four calendar quarters ending on or immediately prior to commencement of such 12-month period, the gross revenue derived by the Borrower from such assets shall equal or exceed 10% of the total gross revenue of the Borrower.

     (e) Restricted Payments. Declare or pay any dividend, or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Borrower (other than stock splits and dividends payable solely in equity securities of the Borrower), or purchase, redeem, retire, or otherwise acquire for value any shares of any class of capital stock of the Borrower or any warrants, rights, or options to acquire any such Debt or shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders (any such transaction being a "Restricted Payment") except for Restricted Payments made in compliance with the following conditions:

          (i) The Borrower may not make any Restricted Payments if an Event of Default or Unmatured Default shall have occurred and be continuing.

          (ii) The Borrower may not make any Restricted Payments during any fiscal quarter if, after giving effect thereto (and to the other computations set forth below in this clause (ii)), the Borrower would not be in full compliance with Section 7.01(j) hereof. For purposes of determining compliance with Section 7.01(j) under this clause (ii), computations under Section 7.01(j) shall be made as of the date of such Restricted Payment, except that, retained earnings shall be determined as of the last day of the immediately preceding fiscal quarter (adjusted for all Restricted Payments made after the last day of such preceding fiscal quarter).

          (iii) The Borrower may not make any Restricted Payments unless, after giving effect thereto, the Borrower shall have determined that, on the basis of the assumptions and forecasts set forth in the most recent operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof (which the Borrower continues to believe to be reasonable) the Borrower will continue to be in compliance at all times with the provisions of Section 7.01(j) hereof.

     (f) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any ERISA Plan so as to result in any material (in the opinion of the Majority Lenders) liability of the Borrower to the PBGC, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any ERISA Plan and such a material liability to the Borrower.

     (g)  Related Agreements.

          (i) Amendments. Amend, modify or supplement or give any consent, acceptance or approval to any amendment, modification or supplement or deviation by any party from the terms of, the Rate Agreement or any Significant Contract, except, with respect only to the Significant Contracts, any amendment, modification or supplement thereto that would not reduce the rights or entitlements of the Borrower thereunder in any material way.

          (ii) Termination. Cancel or terminate (or consent to any cancellation or termination of) the Rate Agreement or any Significant Contract prior to the expiration of its stated term, provided that this subsection (ii) shall not restrict the rights of the Borrower to enforce any remedy against any obligor under any Significant Contract in the event of a material breach or default by such obligor thereunder if and so long as the Borrower shall have provided to the Administrative Agent at least 30 days prior written notice of the enforcement action proposed to be undertaken by the Borrower.

     (h) Change in Nature of Business. Engage in any material business activity other than those established and engaged in on the date hereof.

     (i) Ownership in Seabrook and Nuclear Plants. Acquire, directly or indirectly, any ownership interest or any additional ownership interest of any kind in any nuclear-powered electric generating plant.

     (j) Subsidiaries. Create or suffer to exist any active subsidiaries other than Properties, Inc., a New Hampshire corporation; or permit any material assets or business to be maintained at or conducted by any subsidiary except for the assets owned by Properties, Inc. not exceeding $20,000,000.

     (k) Debt Limit. At any time, cause or permit the Debt Limit to be exceeded, by voluntary incurrence of short-term debt or by other means.

     SECTION 7.03 Reporting Obligations. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish to the Administrative Agent in sufficient copies for each Lender, the following:

               (i) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or Unmatured Default continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower setting forth details of such Event of Default or Unmatured Default and the action which the Borrower proposes to take with respect thereto;

               (ii) as soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) if and so long as the Borrower is required to submit to the Securities and Exchange Commission a report on Form 10-Q, a copy of the Borrower's report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter and (B) if the Borrower ceases to be required to submit such report, a balance sheet of the Borrower as of the end of such quarter and statements of income and retained earnings and of cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.01(e) hereof, in each such case, delivered together with a certificate of said officer
          (1) stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (2) (y) demonstrating compliance with
          Section 7.01(j) for and as of the end of such fiscal quarter and compliance with Section 7.02(b), as of the dates on which any Debt was created, incurred or assumed (using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt"), and (z) demonstrating, after giving effect to the incurrence of any Debt created, incurred or assumed during such fiscal quarter (using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt"), compliance with Section 7.01(j) for the remainder of the fiscal year of the Borrower based on the operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof for such fiscal year, in each case, such demonstration to be in a schedule (in form satisfactory to the Majority Lenders) which sets forth the computations used by the Borrower in determining such compliance;

               (iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, (A) if and so long as the Borrower is required to submit to the Securities and Exchange Commission a report on Form 10-K, a copy of the Borrower's report on Form 10-K submitted to the Securities and Exchange Commission with respect to such year and (B) if the Borrower ceases to be required to submit such report, a copy of the annual audit report for such year for the Borrower including therein a balance sheet of the Borrower as of the end of such fiscal year and statements of income and retained earnings and of cash flows of the Borrower for such fiscal year, in each case certified by a nationally-recognized independent public accountant, in each such case delivered together with a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer (A) (1) stating that the financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section 6.01(e) hereto, and (2) no Event of Default or Unmatured Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (B) demonstrating compliance with Section 7.01(j) for and as of the end of such fiscal year and compliance with Section 7.02(b), as of the dates on which any Debt was created, incurred or assumed (using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt"), such demonstration to be in a schedule (in form satisfactory to the Majority Lenders) which sets forth the computations used by the Borrower in determining such compliance.

               (iv) as soon as available and in any event before March 31 of each fiscal year a copy of an operating budget/forecast of operations of the Borrower as approved by the Board of Directors of the Borrower in form satisfactory to the Lenders for the next fiscal year of the Borrower, together with a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower stating that such budget/forecast was prepared in good faith and on reasonable assumptions;

               (v) as soon as available and in any event no later than the New Hampshire Public Utilities Commission shall have received the Borrower's annual submission, if any, relating to the "return on equity collar" referred to in the Rate Agreement, a copy of such annual submission of the Borrower;

               (vi) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower describing such ERISA Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

               (vii) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

               (viii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan (if any) to which the Borrower is a contributing employer;

               (ix) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower may be liable;

               (x) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 6.01(f), or
          (B) which purport to affect the legality, validity or enforceability of any of the Loan Documents or Significant Contracts;

               (xi) promptly after the sending or filing thereof, copies of all such proxy statements, financial statements, and reports which the Borrower sends to its public security holders (if any) or files with, and copies of all regular, periodic and special reports and all registration statements and periodic or special reports, if any, which the Borrower files with, the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

               (xii) promptly after receipt thereof, any assertion of the character described in Section 8.01(h) hereof and the action the Borrower proposes to take with respect thereto;

               (xiii) promptly after knowledge of any material default under the Rate Agreement or any Significant Contract, notice of such default and the action the Borrower proposes to take with respect thereto;

               (xiv) promptly after knowledge of any amendment, modification, or other change to the Rate Agreement or any Significant Contract or to any Governmental Approval affecting the Rate Agreement, notice of such amendment, modification or other change, it being understood that for purposes of this clause (xiv) any filing by the Borrower in the ordinary course of the Borrower's business with, or order issued or action taken by, a governmental authority or regulatory body to implement the terms of the Rate Agreement shall not be considered an amendment, modification or change to a Governmental Approval affecting the Rate Agreement; and

               (xv) promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of the Borrower as the Administrative Agent or Majority Lenders may from time to time reasonably request in writing.


                                  ARTICLE VIII
                                    DEFAULTS

     SECTION 8.01 Events of Default. The following events shall each constitute an "Event of Default" if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

     (a) The Borrower shall fail to pay any principal of any Note when due or shall fail to pay any interest on any Note, fees or other amounts within two days after the same becomes due; or

     (b) Any representation or warranty made by the Borrower (or any of its officers or agents) in this Agreement, any other Loan Document, certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections 7.01(a), (d) or
(j), Section 7.02 or Section 7.03(i) hereof; or

     (d) The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or any Loan Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, for a period of 30 days; or

     (e) The Borrower shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt evidenced by the Notes and excluding other Debt aggregating in no event more than $10,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Borrower's exercise of a prepayment option) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt or the trustee with respect to such Debt shall have waived in writing such circumstance without consideration having been paid by the Borrower so that such circumstance is no longer continuing; or

     (f) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, either the Borrower shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any of its property) shall occur; or the Borrower shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or its properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) Any material provision of any Loan Document, the Rate Agreement or any Significant Contract shall for any reason other than the express terms thereof or the exercise of any right or option expressly contained therein cease to be valid and binding on any party thereto except as otherwise expressly permitted by the exceptions and provisos contained in
Section 7.02(g) hereof; or any party thereto other than the Lenders shall so assert in writing provided that in the case of any party other than the Borrower making such assertion in respect of the Rate Agreement or any Significant Contract, such assertion shall not in and of itself constitute an Event of Default hereunder until d. such asserting party shall cease to perform under and in compliance with the Rate Agreement or such Significant Contract, e. the Borrower shall fail to diligently prosecute, by appropriate action or proceedings, a rescission of such assertion or a binding determination as to the merits thereof or f. such a binding determination shall have been made in favor of such asserting party's position; or

     (i) The Security Documents after delivery under Article V hereof shall for any reason, except to the extent permitted by the terms thereof, fail or cease to create valid and perfected Liens (to the extent purported to be granted by such documents and subject to the exceptions permitted thereunder) in any of the Collateral, provided, that such failure or cessation relating to any non-material portion of such Collateral shall not constitute an Event of Default hereunder unless the same shall not have been corrected within 30 days after the Borrower becomes aware thereof; or

     (j) The Borrower shall not have in full force and effect any or all insurance required under Section 7.01(c) hereof or there shall be incurred any uninsured damage, loss or destruction of or to the Borrower's properties in an amount not covered by insurance (including fully-funded self-insurance programs) which the Majority Lenders consider to be material; or

     (k) Any "Event of Default" (as therein defined) shall occur and be continuing under the Other Loan Documents, or a default by the Borrower shall have occurred under the Rate Agreement and shall not have been effectively cured within the time period specified therein for such cure (or, if no such time period is specified therein, 10 days); or a default by any party shall have occurred under any Significant Contract and such default shall not have been effectively cured within 30 days after notice from the Administrative Agent to the Borrower stating that, in the opinion of the Majority Lenders, such default may have a material adverse effect upon the financial condition, operations, properties or prospects of the Borrower as a whole; or

     (l) Any Governmental Approval (whether federal, state or local) required to give effect to the Rate Agreement (including, without limitation, Chapter 362-C of the New Hampshire Revised Statutes and the enabling order of The New Hampshire Public Utilities Commission issued pursuant thereto) shall be amended, modified or supplemented, or any other regulatory or legislative action or change (whether federal, state or local) having the effect, directly or indirectly, of modifying the benefits or entitlements of the Borrower under the Rate Agreement shall occur, and in any such case such amendment, modification, supplement, action or change may have, in the opinion of the Majority Lenders, a material adverse effect upon the financial condition, operations, properties or prospects of the Borrower as a whole; or

     (m) NU shall cease to own all of the outstanding common stock of the Borrower, free and clear of any Liens.

     SECTION 8.02 Remedies Upon Events of Default. Upon the occurrence and during the continuance of any Event of Default, then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower (i) declare the Commitments and the obligation of each Lender to make Advances to be terminated, provided, that any such request or consent shall be made solely by the Lenders having Percentages in the aggregate of not less 66-2/3%, whereupon the same shall forthwith terminate, (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the Security Documents to be forthwith due and payable, provided, that any such request or consent shall be made solely by the Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) exercise in respect of any and all collateral, in addition to the other rights and remedies provided for herein and in the Security Documents or otherwise available to the Administrative Agent, the Collateral Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(A) the Commitments and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

     SECTION 9.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by any Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 9.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 10.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the Information Memorandum or any other statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, Significant Contract or any other instrument or document furnished pursuant hereto; and g. shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03 Chemical and Affiliates. With respect to its Commitment and the Note issued to it, Chemical shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chemical in its individual capacity. Chemical and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Chemical was not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 9.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Information Memorandum and other financial information referred to in Section 6.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 9.05 Indemnification. The Lenders agree to indemnify CSI and the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders or if any Notes or Commitments are held by the Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by the Borrower or its Commitment hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against CSI or the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by CSI or the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from CSI's or the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse CSI and the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by CSI or the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that CSI or the Administrative Agent are entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower.

     SECTION 9.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section
9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrower and the successor Administrative Agent of an agreement relating to the fees to be paid to the successor Administrative Agent under Section 2.02(b) hereof in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, any Note or any Security Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b) hereof), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Agreement, any Note or any Security Document in a manner intended to prefer one or more Lenders over any other Lenders, (g) amend this Section 10.01, or (h) release all or substantially all of the Collateral otherwise than in accordance with the provisions for such release contained in the Security Documents, or change any provision of any Security Document providing for the release of all or substantially all of the Collateral; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

     SECTION 10.02  Notices, Etc.  Except as otherwise provided in
Section 3.04 hereof, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, (i) if to the Borrower, at its address at 1000 Elm Street, Manchester, New Hampshire 03105 (telecopy no. 603.669.2438), Attention: Treasurer, with a copy to Northeast Utilities Service Company at its address at 107 Selden Street, Berlin, Connecticut 06037 (telecopy no. 203.665.5457), Attention: Assistant Treasurer; (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; (iii) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and (iv) if to the Administrative Agent, at its address at 140 East 45th Street, New York, New York 10017, Attention: Janet Belden; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled, be effective five days after when deposited in the mails, or when delivered to the telegraph company, confirmed by telex answerback, telecopied or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent. With respect to any telephone notice given or received by the Administrative Agent pursuant to
Section 3.03 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

     SECTION 10.03 No Waiver of Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04 Costs, Expenses and Indemnification. (a) The Borrower agrees to pay when due, in accordance with the terms hereof, all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of (i) the Administrative Agent and CSI in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the administration of the Loan Documents, the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating thereto; and (ii) the Administrative Agent, CSI and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes or any other Loan Document.

     (b) The Borrower hereby agrees to indemnify and hold each Lender, CSI, the Administrative Agent and their respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

          (i) by reason of or in connection with the execution, delivery or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance;

          (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

          (iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any of the Loan Documents.

     (c) The Borrower's obligations under this Section 10.04 shall survive the assignment by any Lender pursuant to Section 10.07 and shall survive as well the repayment of all amounts owing to the Lenders and the Administrative Agent under the Loan Documents and the termination of the Commitment of any Lender and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 10.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     SECTION 10.05 Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     (b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

     SECTION 10.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 10.07 Assignments and Participation. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement, the Notes and the Security Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it) with the prior written consent of the Borrower to the extent the assignee thereunder is not then a Lender or an Affiliate of a Lender (which consent shall not be unreasonably withheld); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) to the extent the assignee thereunder is not then a Lender or an Affiliate of a Lender, the amount of the Commitment or Note of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender's Commitment and $3,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Advances to be immediately due and payable hereunder a Lender may assign all or a portion of its rights and obligations without the prior written consent of the Borrower but otherwise in accordance with this Section.

     (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 6.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes and the Security Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement, the Notes and the Security Documents are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 10.07 hereto,
(i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of
Exhibit 1.01A or Exhibit 1.01B hereto, as the case may be.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder, except action (A) extending the time for payment of interest on, or the final maturity of any portion of the principal amount of, the Notes, (B) reducing the principal amount of or the rate of interest payable on the Notes or
(C) releasing all or substantially all of the Collateral otherwise than in accordance with the provisions for such release contained in the Security Documents.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 10.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) If any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or (f) hereof, or shall become a non-performing Lender under Section 3.04(b) hereof, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.04(b), the Borrower or the Administrative Agent may demand that such Lender assign in accordance with
Section 10.07 hereof, to one or more assignees designated by either the Borrower or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender's Commitment, Advances, participation and other rights and obligations hereunder; provided that any such demand by the Borrower during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such assignee so designated shall fail to tender such assignment on terms reasonably satisfactory to the Lender, or the Borrower and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if such assignee (1) shall agree to such assignment in substantially the form of the Lender Assignment and (2) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent.)

     (h) Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 10.08 Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Administrative Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or
(iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

     SECTION 10.09 Certain Authorizations and Consent. Each Bank by its acceptance hereof, and each other Lender by its execution and delivery of the Lender Assignment pursuant to which it became a Lender, consents to, authorizes, ratifies and confirms in all respects:

          (i) the execution, delivery, acceptance and performance by the Administrative Agent and by the Collateral Agent of the Collateral Agency Agreement, as the same may be from time to time amended in accordance with the terms thereof;

          (ii) the execution, delivery and acceptance by the Collateral Agent of, and the taking by the Collateral Agent of all actions under, the Security Documents, as the same may be from time to time amended in accordance with Section 10.01 hereof, and any and all documents that may from time to time after the date hereof constitute Security Documents; and

          (iii) that upon the Closing hereunder, the Collateral Agency Agreement shall supersede the Existing Collateral Agency Agreement and Bankers Trust Company shall be replaced as Collateral Agent under the Existing Collateral Agency Agreement by Chemical as successor Collateral Agent under the Collateral Agency Agreement;

the execution and delivery of this Agreement by such Bank, or the execution and delivery of such Lender Assignment by such Lender, as the case may be, constituting (without further act or deed) such Bank's or Lender's, as the case may be, acceptance and approval of, and agreement to the terms of, the Collateral Agency Agreement and the other Security Documents.

     SECTION 10.10 Waiver of Jury Trial. The Borrower, the Administrative Agent, and the Lenders each hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other Loan Document, or any other instrument or document delivered hereunder or thereunder.

     SECTION 10.11 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, the Lenders and the Administrative Agent each
(i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 10.12 Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

     SECTION 10.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE



                         By /s/ David R. McHale
                             Name: David R. McHale
                             Title:     Assistant Treasurer


                         CHEMICAL BANK,
                            as Administrative Agent



                         By /s/
                             Name: Jane Ritchie
                             Title:     Vice President


Commitment                    Lender

$12,500,000.00           CHEMICAL BANK



                         By /s/
                             Name: Jane Ritchie
                             Title:     Vice President


Commitment                    Lender

$11,111,111.11           BANK OF AMERICA ILLINOIS



                         By /s/
                             Name: Felipe A. Gomez
                             Title:     Authorized Officer


Commitment                    Lender

$11,111,111.11           CITIBANK, N.A.



                         By /s/
                             Name: Paul T. Addison
                             Title:     Attorney In Fact


Commitment                    Lender

$11,111,111.11           CREDIT LYONNAIS
                            NEW YORK BRANCH



                         By /s/
                             Name: Robert Ivosevich
                             Title:     Senior Vice President


Commitment               Lender

$11,111,111.11      THE LONG-TERM CREDIT BANK OF JAPAN,
                       LIMITED, NEW YORK BRANCH



                    By /s/
                        Name: Noboru Kubota
                        Title:     Deputy General Manager


Commitment                    Lender

$5,555,555.56                 FLEET NATIONAL BANK



                         By /s/
                             Name: Suresh Chivukula
                             Title:     Vice President


Commitment                    Lender

$5,555,555.56                 THE FUJI BANK, LIMITED,
                            NEW YORK BRANCH



                         By /s/
                             Name: Gina Kearns
                             Title:     Vice President & Manager


Commitment                    Lender

$5,555,555.56                 THE INDUSTRIAL BANK OF JAPAN
                            TRUST COMPANY



                         By /s/
                             Name: Robert W. Ramage, Jr.
                             Title:     Senior Vice President


Commitment                    Lender

$5,555,555.56                 MELLON BANK, N.A.



                         By /s/
                             Name: Jocelin Reed
                             Title:     Officer


Commitment                    Lender

$5,555,555.56                 THE NIPPON CREDIT BANK, LTD.



                         By /s/
                             Name: Yoshihide Watanabe
                             Title:     Vice President and Manager


Commitment                    Lender

$11,111,111.11           CIBC INC.



                         By /s/
                             Name: Margaret E. McTigue
                             Title:     Director


Commitment                    Lender

$11,111,111.11           TORONTO DOMINION (NEW YORK),
                            INC.



                         By /s/
                             Name: Debbie A. Greene
                             Title:     Vice President


Commitment                    Lender

$4,166,666.67                 BARCLAYS BANK PLC



                         By /s/
                             Name: Sydney G. Dennis
                             Title:     Director


Commitment                    Lender

$4,166,666.67                 THE FIRST NATIONAL BANK
                           OF CHICAGO



                         By /s/
                             Name: Madeleine N. Pember
                             Title:     Corporate Banking Officer


Commitment                    Lender

$5,555,555.56                 THE YASUDA TRUST AND BANKING
                            COMPANY, LIMITED, NEW YORK
                            BRANCH



                         By /s/
                             Name: Y. Kobayashi
                             Title:     Deputy General Manager


Commitment                    Lender

$4,166,666.67                 THE FIRST NATIONAL BANK
                            OF BOSTON



                         By /s/
                             Name: Frank T. Smith
                             Title:     Director


                                   SCHEDULE I

                     PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                  U.S. $125,000,000 REVOLVING CREDIT AGREEMENT

                           APPLICABLE LENDING OFFICES


               Eurodollar
Name of Bank   Domestic Lending Office  Lending Office

Chemical Bank  140 East 45th Street          140 East 45th Street
               New York, NY 10017            New York, NY 10017

Bank of America Illinois 231 South LaSalle Street 231 South LaSalle Street
               Chicago, IL 60697                  Chicago, IL 60697

Citibank, N.A. One Court Square              One Court Square
               7th Floor, Zone 2             7th Floor, Zone 2
               Long Island City, NY 11120 Long Island City, NY 11120

Credit Lyonnais, New Credit Lyonnais Building     Credit Lyonnais Building
  York Branch  1301 Avenue of the Americas   1301 Avenue of the Americas
               New York, NY 10019                 New York, NY 10019

The Long-Term Credit 165 Broadway           165 Broadway
 Bank of Japan, Limited, New York, NY 10006  New York, NY 10006
 New York Branch

Fleet National Bank 1 Federal Street         1 Federal Street
               Boston, MA 02211              Boston, MA 02211

The Fuji Bank, Limited, Two World Trade Center Two World Trade Center
 New York Branch    New York, NY 10048            New York, NY 10048

The Industrial Bank of 245 Park Avenue, 23rd Floor 245 Park Avenue, 23rd
                                                       Floor
 Japan Trust Company New York, NY 10167            New York, NY 10167

Mellon Bank, N.A.   Three Mellon Bank Center Three Mellon Bank Center
               Pittsburgh, PA 15259-0003     Pittsburgh, PA 15259-0003

The Nippon Credit Bank, 245 Park Avenue, 30th Floor 245 Park Avenue, 30th
                                                            Floor
 Ltd.               New York, NY 10167                 New York, NY 10167

CIBC Inc.      Two Paces West           Two Paces West
               2727 Paces Ferry Road    2727 Paces Ferry Road
               Suite 1200               Suite 1200
               Atlanta, GA 30339        Atlanta, GA 30339

Toronto Dominion    900 Fannin, Suite 1700   900 Fannin, Suite 1700
 (New York), Inc.   Houston, TX 77010        Houston, TX 77010

Barclays Bank PLC   222 Broadway, 11th Floor 222 Broadway, 11th Floor
               New York, NY 10038            New York, NY 10038

The First National Bank One First National Plaza One First National Plaza
 of Chicago         Chicago, IL 60670             Chicago, IL 60670

The Yasuda Trust & 666 Fifth Avenue, Suite 801 666 Fifth Avenue, Suite 801
 Banking Company,   New York, NY 10103            New York, NY 10103
 Limited, New York Branch

First National Bank of 100 Federal Street    100 Federal Street
     Boston    Boston, MA 02106              Boston, MA 02106


EXHIBIT 1.01A




                            FORM OF COMPETITIVE NOTE



$125,000,000                            New York, New York
                            [Date]


     FOR VALUE RECEIVED, the undersigned, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a New Hampshire corporation (the "Borrower"), hereby promises to
pay to the order of                               (the "Lender"), at the
office of Chemical Bank at 140 East 45th Street, New York, New York  10017,
(i) on the last day of each Interest Period, as defined in the Credit Agreement (referred to below), the aggregate unpaid principal amount of all Competitive Advances (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to Section 3.03 of the Credit Agreement to which such Interest Period applies and (ii) on the Termination Date (as defined in the Credit Agreement), the lesser of the principal sum of $125 Million Dollars ($125,000,000) and the aggregate unpaid principal amount of all Competitive Advances made by the Lender to the Borrower pursuant to
Section 3.03(b) of the Amended and Restated Revolving Credit Agreement dated as of __________ __, 1996, among the Borrower, certain Lenders parties thereto, and Chemical Bank, as Administrative Agent (the "Credit Agreement"), in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Competitive Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holders in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Competitive Note and the Credit Agreement.

     This Competitive Note is one of the Competitive Notes referred to in the Credit Agreement, and is entitled to the benefits thereof and subject to the provisions thereof and of the Collateral Agency Agreement (as defined in the Credit Agreement). The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Competitive Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE



                         By /s/
                             Title:



                               GRID NOTE SCHEDULE


COMPANY NAME:  PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE



ISSUE DATE

AMOUNT OF PRINCIPAL

INTEREST RATE

INTEREST PERIOD

NUMBER OF DAYS

INTEREST DUE

DATE PAID

AMOUNT PAID

NOTED BY


EXHIBIT 1.01B




                              FORM OF CONTRACT NOTE



$[insert amount of Lender's                  New York, New York
Commitment]                             [Date]


     FOR VALUE RECEIVED, the undersigned, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a New Hampshire corporation (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Lender"), at the office of Chemical Bank at 140 East 45th Street, New York, New York 10017, (i) on the last day of each Interest Period, as defined in the Credit Agreement (referred to below), the aggregate unpaid principal amount of all Contract Advances (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to Sections 3.01 of the Credit Agreement to which such Interest Period applies and (ii) on the Termination Date (as defined in the Credit Agreement), the lesser of the principal sum of __________ Dollars ($_________) and the aggregate unpaid principal amount of all Contract Advances made by the Lender to the Borrower pursuant to the Amended and Restated Revolving Credit Agreement dated as of __________ __, 1996, among the Borrower, certain Lenders parties thereto, and Chemical Bank, as Administrative Agent (the "Credit Agreement"), outstanding on the Termination Date, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Contract Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a party hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Contract Note and the Credit Agreement.

     This Contract Note is one of the Contract Notes referred to in the Credit Agreement and is entitled to the benefits thereof and subject to the provisions thereof and of the Collateral Agency Agreement (as defined in the Credit Agreement). The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Contract Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE



                         By /s
                             Title:



                               GRID NOTE SCHEDULE

COMPANY NAME:  PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE



DATE OF ADVANCE/CONVERSION DATE

AMOUNT OF PRINCIPAL

INTEREST RATE

INTEREST PERIOD

NUMBER OF DAYS

INTEREST DUE

DATE PAID

AMOUNT PAID

NOTED BY









EXHIBIT 1.01C


EXECUTION COPY






                              AMENDED AND RESTATED
                           COLLATERAL AGENCY AGREEMENT

                                      among

                                 CHEMICAL BANK,
                               as Collateral Agent
                            and Administrative Agent

                                       and

                     PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                                       and

          THE OTHER HOLDERS OF SECURED
          CLAIMS REFERRED TO HEREIN





                            Dated as of April 1, 1996


                                TABLE OF CONTENTS


Section                                           Page

                                    ARTICLE I
DEFINITIONS                                            3
1.01.  Defined Terms                                   3

                                   ARTICLE II
SECURITY                                               5
2.01.  Purpose of Agreement                            5
2.02.  Collateral                                      5
2.03.  Pari Passu Claims                               6
2.04.  Collateral Agent's Power of Investment          6

                                   ARTICLE III
DISTRIBUTIONS                                          6
3.01.  Default                                         6
3.02.  Distributions                                   7
3.03.  Marshalling                                     9

                                   ARTICLE IV
AGENCY                                                 9
4.01.  Appointment and Duties of Collateral Agent      9
4.02.  Rights of Collateral Agent                      10
4.03.  Lack of Reliance on the Collateral Agent        12
4.04.  Indemnification                                 13
4.05.  The Collateral Agent in its Individual Capacity 14
4.06.  Resignation or Removal of the Collateral Agent  14

                                    ARTICLE V
MISCELLANEOUS                                          15
5.01.  Amendments; Etc                                 15
5.02.  Addresses for Notices                           15
5.03.  Binding Effect                                  15
5.04.  Transfers                                       15
5.05.  Termination                                     16
5.06.  Governing Law; Terms                            16
5.07.  Execution in Counterparts                       16
5.08.  Separate Liability                              16
5.09.  Sharing of Payments                             16



                              AMENDED AND RESTATED
                           COLLATERAL AGENCY AGREEMENT


     THIS AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of April 1, 1996, among:

          (i) Chemical Bank, as administrative agent under each of the Credit Agreements referred to below for the Lenders referred to below (in each such capacity together with its successors, the "Administrative Agent");

(the parties referred to in the foregoing clause (i), together with the Lenders referred to below, and the Collateral Agent referred to below, being hereinafter referred to, collectively, as the "Secured Parties" and, individually, as a "Secured Party");

          (ii) Public Service Company of New Hampshire, a New Hampshire corporation (the "Borrower"); and

          (iii) Chemical Bank ("Chemical"), as mortgagee under the PSNH Mortgage referred to below, as collateral agent hereunder for the Secured Parties (in such capacities, all as described herein and in the other Security Documents referred to below, in each case together with its successors, the "Collateral Agent").


                             PRELIMINARY STATEMENTS


          (i) In connection with securing certain credit facilities, the Borrower entered into the Collateral Agency Agreement, dated as of May 1, 1991 (the "Existing Collateral Agency Agreement"), with Bankers Trust Company, as Collateral Agent, Citibank, N.A., as Term Agent, and Chemical, as Revolving Agent, and certain other holders of secured claims thereunder;

          (ii) The Term Credit Agreement (as defined in the Existing Collateral Agency Agreement) has terminated, and accordingly the capacity of Term Agent has terminated and Citibank, N.A. is no longer the Term Agent;

          (iii) In connection with the amendment and restatement and supplementation of the Revolving Credit Agreement (as defined in the Existing Collateral Agency Agreement) by the Credit Agreements referred to below, Chemical is being redesignated as Administrative Agent under the said Credit Agreements, and there is no longer any Revolving Agent (as defined in the said Revolving Credit Agreement);

          (iv) In connection with securing the Credit Agreements referred to below, Bankers Trust Company, as former Collateral Agent, Chemical, as successor Collateral Agent, and the Borrower are entering into a Replacement of Collateral Agent, together with Assignment by Mortgagee, Assignee and Secured Party, dated on or about the date hereof, pursuant to which Chemical is replacing Bankers Trust Company as Collateral Agent;

          (v) The Borrower has entered into an Amended and Restated Revolving Credit Agreement, in an aggregate principal amount of up to $125,000,000, among the Borrower, the banks named therein and certain lenders from time to time party thereto and the Administrative Agent, dated as of April 1, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Amended and Restated Revolving Credit Agreement");

          (vi) The Borrower has entered into a 364-Day Revolving Credit Agreement, in an aggregate principal amount of up to $100,000,000, among the Borrower, the banks named therein and certain other lenders from time to time party thereto and the Administrative Agent, dated as of April 1, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "364-Day Revolving Credit Agreement"); and

          (vii) Pursuant to the Credit Agreements (as defined below), the Existing Collateral Agency Agreement is being amended and restated by this Agreement, and Bankers Trust Company as Collateral Agent under the Existing Collateral Agency Agreement is being replaced by Chemical as successor Collateral Agent under this Agreement.

     As security for the obligations of the Borrower to the Secured Parties, the Borrower also has entered into the PSNH Mortgage.


                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.01 Defined Terms. Terms used herein and defined in the Amended and Restated Revolving Credit Agreement shall have the meanings therein indicated except that the terms defined in the preamble and the Preliminary Statements and the following terms shall have the meanings set forth herein:

          "A Claims" means all obligations of the Borrower, now or hereafter existing, to pay principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations), fees, expenses or other amounts to the Administrative Agent and/or the Lenders, under the Loan Documents related to the 364-Day Revolving Credit Agreement, and any instruments or documents executed and delivered pursuant thereto and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Collateral Agent, the Administrative Agent or any Secured Party as a preference, fraudulent transfer or otherwise.

          "Acceleration Notice" has the meaning assigned to that term in
     Section 3.01(b) hereof.

          "Administrative Agent Claims" means all obligations of the Borrower now or hereafter existing, to pay fees, costs, indemnities and expenses to the Administrative Agent under either Credit Agreement.

          "Agreement" means this Collateral Agency Agreement, as amended from time to time.

          "B Claims" means all obligations of the Borrower, now or hereafter existing, to pay principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations), fees, expenses or other amounts to the Administrative Agent and/or the Lenders, under the Loan Documents related to the Amended and Restated Revolving Credit Agreement and any instruments or documents executed and delivered pursuant thereto and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Collateral Agent, the Administrative Agent or any Secured Party as a preference, fraudulent transfer or otherwise.

          "Collateral" means the collateral subject to the PSNH Mortgage, and any other property or interest held by or for the benefit of the Collateral Agent as security for the Secured Claims.

          "Collateral Agent Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, indemnities and expenses to the Collateral Agent pursuant to Section 4.02(g) hereof and under the other Security Documents.

          "Credit Agreements" means, collectively, the Amended and Restated Revolving Credit Agreement and the 364-Day Revolving Credit Agreement; individually, a "Credit Agreement".

          "Default Exercise Notice" has the meaning assigned to that term in
     Section 3.01(b) hereof.

          "Event of Default" means any "Event of Default" (as therein defined) under any of the Credit Agreements or Security Documents.

          "Holder" has the meaning assigned to that term in Section 2.01 hereof.

          "Lenders" means the Lenders and Banks under and as defined in each of the Credit Agreements.

          "Loan Documents" means the "Loan Documents" (as defined in each Credit Agreement).

          "Principal Office" means the office of the Collateral Agent presently located at 140 East 45th Street, New York, New York 10017, or such other office as the Collateral Agent may designate from time to time.

          "PSNH Mortgage" means the Mortgage, Assignment, Security Agreement and Financing Statement, entitled "PSNH Mortgage" on the cover page thereof, by Borrower as Grantor to Bankers Trust Company, dated as of May 1, 1991, as assigned to Chemical by assignment and as amended by the First Amendment thereto, both dated on or about the date hereof, and as amended from time to time.

          "Required Creditors" means on any date of determination, Lenders who, collectively, on such date hold at least (i) 66-2/3% of the aggregate principal amount of the loans and advances then outstanding under the Credit Agreements and (ii) 66-2/3% of the aggregate Available Commitments under the Credit Agreements. The Collateral Agent may rely solely on certificates provided from time to time to the Collateral Agent by the Administrative Agent under each Credit Agreement in the Collateral Agent's determination of whether the percentage specified in the immediately preceding sentence has been satisfied.

          "Secured Claims" means the Administrative Agent Claims, the Collateral Agent Claims, the A Claims and the B Claims.

          "Security Documents" means, collectively, the PSNH Mortgage and this Agreement, in each case, as amended, supplemented or otherwise modified from time to time; individually, a "Security Document".

          "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.


                                   ARTICLE II

                                    SECURITY

     SECTION 2.01 Purpose of Agreement. This Agreement defines various relationships among the Secured Parties and sets forth the duties and powers of the Collateral Agent with respect to the Collateral, and is made for the benefit of each of the Secured Parties as holders (individually, a "Holder" and collectively, the "Holders") of the Secured Claims existing from time to time, to secure the payment of all such Secured Claims and the due performance of and compliance with all the terms of and other obligations under the Loan Documents.

     SECTION 2.02 Collateral. The Holders of the Secured Claims are entitled, pursuant to the terms hereof and of the other Security Documents, to the benefits of any Collateral held or to be held by or for the benefit of the Collateral Agent. The Borrower will deliver or cause to be delivered to the Collateral Agent, promptly upon the execution and delivery thereof, executed counterparts of all Loan Documents and the First Mortgage Indenture.

The Collateral Agent shall keep all Security Documents delivered to it at the Principal Office and shall permit any Secured Party to inspect such Security Documents upon request during business hours. All references herein to any Security Document shall mean such Security Document as at the time amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

     SECTION 2.03 Pari Passu Claims. The Administrative Agent acknowledges and agrees (which acknowledgment and agreement shall be binding upon the Lenders) with the other Secured Parties that, except as expressly set forth in Section 3.02 hereof, (i) all Secured Claims shall rank pari passu and shall be entitled to payment equally and ratably from any proceeds of and realizations upon the Collateral and (ii) no Holder of Secured Claims shall be entitled to any priority or preference over any other Holder of Secured Claims.

     SECTION 2.04 Collateral Agent's Power of Investment. The Collateral Agent shall invest all moneys from time to time held by it in Permitted Investments in accordance with the Borrower's instructions received no later than 10:15 a.m. (New York City time) on the day on which such investments shall be made. In the absence of any such instructions on any day on which investments shall be made, the Collateral Agent shall invest all such moneys in direct obligations of the United States of America, or obligations guaranteed as to principal and interest by the United States of America. The Collateral Agent shall maintain records of all such investment activity.


                                   ARTICLE III

                                  DISTRIBUTIONS

     SECTION 3.01 Default. (a) Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents, except for the performance of such duties as are specifically set forth herein or therein.

     (b) The Administrative Agent (in its capacity as such under either Credit Agreement) agrees that, if with the consent or at the direction of the Majority Lenders (as defined in either Credit Agreement, as the case may be) the Administrative Agent shall propose to exercise any remedy provided for in
Section 8.02 of either such Credit Agreement, as the case may be, or if the loans and advances shall automatically become due and payable as provided for in said Section, the Administrative Agent shall, as promptly as practicable, provide written notice (a "Default Exercise Notice") pursuant to the applicable Credit Agreement by hand, courier or telecopy of such proposed exercise or the automatic acceleration, as the case may be, to the Collateral Agent. Such Default Exercise Notice shall specify the remedy then proposed to be exercised and the Event(s) of Default entitling the Administrative Agent to exercise such remedy. If the remedy proposed to be exercised shall include the declaration of the loans and advances outstanding under such Credit Agreement to be immediately due and payable or if such loans and advances shall have become automatically due and payable, such Default Exercise Notice shall be deemed to be an "Acceleration Notice".

     (c) If at any time the Collateral Agent shall have received (i) an Acceleration Notice from the Administrative Agent in its capacity as such under one of the Credit Agreements but not the other or (ii) an Acceleration Notice from the Administrative Agent in its capacity as such under one of the Credit Agreements but shall not have received prior thereto a Default Exercise Notice from the Administrative Agent in its capacity as such under the other Credit Agreement, the Collateral Agent shall, subject in all cases to Sections 3.01(d), 4.01(c), 4.02 and 5.01 hereof, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents in accordance with any written instructions received from the Administrative Agent in its capacity pursuant to which it delivered such Acceleration Notice. If at any time (whether or not the provisions of the preceding sentence shall have theretofore been applicable), the Collateral Agent shall have received (i) a Default Exercise Notice from the Administrative Agent in its capacity as such under one of the Credit Agreements but shall not have received an Acceleration Notice from the Administrative Agent in such capacity under the other Credit Agreement,
(ii) a Default Exercise Notice from the Administrative Agent in its capacity as such under one of the Credit Agreements but, thereafter, shall receive an Acceleration Notice from the Administrative Agent in its capacity under the other Credit Agreement, or (iii) Acceleration Notices pursuant to both Credit Agreements, the Collateral Agent shall, subject in all cases to Sections 3.01(d), 4.01(c), 4.02 and 5.01 hereof, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents in accordance with any written instructions received from the Required Creditors.

     (d) Notwithstanding any written instructions received by the Collateral Agent pursuant to the foregoing paragraph (c) or anything contained in
Section 5.01 to the contrary, and except as expressly provided in the PSNH Mortgage, the Collateral Agent shall not release any Collateral or part thereof or lien thereon without the written consent of the Administrative Agent in its capacity as such under both Credit Agreements.

     SECTION 3.02 Distributions. If any Event of Default shall have occurred and be continuing, and if the Administrative Agent shall have declared all loans and advances under each Credit Agreement to be immediately due and payable thereunder (or if such loans and advances have otherwise automatically become immediately due and payable), all Collateral held by the Collateral Agent (including deposits and investments in cash collateral accounts) and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for the Secured Parties, and then or at any time thereafter be distributed in whole or in part by the Collateral Agent in the following order of priority, unless otherwise directed by all parties hereto (other than the Borrower):

          First:   To the Collateral Agent in an amount equal to the
     Collateral Agent Claims due and payable as of the date of such distribution;

          Second:   To the Administrative Agent in an amount equal to the
     Administrative Agent Claims, due and payable as of the date of such distribution;

          Third:   To the Administrative Agent (on behalf of Holders of the A
     Claims and the B Claims) in an amount equal to the fees, costs and expenses due and payable in respect of such Secured Claims as of the date of such distribution;

          Fourth: To the Administrative Agent (on behalf of Holders of the A Claims and the B Claims) in an amount equal to the interest due and payable in respect of such Secured Claims as of the date of such distribution;

          Fifth:   To the Administrative Agent (on behalf of Holders of the A
     Claims and the B Claims) in an amount equal to the principal due and payable in respect of such Secured Claims as of the date of such distribution;

          Sixth:   To the Administrative Agent (on behalf of Holders of the A
     Claims and the B Claims) for any other amounts not described above, direct or contingent or whether or not due and payable (but only to the extent then due and payable as of the date of such distribution, the remainder to be held as collateral for the benefit of such Holders until such time as the same shall become due and payable); and

          Seventh: To the extent of any surplus (but only after payment in full of all Secured Claims, direct or contingent, and whether or not then due and payable), to the Borrower, except as may be provided otherwise by law, it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses first through sixth of this
Section 3.02.

     Prior to any distribution hereunder, upon the request of the Collateral Agent, the Administrative Agent shall provide to the Collateral Agent from time to time certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in paragraphs second through sixth of this Section 3.02 in respect of the different Secured Claims.

     In the event that funds to be distributed by the Collateral Agent pursuant to paragraphs second through sixth of this Section 3.02 shall be insufficient to pay in full the Secured Claims referred to therein, distributions made pursuant to paragraphs second through sixth of this
Section 3.02 shall be made pro rata based on the aggregate amount of Secured Claims referred to in each such paragraph.

     SECTION 3.03 Marshalling. The Collateral Agent shall not be required to marshall any present or future security for the Secured Claims or to resort to such security in any particular order; and all of the Collateral Agent's rights hereunder and in respect of such security shall be cumulative and in addition to all other rights, however existing or arising.


                                   ARTICLE IV

                                     AGENCY

     SECTION 4.01 Appointment and Duties of Collateral Agent. (a) The Secured Parties hereby designate and appoint Chemical to act as the Collateral Agent hereunder and with respect to the other Security Documents, and each of the Secured Parties hereby authorizes Chemical as such Collateral Agent, to take such actions on its behalf hereunder and under the provisions of the other Security Documents and to exercise such powers and perform such duties expressly delegated to the Collateral Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into the Security Documents or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Loan Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

     (b) The Collateral Agent will give notice to the Secured Parties of any action taken under any Security Document; such notice shall be given promptly after the taking of any such action.

     (c) Notwithstanding anything to the contrary in this Agreement or any of the other Security Documents and in any event subject to the provisions of
Section 5.01 hereof, the Collateral Agent shall not be required to exercise any rights or remedies under any of the Security Documents or give any consent under any of the Security Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document unless it shall have been directed to do so (i) in accordance with
Section 3.01(c) hereof or (i) otherwise by the Required Creditors.

     (d) The Borrower shall promptly forward to the Collateral Agent copies of all notices, certificates and other documents required to be delivered by it to the Trustee pursuant to the terms of the First Mortgage Indenture and not also required to be delivered by it to the Collateral Agent pursuant to the terms of the PSNH Mortgage. The only obligation which the Collateral Agent shall have hereunder with respect to such notices, certificates and other documents shall be to promptly forward to the Secured Parties copies of any such notices, certificates or documents.

     SECTION 4.02 Rights of Collateral Agent. (a) The Collateral Agent may execute and effect any of its duties under the Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken in good faith by it or such Person under or in connection with any Security Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in any Loan Document, Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Loan Document, Security Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Security Documents or Loan Documents, or for any failure of the Borrower to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Security Document, or to inspect the properties, books or records of the Borrower.

     (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Security Document (i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Security Documents, (ii) if it shall not receive any such advice or concurrence of the Administrative Agent or the Required Creditors as it deems appropriate, or (iii) if it shall not first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Security Document in accordance with a request of either Administrative Agent or the Required Creditors, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

     (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Required Creditors that the Required Creditors concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. Subject to the provisions of Sections 3.01(d) and
5.01 hereof, the Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Creditors in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Secured Parties.

     (e) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default unless and until the Collateral Agent has received a Default Exercise Notice, Acceleration Notice or certificate stating that an Event of Default or Unmatured Default has occurred from a Secured Party or the Borrower. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such Default Exercise Notice, Acceleration Notice or certificate to inquire whether an Unmatured Default or an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying on any Default Exercise Notice, Acceleration Notice or certificate so furnished to it. The Collateral Agent may, but shall not be obligated to, take action hereunder on the basis of an Event of Default whether or not the Collateral Agent has received any Default Exercise Notice, Acceleration Notice or certificate stating that an Event of Default has occurred. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) In determining whether it has been directed to take action or refrain from taking action by the Required Creditors, the Collateral Agent shall be entitled to request and to rely upon a certificate signed by the Administrative Agent (in its capacity as such under each Credit Agreement) as to any directions from the Majority Lenders under either Credit Agreement.

     (g) The Borrower will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the preparation, execution and delivery and the administration of this Agreement and the other Security Documents, and any proposed modification, amendment, consent or waiver relating thereto (whether or not executed), (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Secured Parties hereunder or under the other Security Documents or (iv) the failure by the Borrower to perform or observe any of the provisions hereof or of any of the other Security Documents.

     SECTION 4.03 Lack of Reliance on the Collateral Agent. Each of the Secured Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party.
Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement, the other Security Documents, and the Loan Documents, as the case may be. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Security Documents, and the Loan Documents, as the case may be, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 4.04 Indemnification. The Secured Parties (other than the Collateral Agent) agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the aggregate principal amounts of their respective Secured Claims or, if no such Secured Claims exist, ratably according to the aggregate amounts of their respective Commitments, outstanding on the date the activities giving rise to the Collateral Agent's demand for indemnification occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Secured Claims) be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of the Security Documents, or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing; provided that the Secured Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Secured Party (other than the Collateral Agent) agrees to reimburse the Collateral Agent promptly upon demand, ratably according to the aggregate principal amount of its respective Secured Claim or, if no such Secured Claim exists, ratably according to the aggregate amount of its Commitment, outstanding on the date the activities giving rise to such reimbursement occurred, of any out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Security Documents to the extent that the Collateral Agent is entitled to reimbursement pursuant to Section 4.02(g) hereof but is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the payment of the Secured Claims.

     SECTION 4.05 The Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Affiliates as though the Collateral Agent were not the Collateral Agent under the Security Documents. With respect to loans made or renewed by it, any note issued to it and any other obligations owing to it by the Borrower, the Collateral Agent shall have the same rights and powers under the Security Documents as any Secured Party and may exercise the same as though it were not the Collateral Agent.

     SECTION 4.06 Resignation or Removal of the Collateral Agent. The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Secured Parties and may be removed at any time with or without cause by the Required Creditors, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section
4.06. If the Collateral Agent shall resign or be removed as Collateral Agent under the Security Documents then the Administrative Agent shall (and if no such successor shall have been appointed within 30 days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Secured Parties, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent", and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of Article IV of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Security Documents.


                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01 Amendments; Etc. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no such amendment, waiver or consent shall be effective unless made in accordance with Section 10.01 of the Credit Agreements, and signed by the Collateral Agent and the Administrative Agent and (ii) no such amendment, waiver or consent shall, unless in writing and signed by the Borrower, adversely affect the rights and duties of the Borrower under this Agreement.

     (b) The Administrative Agent agrees to promptly deliver to the Collateral Agent any amendment, modification or supplement to either Credit Agreement and related Loan Document, in either case, to which it is a party.

     SECTION 5.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy or telegraphic communication) and, if to the Borrower, mailed, telegraphed, telecopied or delivered to it, at its address set forth in Section 10.02 of each Credit Agreement; if to Chemical, in its capacity as Administrative Agent or Collateral Agent, mailed, telegraphed, telecopied or delivered to it, addressed to it at 140 East 45th Street, New York, New York 10017,
Attention: Janet Belden: Loan Servicing. All such notices and other communications shall, when mailed, telegraphed, telecopied or delivered, be effective three days after when deposited in the mails, or when delivered to the telegraph company or sent by telecopier or delivered to it, respectively, addressed as aforesaid.

     SECTION 5.03 Binding Effect. This Agreement and the obligations of the parties hereto shall be binding upon their respective successors and assigns, and shall, together with the rights and remedies of the parties hereto, inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.04 Transfers. Any Secured Party may at any time assign, transfer, grant or sell participations in its rights and interests under the Security Documents, subject, however, to the restrictions, if any, imposed on the assignment, transfer, grant or sale of participations in the Secured Claims owing to such Secured Party pursuant to the Loan Document giving rise to such Secured Claims, whereupon any such transferee shall be deemed to be a Holder of a Secured Claim, in each instance for all purposes of this Agreement and entitled to all rights and benefits hereunder to the extent of the interest so transferred.

     SECTION 5.05  Termination.  Upon receipt by the Collateral Agent of
(i) notice from the Administrative Agent under each Credit Agreement that they have received evidence satisfactory to them of the payment in full or other satisfaction of the A Claims and B Claims, respectively, and
(ii) payment in full or other satisfaction of the Collateral Agent Claims and the Administrative Agent Claims, this Agreement shall terminate.

     SECTION 5.06 Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent that the validity or perfection of any security interest, or remedies hereunder or under the other Security Documents, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the other Security Documents, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

     SECTION 5.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 5.08 Separate Liability. The obligations of each Secured Party under this Agreement shall be several and not joint, and no Secured Party shall be liable or responsible for the acts of any other Secured Party.

     SECTION 5.09 Sharing of Payments. If at any time any Secured Party (a "Receiving Secured Party") shall have received any payment or distribution (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, and whether in cash, property or securities) in excess of the payments or distributions such Receiving Secured Party would have received through the operation of Section 3.02 hereof (such excess payments or distributions being referred to as "Excess Payments"), then such Receiving Secured Party shall hold such Excess Payments in trust for the benefit of the other Secured Parties, and shall promptly pay over such Excess Payments in the form received (duly endorsed, if necessary, to the Collateral Agent) to the Collateral Agent, for distribution by the Collateral Agent pursuant to
Section 3.02 hereof.


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                         PUBLIC SERVICE COMPANY
                            OF NEW HAMPSHIRE



                         By /s/
                            Title:


                         CHEMICAL BANK,
                            as Administrative Agent
                            under each Credit Agreement and as


  Collateral Agent



                         By /s/
                            Title:



EXHIBIT 1.01D



                         FORM OF PSNH MORTGAGE AMENDMENT
          [THIS DOCUMENT IS LOCATED AT THE END - AFTER THE $100,000,000
               REVOLVING CREDIT AGREEMENT]


EXHIBIT 1.01E


                        FORM OF PSNH MORTGAGE ASSIGNMENT

                        REPLACEMENT OF COLLATERAL AGENT,
                     TOGETHER WITH ASSIGNMENT BY MORTGAGEE,
                           ASSIGNEE AND SECURED PARTY


     Reference is made to that certain Mortgage, Assignment, Security Agreement and Financing Statement (the "Mortgage"), dated as of May 1, 1991, given by PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a New Hampshire corporation, as mortgagor, assignor and debtor ("GRANTOR"), to BANKERS TRUST COMPANY, Four Albany Street, New York, New York 10015, as Collateral Agent (as further described in the Mortgage) and as mortgagee, assignee and secured party, which Mortgage was recorded on May 16, 1991 in each Registry of Deeds in New Hampshire as follows:

     Registry of Deeds             Book      Page

     Belknap                  1170       679
     Carroll                  1447       537
     Cheshire                 1367       549
     Coos                      778       392
     Grafton                  1909       321
     Hillsborough             5255      1185
     Merrimack                1859      1005
     Rockingham               2876       677
     Strafford               1554          1
     Sullivan                  938       305


     WHEREAS, the Collateral Agency Agreement (as described in the Mortgage and hereafter referred to as the "Existing Collateral Agency Agreement") is being superseded, amended and restated effective as of April 30, 1996 (the "Effective Date") by the Amended and Restated Collateral Agency Agreement (the "Amended and Restated Collateral Agency Agreement") dated as of April 1, 1996, among Grantor and Chemical Bank, as Collateral Agent and Administrative Agent, and certain other holders of secured claims referred to therein;


     WHEREAS, in connection with implementation of the Amended and Restated Collateral Agency Agreement and other agreements referred to therein Bankers Trust Company is as of the Effective Date being replaced and removed as Collateral Agent under the Existing Collateral Agency Agreement by Chemical Bank as Collateral Agent under the Amended and Restated Collateral Agency Agreement;

     WHEREAS, GRANTOR concurs in the replacement and removal by CHEMICAL BANK of BANKERS TRUST COMPANY as Collateral Agent and to the assignment of the Mortgage to CHEMICAL BANK and the succession of CHEMICAL BANK as mortgagee, assignee and secured party under the Mortgage;

     NOW, THEREFORE, notice is hereby given and BANKERS TRUST COMPANY, GRANTOR and CHEMICAL BANK hereby act and agree as follows:

     1. BANKERS TRUST COMPANY gives notice of its replacement and removal as Collateral Agent under the Existing Collateral Agency Agreement by CHEMICAL BANK as Collateral Agent under the Amended and Restated Collateral Agency Agreement, and such replacement and removal shall be effective as of the Effective Date.

     2. As of the Effective Date, BANKERS TRUST COMPANY hereby assigns all of its right, title and interest as mortgagee, assignee and secured party under the Mortgage to CHEMICAL BANK as successor Collateral Agent.

     3. CHEMICAL BANK acknowledges that it is replacing BANKERS TRUST COMPANY as Collateral Agent as of the Effective Date.

     4. CHEMICAL BANK hereby accepts the assignment to it as successor Collateral Agent of all of the right, title and interest of BANKERS TRUST COMPANY as mortgagee, assignee and secured party under the Mortgage.

     5. Until further written notice may be recorded, CHEMICAL BANK is Mortgagee under the Mortgage.

     6. The parties hereto hereby agree and acknowledge that the provisions of Article IV of the Existing Collateral Agency Agreement shall survive the delivery of the Amended and Restated Collateral Agency Agreement and shall continue to inure to the benefit of Bankers Trust Company as to any action taken or omitted to be taken by it while it was Collateral Agent under the Security Documents (as defined in the Existing Collateral Agency Agreement), including but not limited to any actions taken or omitted to be taken in connection with its removal and replacement as Collateral Agent.

     7. All persons henceforth concerned with the Mortgage shall direct any notice, demand, consent, approval, direction, request, agreement, or other communication to Mortgagee as follows:

               CHEMICAL BANK
               140 East 45th Street
               New York, NY 10017
               Attention: Loan Servicing

     EXECUTED AND AGREED to as of April 1, 1996.

                              BANKERS TRUST COMPANY,
                              as Collateral Agent as aforesaid



[Sign in black ink]                By: /s/
                              Name:
                              Its:


                              CHEMICAL BANK,
                              as successor Collateral Agent
                              as aforesaid



[Sign in black ink]                By: /s/
                              Name:
                              Its:


                              PUBLIC SERVICE COMPANY OF
                              NEW HAMPSHIRE



[Sign in black ink]                By: /s/
                              Name:
                              Its:

STATE OF
COUNTY OF

     Then personally appeared before me ,
                    , of Public Service Company of New Hampshire, a New Hampshire corporation, and severally acknowledged the foregoing instrument to be his/her free act and deed in said capacity and the free act and deed of said corporation.

     Witness my hand and notarial seal this ______ day of _______________,
1996, at                 .


[Sign in black ink]                /s/
                              Notary Public in and for the State of


                              My Commission Expires:

                                             (Notarial Seal)


STATE OF
COUNTY OF

     Then personally appeared before me ,
                    , of BANKERS TRUST COMPANY, a New York banking corporation, and severally acknowledged the foregoing instrument to be his/her free act and deed in said capacity and the free act and deed of said corporation.

     Witness my hand and notarial seal this ______ day of _______________,
1996, at                 .


[Sign in black ink]                /s/
                              Notary Public in and for the State of


                              My Commission Expires:

                                             (Notarial Seal)

STATE OF
COUNTY OF

     Then personally appeared before me ,
                    , of CHEMICAL BANK, a New York banking corporation, and severally acknowledged the foregoing instrument to be his/her free act and deed in said capacity and the free act and deed of said corporation.

     Witness my hand and notarial seal this ______ day of _______________,
1996, at                 .


[Sign in black ink]                /s/
                              Notary Public in and for the State of


                              My Commission Expires:

                                             (Notarial Seal)


EXHIBIT 3.01A





                      FORM OF NOTICE OF CONTRACT BORROWING



[Date]


Chemical Bank, as Agent for
     the Lenders referred to below,
     140 East 45th Street
     New York, New York 10017

Attention:


Ladies and Gentlemen:

     The undersigned, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (the "Borrower"), refers to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among the Borrower, the Lenders parties thereto, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement. The Borrower hereby gives you notice pursuant to Section 3.01 of the Revolving Credit Agreement that it requests a Contract Borrowing under the Revolving Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Date of Contract Borrowing
     (which is a Business Day)          ________________________

(B)  Principal Amount of
     Contract Borrowing(1)         _________________________

(C)  Interest rate basis(2)        _________________________

(D)  Interest Period and the last
     day thereof(3)           _________________________


     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Borrowing:

          (A) the representations and warranties contained in Section 6.01 of the Revolving Credit Agreement, and in Section 1.02 of the PSNH Mortgage are correct before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (B) no Event of Default or Unmatured Default has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds thereof; and

          (C) the Debt Limit in effect on such date shall not be exceeded on such date by the making of such Advance or otherwise.

                         Very truly yours,

                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE



                         [By /s/
                             Title:]

(1)Not less than $10,000,000 and in integral multiples of 1,000,000.

(2)Eurodollar Advance or Base Rate Advance.

(3)Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.



EXHIBIT 3.03A-1




                         FORM OF COMPETITIVE BID REQUEST
                       (Eurodollar Competitive Borrowing)


                              [Date](1)


Chemical Bank, as Administrative Agent, for the Lenders parties to the Credit Agreement referred to below
     140 East 45th Street
     New York, New York 10017


Attention:  ____________________


Ladies & Gentlemen:

     The undersigned, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (the "Borrower"), refers to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among the Borrower, the Lenders named therein, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement. The Borrower hereby gives you notice pursuant to Section 3.03(b)(i) of the Revolving Credit Agreement that it requests a Competitive Borrowing to consist of Eurodollar Competitive Advances under the Revolving Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(i)  Lenders selected to
     make Competitive Bids
     (no more than six Lenders)






(ii) Date of Competitive
     Borrowing (which is a Business Day)

(iii)     Aggregate Principal Amount
     of Eurodollar Competitive
     Advances

(iv) Interest Period for Eurodollar
     Competitive Advances and the
     last day thereof


     Upon acceptance of any or all of the Eurodollar Rate Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions precedent to each Advance specified in Section 5.02(a) of the Revolving Credit Agreement have been satisfied.


                         Very truly yours,

                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE



                         [By________________________________
                             Title:]


(1)Not later than four Business Days prior to date of proposed Competitive Borrowing to consist of Eurodollar Competitive Advances.

(2)Not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
(3)Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.


EXHIBIT 3.03A-2



                  FORM OF CONFIRMATION OF COMPETITIVE BORROWING
                        (Fixed Rate Competitive Advance)



                              [Date](1)


Chemical Bank, as Administrative Agent, for the Lenders parties to the Credit Agreement referred to below
     140 East 45th Street
     New York, New York 10017


Attention:  ____________________


Ladies and Gentlemen:

     The undersigned, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (the "Borrower"), refers to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among the Borrower, the Lenders named therein, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Revolving Credit Agreement. The Borrower hereby confirms that pursuant to Section 3.03(b) (i) of the Revolving Credit Agreement it has requested a Competitive Borrowing to consist of Fixed Rate Competitive Advances under the Revolving Credit Agreement, on the following terms:


(i)  Lenders selected to make
     Competitive Bids
     (no more than six Lenders)






(ii) Date of Competitive Borrowing
     (which is a Business Day)

(iii)     Aggregate Principal Amount of
     Fixed Rate Advances(2)

(iv) Interest Period for Fixed
     Rate Competitive Advances
     and the last day thereof(3)


     The undersigned further confirms that it has accepted the following Fixed Rate Competitive Bids on the terms set forth below:

     Lender    _____________  Lender    _______________

     Principal                Principal
     Amount    _____________(4)    Amount    _______________(4)

     Fixed Rate     _____________  Fixed Rate     _______________

     Lender    _____________  Lender    _______________

     Principal                Principal
     Amount    _____________(4)    Amount    _______________(4)

     Fixed Rate     _____________  Fixed Rate     _______________

     Lender    _____________  Lender    _______________

     Principal                Principal
     Amount    _____________(4)    Amount    _______________(4)

     Fixed Rate     _____________  Fixed Rate     _______________


     The undersigned hereby certifies that the following statements are true on the date hereof:

          (A) the representations and warranties contained in Section 6.01 of the Revolving Credit Agreement, in [list other Sections from other Loan Documents] are correct, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (B) no Event of Default or Unmatured Default has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds thereof; and

          (C) the Debt Limit in effect on such date shall not be exceeded by the making of such Advance or otherwise.

                         Very truly yours,

                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE


                         [By /s/
                             Title:]


(1)The day of the Competitive Borrowing.

(2)Not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(3)Which shall be subject to the definition of "Interest Period" and endnot later than the Termination Date.

(4)Not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.



EXHIBIT 3.03B



                    FORM OF NOTICE OF COMPETITIVE BID REQUEST
                        (Eurodollar Competitive Advance)



[Name of Lender]
[Address]



Attention:                         [Date]


Ladies and Gentlemen:

     Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (the "Borrower"), the Lenders named therein, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement. The
Borrower made a Competitive Bid Request on             , 19  , pursuant to
Section 3.03(b)(i) of the Revolving Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with Section 3.03(b)(ii) of the Revolving Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(i)  Date of Competitive Borrowing
     (which is a Business Day)               _________________________

(ii) Aggregate amount of Eurodollar
     Competitive Advances               _________________________

(iii)     Interest Period for Eurodollar
     Competitive Advances and the last
     day thereof                        _________________________


                         Very truly yours,

                         CHEMICAL BANK,
                            as Administrative Agent



                         By /s/
                               Title:


(1)The Competitive Bid must be received by the Administrative Agent in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier not later tha 9:30 a.m. (New York City time), three Business Days prior to a proposed Competitive Borrowing.



EXHIBIT 3.03C-1



                             FORM OF COMPETITIVE BID
                        (Eurodollar Competitive Advance)



                              [Date]


Chemical Bank, as Administrative
     Agent, for the Lenders parties to
     the Credit Agreement referred to
     below
     140 East 45th Street
     New York, New York 10017


Attention:  ____________________


Ladies & Gentlemen:

     The undersigned, [Name of Lender], refers to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (the "Borrower"), the Lenders named therein, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 3.03(b)(ii) of the Revolving Credit Agreement, in response to the Competitive Bid Request made by the Borrower on _________, 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(i)  Principal Amount of
     Eurodollar Competitive
     Advance                       ___________________

(ii) Competitive Margin                 [%]/[+/-   %]

(iii)     Interest Period for
     Eurodollar Competitive Advance
     and last day thereof                    ___________________


     The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 3.04 of the Revolving Credit Agreement.


                         Very truly yours,


                         [NAME OF LENDER]



                         By /s/
                            Title:


(1)Three Business Days prior to a proposed Competitive Borrowing to consist of Eurodollar Rate Advances.

(2)Not less than $5,000,000 or greater than the aggregate amont of the proposed Competitive Borrowing and in an integral multiple of $1,000,000. Multiplle bids will be accepted by the Administative Agent.

EXHIBIT 3.03C-2




                     FORM OF CONFIRMATION OF COMPETITIVE BID
                        (Fixed Rate Competitive Advance)



                                   [Date](1)


Chemical Bank, as Administrative
     Agent, for the Lenders parties to
     the Credit Agreement referred to
     below
     140 East 45th Street
     New York, New York 10017


Attention:  ____________________


Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, as Borrower, the Lenders named therein, and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Revolving Credit Agreement. The undersigned hereby confirms its Competitive Bid made pursuant to Section 3.03(b)(ii) of the Revolving Credit Agreement in response to the Competitive Bid Request made by the Borrower on ______, 19 , and in that connection sets forth below the terms on which such Competitive Bid was made:



(i)  Principal Amount of
     Fixed Rate Competitive
     Advance(2)                              _________________

(ii) Fixed Rate applicable to Fixed
     Rate Competitive Advance(3)             _________________%


                         Very truly yours,

                         [Name of Lender]



                         By /s/
                            Title: [Responsible Officer]

(1)The day of a proposed Competitive Borrowing to consist of Fixed Rate
Advances.

(2)Not less than $5,000,000 or an integral multiple of $1,000,000 in excess therof.

(3)To be determined in accordance with the definition of "Fixed Rate Competitive Advance" in Section 1.01 of the Revolving Credit Agreement. Please add additional lines as necessary to reflect any Fixed Rate Competitive Advances which are offered at more than one Fixed Rate.


EXHIBIT 3.03D




                         FORM OF COMPETITIVE BID LETTER
                        (Eurodollar Competitive Advance)



                                   [Date](1)


Chemical Bank, as Administrative
     Agent, for the Lenders parties to
     the Credit Agreement referred to
     below
     140 East 45th Street
     New York, New York 10017


Attention:  ____________________


Ladies and Gentlemen:

     We refer to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (the "Revolving Credit Agreement"), among PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, as Borrower, the Lenders named therein, and Chemical Bank, as Administrative Agent.

     We have received a summary of bids in connection with our Competitive Bid Request dated ___________, 19__ and in accordance with Section 3.03(iv) of the Revolving Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount    Competitive Margin  Lender

$              [%]/[+/-.  %]

$

We hereby reject the following bids:

Principal Amount    Competitive Margin  Lender

$              [%]/[+/-.  %]

$
     The $      should be deposited in Chemical Bank account number [      ]
on [date] [or] [wire transferred to [Name of Bank] account number [     ]
[other wire instructions] on [date]].


                         Very truly yours,

                         PUBLIC SERVICE COMPANY
                            OF NEW HAMPSHIRE



                         [By /s/
                             Title:]


(1)In the case of a Competitive Borrowing to consist of Eurodollar Competitive Advances, by not later than three Business Days before a proposed Competitive Borrowing.


                                  EXHIBIT 5.01A


                     [Form of Opinion of Jeffrey C. Miller,
                       Assistant General Counsel of NUSCO]


[Closing Date]



To each of the Banks party to the Credit
Agreements referred to below, to the
Administrative Agent as referred to
below and to the Collateral Agent (as
defined in the Credit Agreements)


                     Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(a)(xiv)(A) of each of 364-Day Revolving Credit Agreement and the Amended and Restated Revolving Credit Agreement, each dated as of April 1, 1996 (collectively, the "Credit Agreements"; individually, a "Credit Agreement"), among Public Service Company of New Hampshire (the "Borrower"), the Banks named therein and certain lenders from time to time party thereto, and Chemical Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreements are used herein as therein defined.

     I am the Assistant General Counsel of NUSCO and have assisted the Borrower in the negotiation, execution and delivery of the Credit Agreements.

     In that connection, I have examined:

     (a)  The Credit Agreements.

     (b) The articles of incorporation of the Borrower and all amendments thereto (the "Charter") and the by-laws of the Borrower and all amendments thereto (the "By-laws"), in each case as in effect on the date hereof.

     (c)  The Security Documents.

     (d)  The other documents furnished by the Borrower pursuant to Sections
5.01 of each Credit Agreement.

In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In my examination of such agreements, instruments and documents, I have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all agreements, instruments and documents submitted to me as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, I have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreements and each other Loan Document and in certificates of the Borrower or its officers or of public officials. Nothing has come to my attention, however, calling into question the accuracy of such representations.

     I have assumed the due execution and delivery, pursuant to due authorization, by the Banks, the Collateral Agent and the Administrative Agent of the Credit Agreements and each other Loan Document to which they are parties.

     I am qualified to practice law in the State of New York and for purposes of this opinion I do not purport to be expert on any laws other than the laws of the State of New York, including any political subdivision thereof ("New York") and the Federal laws of the United States.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of New Hampshire, and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

          2. The execution, delivery and performance by the Borrower of each Loan Document (including the PSNH Mortgage Amendment and PSNH Mortgage Assignment), the Rate Agreement and each Significant Contract are within the Borrower's corporate powers, and have been duly authorized by all necessary corporate action, and, in all cases, do not and will not contravene (i) the Borrower's Charter or By-laws or (ii) any New York or Federal law or New York or Federal legal restriction or, to the best of my knowledge, contractual restriction contained in any material agreement binding on or affecting the Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Credit Agreements or the Security Documents) upon or with respect to any of the Borrower's properties. Each Loan Document has been duly executed and delivered by the Borrower.

          3. Each Loan Document (including the PSNH Mortgage Amendment and PSNH Mortgage Assignment) to which the Borrower is a party (a) is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms (to the extent such enforceability is a matter of New York law) and (b) is in full force and effect as to the Borrower.

          4. To the best of my knowledge, except as set forth in the Disclosure Documents, there is no material pending or threatened action or proceeding before any court, governmental agency or arbitrator, (a) which affects or purports to affect the legality, validity or enforceability of the Loan Documents, the Rate Agreement or any Significant Contract, or (b) as to which the Borrower or any of its subsidiaries is a party or of which any of their property is the subject and as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower and its subsidiaries as a whole.

          5. No Governmental Approval of the type referred to in clause (i) of the definition thereof pursuant to the Public Utility Holding Company Act of 1935 is required.

The opinions set forth above are subject to the following qualifications:

          (a) With respect to my opinion in paragraph 1 above, insofar as such opinion relates to the laws of the States of Maine and Vermont, I have relied on the opinions of Drummond Woodsum & MacMahon and Zuccaro, Willis & Bent, respectively, delivered to you. With regard to all matters of New Hampshire law contained herein, I have relied upon the opinions of Robert A. Bersak, Assistant General Counsel of the Borrower, and Sulloway & Hollis dated the date hereof.

          (b) My opinions in paragraph 3 above (i) are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (ii) assume the binding effect of all documents referred to therein on all parties thereto other than the Borrower.

          (c) I note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification against violations of securities and similar laws and under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (d) With respect to my opinion in paragraph 3 above, I express no opinion herein as to (i) Section 10.05 of each Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies and (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

     I am aware that King & Spalding may rely upon the opinions set forth herein in rendering their opinions furnished pursuant to Section
5.01(a)(xiv)(F), of each Credit Agreement, and I hereby authorize such reliance.

                         Very truly yours,


EXHIBIT 5.01B


                      [Form of Opinion of Robert A. Bersak,
                   Assistant General Counsel of the Borrower]


[Closing Date]



To each of the Banks party to the Credit
Agreements referred to below, to the
Administrative Agent as referred to below and to the Collateral Agent (as defined in the Credit Agreements)


                     Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(a)(xiv)(B) of each of the 364-Day Revolving Credit Agreement and the Amended and Restated Revolving Credit Agreement, each dated as of April 1, 1996 (collectively, the "Credit Agreements"), among Public Service Company of New Hampshire (the "Borrower"), the Banks named therein and certain lenders from time to time parties thereto, and Chemical Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in a Credit Agreement are used herein as therein defined.

     I am Assistant General Counsel of the Borrower and am responsible for obtaining and maintaining all Governmental Approvals of the type referred to in the definition of "Governmental Approvals" contained in the Credit Agreements.

     In connection with rendering this opinion I have examined:

     (a)  The Credit Agreements.

     (b) The articles of incorporation of the Borrower and all amendments thereto (the "Charter") and the by-laws of the Borrower and all amendments thereto (the "By-laws"), in each case as in effect on the date hereof.

     (c)  The Security Documents.

     (d)  The other documents furnished by the Borrower pursuant to Sections
5.01 of each Credit Agreement.

In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In my examination of such agreements, instruments and documents, I have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all agreements, instruments and documents submitted to me as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, I have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreements and each other Loan Document and in certificates of the Borrower or its officers or of public officials. Nothing has come to my attention, however, calling into question the accuracy of such representations.

     I have assumed the due execution and delivery, pursuant to due authorization, by the Banks, the Collateral Agent and the Administrative Agent of the Credit Agreements and each other Loan Document to which they are parties.

     I am qualified to practice law in the State of New Hampshire and for purposes of this opinion I do not purport to be expert on any laws other than the laws of the State of New Hampshire, including any political subdivision thereof ("New Hampshire") and the Federal laws of the United States.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of New Hampshire, and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

          2. The execution, delivery and performance by the Borrower of each Loan Document (including the PSNH Mortgage Amendment and PSNH Mortgage Assignment), the Rate Agreement and each Significant Contract are within the Borrower's corporate powers, and have been duly authorized by all necessary corporate action, and, in all cases, do not and will not contravene (i) the Borrower's Charter or By-laws or (ii) any New Hampshire law or New Hampshire legal restriction or, to the best of my knowledge, contractual restriction contained in any material agreement binding on or affecting the Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Credit Agreements or the Security Documents) upon or with respect to any of the Borrower's properties. Each Loan Document has been duly executed and delivered by the Borrower.

          3. Each Loan Document (including the PSNH Mortgage Amendment and PSNH Mortgage Assignment), the Rate Agreement and each Significant Contract (a) is a legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms (to the extent such enforcement is a matter of New Hampshire law) and (b) is in full force and effect as to the Borrower.

          4. To the best of my knowledge, except as set forth in the Disclosure Documents, there is no material pending or threatened action or proceeding before any court, governmental agency or arbitrator, (a) which affects or purports to affect the legality, validity or enforceability of the Loan Documents, the Rate Agreement or any Significant Contract, or (b) as to which the Borrower or any of its subsidiaries is a party or of which any of their property is the subject and as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower and its subsidiaries as a whole.

          5. None of the Lenders, the Administrative Agent or the Collateral Agent is required to qualify to do business in New Hampshire, or to comply with the requirement of any foreign lender statute in New Hampshire, by virtue solely of the execution, delivery, performance or enforcement of the Loan Documents or as a condition or requirement to avail itself of the remedies provided thereby; nor will any such Person be subject to taxation in New Hampshire solely by virtue of any such circumstance.

          6. The Borrower has obtained all Governmental Approvals referred to in the definition of "Governmental Approvals" contained in the Credit Agreements (except for those referred to in the succeeding sentence) each of which is in full force and effect and all applicable periods of time for review, rehearing or appeal with respect thereto have expired. The Borrower has not obtained those "Governmental Approvals" of the type referred to in clause (iii) of the definition thereof not yet required but which are obtainable in the ordinary course of business as and when required and those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     The opinions set forth above are subject to the following qualifications:

          (a) With respect to my opinion in paragraph 1 above, insofar as such opinion relates to the laws of the States of Maine and Vermont, I have relied on the opinions of Drummond Woodsum & MacMahon and Zuccaro, Willis & Bent, respectively, delivered to you.

          (b) My opinions in paragraph 3 above (i) are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally, to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (ii) assume the binding effect of all documents referred to therein on all parties thereto other than the Borrower.

          (c) I note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification against violations of Securities and similar laws or under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (d) With respect to my opinion in paragraph 3 above, I express no opinion herein as to (i) Section 10.05 of each Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies and (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

     I am aware that King & Spalding and Jeffrey C. Miller may rely upon the opinions set forth herein in rendering their opinions furnished pursuant to Sections 5.01(a)(xiv)(F) and 5.01(a)(xiv)(A), respectively, of each Credit Agreement, and I hereby authorize such reliance.

                         Very truly yours,



                                  EXHIBIT 5.01C


                     [Form of Opinion of Sulloway & Hollis]


[Closing Date]



To each of the Banks party to the Credit
Agreements referred to below, to the
Administrative Agent as referred to
below and to the Collateral Agent (as
defined in the Credit Agreements)


                     Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(a)(xiv)(C) of each of 364-Day Revolving Credit Agreement and the Amended and Restated Revolving Credit Agreement, each dated as of April 1, 1996 (collectively, the "Credit Agreements"; individually, a "Credit Agreement"), among Public Service Company of New Hampshire (the "Borrower"), the Banks named therein and certain lenders from time to time parties thereto, and Chemical Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreements are used herein as therein defined.

     We have acted as special New Hampshire counsel to the Borrower in connection with the Credit Agreements and the preparation and recording of the PSNH Mortgage Assignment and the PSNH Mortgage Amendment.

     In that connection, we have examined:

     (a)  The Credit Agreements.

     (b)  The Security Documents.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreements and each other Loan Document and in certificates of the Borrower or its officers or of public officials. Nothing has come to our attention, however, calling into question the accuracy of such representations.

     We are also assuming for purposes of this opinion that :

     (i) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire.

     (ii) Each of the Loan Documents as defined in each Credit Agreement (including the PSNH Mortgage Assignment and PSNH Mortgage Amendment) has been duly authorized, executed and delivered by all parties thereto.

     (iii) All approvals or other actions by any governmental authority necessary for the issuance of the Notes, the execution, delivery and performance by the Borrower of the Loan Documents, and the grant and perfection of any security interest, lien or mortgage contemplated by the Security Documents have been obtained, are final and not subject to appeal and remain in full force and effect on the Closing Date. With regard only to the PSNH Mortgage and the "memoranda or notices" referred to in paragraph 2 below, this assumption is limited to approvals or other actions by any governmental authority required by reason of any state or federal law regulating public utilities or any state or federal securities law.

     (iv) The Term Credit Agreement (as defined in the Existing Collateral Agency Agreement) has previously terminated; and the Borrower has given the notice required under Section 2.03(a) of the Existing Revolving Credit Agreement to terminate the Available Commitments of all Lenders under that Agreement effective as of the Closing Date.

     We are qualified to practice law in the State of New Hampshire and for purposes of this opinion we do not purport to be experts on any laws other than the laws of the State of New Hampshire, including any political subdivision thereof ("New Hampshire").

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The property described as the "Premises" in the PSNH Mortgage constitutes all of the utility franchises held by the Borrower and all of the Borrower's principal properties and substantially all of the other property owned by the Borrower and used by the Borrower in its business in New Hampshire (other than exceptions explicitly stated in the PSNH Mortgage); and the manner in which such property is described in the granting clauses of the PSNH Mortgage is adequate for the purpose of creating the Lien on such property set forth in paragraph 2 following.

          2. The PSNH Mortgage constitutes a valid second Lien in favor of the Collateral Agent (the "PSNH Mortgage Lien") on the "Premises" (as defined in the PSNH Mortgage) as security for the payment of the "Obligations" (as defined in the PSNH Mortgage) subject only to Permitted Encumbrances (as defined in the PSNH Mortgage) that may be entitled to priority as a matter of law, and under existing law will, subject only to such Permitted Encumbrances, constitute a valid Lien at the time of acquisition on all properties and assets of the Borrower acquired after the date hereof located within New Hampshire and required by the PSNH Mortgage to be subjected to the Lien thereof (it being understood, however, that under certain limited circumstances the PSNH Mortgage Lien on real property in New Hampshire and personal property located thereon could be subordinated to a Lien in favor of the State of New Hampshire pursuant to the New Hampshire Revised Statutes Annotated 147-B: 10-b, as amended, for expenses incurred in containing or removing hazardous waste or materials and any necessary mitigation of damages with respect thereto); no Liens of the type referred to in the immediately preceding parenthetical have been recorded, or, to the best of our knowledge, threatened to be recorded by the State of New Hampshire against any of the Borrower's properties; and the PSNH Mortgage (including the acknowledgment) and any and all memoranda or notices necessary to protect the priority of the PSNH Mortgage Lien are each in appropriate form for recording in New Hampshire and have been duly recorded or filed in all places within New Hampshire in which such recording or filing is required to protect the priority of the PSNH Mortgage Lien, resulting in the perfection of the PSNH Mortgage Lien; under existing New Hampshire law no other or further or subsequent filing, refiling, recording, re-recording, registration or re-registration of the PSNH Mortgage or any other instrument will be necessary to continue the PSNH Mortgage Lien; and all taxes and fees required to be paid with respect to the execution, delivery and recording of the PSNH Mortgage have been paid.

          3. Each Loan Document (including the PSNH Mortgage Amendment and PSNH Mortgage Assignment) to which the Borrower is a party is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms (to the extent such enforceability is a matter of New Hampshire law).

          4. In any action or proceeding arising out of or relating to the Credit Agreements, the Notes or the Collateral Agency Agreement in any court in New Hampshire, such court would recognize and give effect to the provisions of the Credit Agreements, the Notes and the Collateral Agency Agreement wherein the parties thereto agreed that the Credit Agreements, the Notes and the Collateral Agency Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. However, if a court were to hold that any of the Credit Agreements, the Notes and the Collateral Agency Agreement is governed by, and to be construed in accordance with, the laws of New Hampshire, each of the Credit Agreements, the Notes and the Collateral Agency Agreement would, under the laws of New Hampshire, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

The opinions set forth above are subject to the following qualifications:

          (a) Our opinions in paragraphs 3 and 4 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinions in paragraphs 3 and 4 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification against violations of securities and similar laws and under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (d) Our opinion in paragraph 3 above, with respect to the PSNH Mortgage is subject to the qualification that certain provisions of the PSNH Mortgage are or may be unenforceable in whole or in part under the law of New Hampshire, but the inclusion of such provisions does not affect the validity of the Mortgage, and the Mortgage contains adequate remedies, if properly invoked, for the practical realization upon the security afforded thereby. We point out, however, that under the law of New Hampshire a purchaser at foreclosure sale would require the consent and approval of the New Hampshire Public Utilities Commission to engage in business as an electric public utility in the various areas in New Hampshire in which the Borrower does such business.

          (e) With respect to our opinions in paragraph 3 and 4 above, we express no opinion therein as to (i) Section 10.05 of each Credit Agreement, (i) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (i) the availability of specific performance or other equitable remedies and (i) the enforceability of waivers by parties of their respective rights and remedies under law.

          (f) Insofar as our opinions given above relate to the creation, perfection or enforcement of liens on personal property of the Borrower, they are given only to the extent that liens on such personal property may be created, perfected or enforced under Article 9 of the Uniform Commercial Code as presently in effect in New Hampshire.

     We are aware that Jeffrey C. Miller, Robert A. Bersak and King & Spalding may rely upon the opinions set forth herein in rendering their opinions furnished pursuant to Sections 5.01(a)(xiv)(A), 5.01(a)(xiv)(B) and 5.01(a)(xiv)(F), respectively, of each Credit Agreement, and we hereby authorize such reliance.

                         Very truly yours,


EXHIBIT 5.01D


                          [Form of Opinion of Drummond
                               Woodsum & MacMahon]


[Closing Date]



To each of the Banks party to the Credit
Agreements referred to below, to the
Administrative Agent as referred to
below and to the Collateral Agent (as
defined in the Credit Agreements)


                     Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(a)(xiv)(D) of each of the 364-Day Revolving Credit Agreement and the Amended and Restated Revolving Credit Agreement, each dated as of April 1, 1996 (collectively, the "Credit Agreements"; individually, a "Credit Agreement"), among Public Service Company of New Hampshire (the "Borrower"), the Banks named therein and certain lenders from time to time parties thereto, and Chemical Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in a Credit Agreement are used herein as therein defined.

     We have acted as special Maine counsel for the Borrower in connection with the transactions contemplated under the Credit Agreements.

     In connection with this opinion, we have examined the Credit Agreements, a certificate of the Secretary of State of Maine, dated April 8, 1996, attesting to the authorization to do business and good standing of the Borrower in Maine, the originals or copies certified to our satisfaction of such corporate records of the Borrower, such certificates of public officials and officers of the Borrower, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures and the due authorization of all signatures, the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials.

     We are assuming, for purposes of this opinion, that the Borrower is a corporation organized and existing under the laws of the State of New Hampshire and has, under its articles of incorporation, all requisite corporate power and authority to own and operate its properties and carry on its business as presently conducted, including without limitation the power to make, generate, sell, distribute and supply electricity at wholesale and retail. We are also assuming that the Collateral is all located outside the State of Maine.

     We are qualified to practice law in the State of Maine and we do not purport to be experts on any laws other than the laws of the State of Maine.

     Based upon the foregoing and upon such investigation as we deemed necessary, we are of the opinion that:

          1. The Borrower is a corporation duly qualified to do business in, and is in good standing in, the State of Maine.

          2. The execution, delivery and performance by the Borrower of each Loan Document do not and will not contravene the laws of the State of Maine (other than the state securities or "Blue Sky" laws of Maine, as to which we express no opinion).

          3.   No Governmental Approval of the types referred to in clauses
     (i) and (ii) in the definition of "Governmental Approvals" contained in the Credit Agreements by any governmental authority in the State of Maine or by any legal or regulatory body in the State of Maine (other than in connection with or in compliance with the state securities or "Blue Sky" laws of Maine, as to which we express no opinion) is required as to any Loan Document.

          4. To the best of our knowledge there is no pending or threatened action or proceeding in the State of Maine affecting the Borrower or its properties before any court, governmental agency or arbitrator, which may, if adversely determined, purport to affect the legality, validity or enforceability, of any Loan Document in effect on the date hereof.

     We are aware that Jeffrey C. Miller, Robert A. Bersak, Sulloway & Hollis and King & Spalding will rely upon the opinions set forth above in rendering their opinions furnished pursuant to Section 5.01(a)(xiv)(A), (B), (C) and
(F), respectively, of each Credit Agreement, and we hereby authorize such reliance.

                         Very truly yours,


EXHIBIT 5.01E


                   [Form of Opinion of Zuccaro, Willis & Bent]


[Closing Date]



To each of the Banks party to the Credit
Agreements referred to below, the
Administrative Agent referred to below
and to the Collateral Agent (as defined in the Credit Agreements)


                     Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(a)(xiii)(E) of each of the 364-Day Revolving Credit Agreement and the Amended and Restated Revolving Credit Agreement, each dated as of April 1, 1996 (collectively, the "Credit Agreements"; individually, a "Credit Agreement"), among Public Service Company of New Hampshire (the "Borrower"), the Banks named therein and certain lenders from time to time parties thereto, and Chemical Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in a Credit Agreement are used herein as therein defined.

     We have acted as special Vermont counsel for the Borrower in connection with the transactions contemplated under the Credit Agreements.

     In connection with this opinion, we have examined the Credit Agreements, a certificate of the Secretary of State of Vermont, dated April __, 1996, attesting to the authorization to do business and good standing of the Borrower in Vermont, the originals or copies certified to our satisfaction of such corporate records of the Borrower, such certificates of public officials and officers of the Borrower, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials.

     We are assuming, for purposes of this opinion, that the Borrower is a corporation organized and existing under the laws of the State of New Hampshire and has, under its articles of incorporation, all requisite corporate power and authority to own and operate its properties and carry on its business as presently conducted, including without limitation the power to make, generate, sell, distribute and supply electricity at wholesale and retail.

     We are qualified to practice law in the State of Vermont and we do not purport to be experts on any laws other than the laws of the State of Vermont.

     Based upon the foregoing and upon such investigation as we deemed necessary, we are of the opinion that:

          1. The Borrower is a corporation duly qualified to do business in, and is in good standing in, the State of Vermont.

          2. The execution, delivery and performance by the Borrower of each Loan Document do not and will not contravene the laws of the State of Vermont (other than the state securities or "Blue Sky" laws of Vermont, as to which we express no opinion).

          3.   No Governmental Approval of the types referred to in clauses
     (i) and (ii) in the definition of "Governmental Approvals" contained in the Credit Agreements by any governmental authority in the State of Vermont or by any legal or regulatory body in the State of Vermont (other than in connection with or in compliance with the state securities or "Blue Sky" laws of Vermont, as to which we express no opinion) is required [except those listed on Schedule I hereto, each of which has been duly obtained and is in full force and effect; and all applicable periods of time for review, rehearing or appeal with respect to such Governmental Approvals required by any such governmental authority, legal or regulatory body have expired].

          4. To the best of our knowledge there is no pending or threatened action or proceeding in the State of Vermont affecting the Borrower or its properties before any court, governmental agency or arbitrator, which may, if adversely determined, purport to affect the legality, validity or enforceability of any Loan Document in effect on the date hereof.

     We are aware that Jeffrey C. Miller, Robert A. Bersak, Sulloway & Hollis and King & Spalding will rely upon the opinions set forth above in rendering their opinions furnished pursuant to Section 5.01(a)(xiv)(A), (B), (C) and
(F), respectively, of each Credit Agreement, and we hereby authorize such reliance.

                         Very truly yours,

EXHIBIT 5.01F

                                 [Closing Date]



To each of the Banks party to the Credit
Agreements referred to below, to the
Administrative Agent referred to below
and to the Collateral Agent (as defined in the Credit Agreements)


                     Public Service Company of New Hampshire


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.01(a)(xiv)(F) of each of the 364-Day Revolving Credit Agreement and the Amended and Restated Revolving Credit Agreement, each dated as of April 1, 1996 (collectively, the "Credit Agreements"; individually, a "Credit Agreement"), among Public Service Company of New Hampshire (the "Borrower"), the Banks named therein and certain lenders from time to time parties thereto and Chemical Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreements are used herein as therein defined.

     We have acted as special New York counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreements.

          In that connection, we have examined the following documents:

          (a) The Credit Agreements, executed by each of the parties thereto.

          (b)  The Notes, executed by the Borrower.

          (c) The other documents furnished pursuant to Section 5.01 of each Credit Agreement and listed on Exhibit A hereto, including the opinions of counsel delivered pursuant to Sections 5.01(a)(xiv)(A) through (E) of each Credit Agreement and listed on Exhibit A hereto as items __, __, __ and__ (collectively, the "Opinions").

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks, the Collateral Agent and the Administrative Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreements.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Opinions and the other documents referred to in item (c), above, are substantially responsive to the requirements of the Sections of the Credit Agreements pursuant to which the same have been delivered.

     Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law.
                                   Very truly yours,

PKS:MEO:acss



EXHIBIT 10.07




                                LENDER ASSIGNMENT


                             Dated            ,


     Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of __________ __, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"), among the Borrower, the Lenders named therein and from time to time parties thereto, and Chemical Bank, as Administrative Agent for the Lenders. Pursuant to the Credit Agreement, ________________ (the "Assignor") has committed to make advances ("Advances") to the Borrower, which Advances are evidenced by a promissory note (the "Note") issued by the Borrower to the Assignor. Terms defined in the Credit Agreement are used herein with the same meaning.

     The Assignor and              (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor, a portion of the Assignor's rights and obligations under the Credit Agreement and the Security Documents as of the Effective Date (as defined below) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations of the Lenders under the Credit Agreement (the "Assigned Interest"), including, without limitation, such percentage interest in the Commitment as in effect on the Effective Date, the Advances outstanding on the Effective Date and the Notes. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Section 2 of Schedule 1. The effective date of this sale and assignment shall be the date specified on Schedule 1 hereto (the "Effective Date").

     2. On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, the principal amount of the Advances outstanding under the Credit Agreement which are being assigned hereunder, and the sale and assignment contemplated hereby shall thereupon become effective. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement and the Note to the extent of the Assigned Interest, including without limitation (i) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date (subject to Section 10.04 of the Credit Agreement), increased costs, additional amounts or otherwise; (ii) the right to vote and to instruct the Administrative Agent under the Credit Agreement based on the Assigned Interest; (iii) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement; and (iv) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrower, the Administrative Agent, the Collateral Agent or otherwise) in the same funds in which such amount is received by the Assignor.

     3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Notes or the Security Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, the Security Documents or any other instrument or document furnished pursuant thereto; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Notes, the Security Documents or any other instrument or document furnished pursuant thereto; and
(iii) attaches its Note and requests that the Administrative Agent obtain new Note[s] from the Borrower in accordance with the terms of subsection 10.07(d) of the Credit Agreement.

     4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assignment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Notes and the Security Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the Notes and the Security Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement, the Notes and the Security Documents are required to be performed by it as a Lender; (v) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respects to all payments to be made to the Assignee under the Credit Agreement (and the Notes) or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; (vii) attaches a completed
Schedule 2 (the Administrative Questionnaire) hereto; and (viii) confirms that it has paid the processing and recordation fee referred to in subsection 10.07(a)(iii) of the Credit Agreement.

     5. Following the execution of this Lender Assignment, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. Upon such acceptance and recording and receipt of any consent of the Borrower required pursuant to subsection 10.07(a), as of the Effective Date, the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Lender Assignment, have the rights and obligations of a Lender thereunder and under the Notes and the Security Documents and (i) the Assignor shall, to the extent provided in this Lender Assignment, relinquish its rights and be released from its obligations under the Credit Agreement, the Notes and the Security Documents.

     6. Upon such acceptance, recording and consent, from and after the Effective Date, (i) the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Lender Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.


                                   Schedule 1
                                       to
                                Lender Assignment
                             Dated           , 19



Section 1.

     (a)  Total Credit Agreement Commitments:     $________
     (b)  Percentage Interest:(1)                 _________%
     (c)  Amount of Assigned Share:               $________


Section 2.

     Assignee's Commitment:                  $________


Section 3.

     Effective Date:(2)                      __________, 19__



                         [NAME OF ASSIGNOR]


                         By /s/
                            Title:


                         [NAME OF ASSIGNEE]


                         By /s/
                            Title:

(1)Specify percentage to no more than 8 decimal points.

(2)See Section 10.07(a). Such date shall be at least 5 Business Days after the execution of this Lender Assignment.

                         Domestic Lending Office (and
                           address for notices):
                                [Address]


                         Eurodollar Lending Office:
                                [Address]


Accepted this      day
of             ,


CHEMICAL BANK,
   as Administrative Agent



By /s/
   Title:


                                   Schedule 2
                                       to
                                Lender Assignment
                             Dated         , 19



                          Administrative Questionnaire
                     Public Service Company of New Hampshire
                     $125,000,000 Revolving Credit Facility


NOTE TO PARTICIPANTS:    PLEASE FORWARD THIS COMPLETED FORM AS SOON AS
POSSIBLE TO ______________, STRUCTURED
                         FINANCE, SYNDICATIONS & PRIVATE PLACEMENTS, CHEMICAL
BANK, VIA RAPIFAX TO (212)
                         ________

                           PLEASE TYPE ALL INFORMATION


Administrative Agent:    Chemical Bank
               140 East 45th Street
               New York, New York  10017

Operational
Contact
Telecopier:



Contact:
Telecopier:
Telex:                             Answerback:

CHEMICAL BANK'S
wire instructions:       [CHEMICAL BANK, 52 Broadway, NY
               ABA #: 021000128
               Loan Service Dept., 3rd Fl.
               Corporate Agency A/C #400-399903
               Attn: _______________
               Ref:  Public Service Company of New Hampshire]


Full Legal Name of your Bank:

Exact name of signing officer:

Title of signing officer:

Business address for delivery of
execution copies of credit
agreement (Please do not use
P.O. Box address; hand deliveries
cannot be made):

Signing officer's phone no.:

Alternate officer contact:

Alternate officer's phone no.:


                     Public Service Company of New Hampshire
                           PRIMARY CONTACT INFORMATION

These contacts are for critical notification (drawdowns, repayments, rate setting, etc.)

Bank Name:

Address:

Primary Contact:

Title and Department:

Phone Number:

Primary Telecopier:

Alternate Telecopier:

Primary Telex/answerback:

               ********** Alternate Contact Information **********

Alternate Contact:

Title and Department:

Phone Number:

Primary Telecopier:

Alternate Telecopier:

Primary Telex/answerback:

                         General Operational Information

Wire instructions to your bank:    Bank Name:

                    Dept.:

                    ABA #:

                    A/C #:

                    Attn:

                    Ref:

Telex Information:  Contact Name(s)

               Number

               Answerback

If any changes are made to the above information please notify by rapifax to ____________ (212)________ and _____________ (212) _________.


                     Public Service Company of New Hampshire
                    PLEASE COMPLETE THE FOLLOWING INFORMATION
                          FOR COMPETITIVE AUCTIONS ONLY

Facility Agent:     Chemical Bank
          140 East 45th Street
          New York, New York  10017

Telex:         NY:       Answerback:

Telecopier:


Contacts:                               Syndications/Sales Support
                                   Syndications

                                 Primary Contact
                              Competitive Auctions

Bank Name:

Address:

Primary Contact:

Title:

Department:

Telephone Number:

Telex Number and Answerback:

Telecopier Number:

                                Alternate Contact
                              Competitive Auctions
Alternate Contact:

Title:

Department:

Telephone Number:

Telex Number and Answerback:

Telecopier Number:





EXECUTION COPY





U.S. $100,000,000


364-DAY

REVOLVING CREDIT AGREEMENT


Dated as of April 1, 1996

Among


PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

as Borrower


THE BANKS NAMED HEREIN

as Banks


and


CHEMICAL BANK

as Administrative Agent



                                TABLE OF CONTENTS

Section                                                       Page

                                    ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS                                 1
1.01.  Certain Defined Terms                                     1
1.02.  Computation of Time Periods                               18
1.03.  Accounting Terms                                          19
1.04.  Computations of Outstandings                              19

                                   ARTICLE II
COMMITMENTS                                                      19
2.01.  The Commitments                                           19
2.02.  Fees                                                      19
2.03.  Reduction of the Commitments                              20

                                   ARTICLE III
CONTRACT AND COMPETITIVE ADVANCES                                20
3.01.  Contract Advances                                         20
3.02.  Terms Relating to the Making and of Contract Advances     20
3.03.  (a)  Competitive Advances                                 21
3.04.  Making of Advances                                        26
3.05.  Repayment of Advances                                     27
3.06.  Interest                                                  27

                                   ARTICLE IV
PAYMENTS                                                         29
4.01.  Payments and Computations                                 29
4.02.  Prepayments                                               30
4.03.  Yield Protection                                          30
4.04.  Sharing of Payments, Etc                                  34
4.05.  Taxes                                                     35

                                    ARTICLE V
CONDITIONS PRECEDENT                                             37
5.01.  Conditions Precedent to Effectiveness                     37
5.02.  Conditions Precedent to Certain Contract Advances and
     all Competitive Advances                                    40
5.03.  Conditions Precedent to Other Contract Advances           41
5.04.  Reliance on Certificates                                  42

                                   ARTICLE VI
REPRESENTATIONS AND WARRANTIES                                   42
6.01.  Representations and Warranties of the                     42

                                   ARTICLE VII
COVENANTS OF THE BORROWER                                        45
7.01.  Affirmative Covenants                                     45
7.02.  Negative Covenants                                        48
7.03.  Reporting Obligations                                     51

                                  ARTICLE VIII
DEFAULTS                                                         55
8.01.  Events of Default                                         55
8.02.  Remedies Upon Events of Default                           58

                                   ARTICLE IX
THE ADMINISTRATIVE AGENT                                         59
9.01.  Authorization and Action                                  59
9.02.  Administrative Agent's Reliance,                          59
9.03.  Chemical and Affiliates                                   60
9.04.  Lender Credit Decision                                    60
9.05.  Indemnification                                           60
9.06.  Successor Administratient                                 61

                                    ARTICLE X
MISCELLANEOUS                                                    61
10.01.  Amendments, Etc                                          61
10.02.  Notices, Etc                                             62
10.03.  No Waiver of Remedies                                    62
10.04.  Costs, Expenses and Indemnification                      63
10.05.  Right of Set-off                                         64
10.06.  Binding Effect                                           64
10.07.  Assignments and Participation                            64
10.08.  Confidentiality                                          68
10.09.  Certain Authorizations and Consent                       68
10.10.  Waiver of Jury Trial                                     69
10.11.  Governing Law                                            69
10.12.  Relation of the Parties; No Beneficiary                  69
10.13.  Execution in Counterparts                                70


                                    SCHEDULE


Schedule I     -    Applicable Lending Offices


                                    EXHIBITS


Exhibit 1.01A  -    Form of Competitive Note
Exhibit 1.01B  -    Form of Contract Note
Exhibit 1.01C  -    Form of Collateral Agency Agreement
Exhibit 1.01D  -    Form of PSNH Mortgage Amendment
Exhibit 1.01E  -    Form of PSNH Mortgage Assignment
Exhibit 3.01A  -    Form of Notice of Contract Borrowing
Exhibit 3.03A-1     -    Form of Competitive Bid Request
                       (Eurodollar Competitive Advance)
Exhibit 3.03A-2     -    Form of Confirmation of Competitive Borrowing
                       (Fixed Rate Competitive Advance)
Exhibit 3.03B  -    Form of Notice of Competitive Bid Request
                       (Eurodollar Competitive Advance)
Exhibit 3.03C-1     -    Form of Competitive Bid
                       (Eurodollar Competitive Advance)
Exhibit 3.03C-2     -    Form of Confirmation of Competitive Bid
                       (Fixed Rate Competitive Advance)
Exhibit 3.03D  -    Form of Competitive Bid Letter
Exhibit 5.01A  -    Form of Opinion of Jeffrey C. Miller, Assistant
                       General Counsel to Northeast Utilities
                       Service Company
Exhibit 5.01B  -    Form of Opinion of Robert A. Bersak, Assistant
                       General Counsel to the Borrower
Exhibit 5.01C  -    Form of Opinion of Sulloway & Hollis,
                       special New Hampshire counsel to
                       the Borrower
Exhibit 5.01D  -    Form of Opinion of Drummond Woodsum
                       & MacMahon, special Maine
                       counsel to the Borrower
Exhibit 5.01E  -    Form of Opinion of Zuccaro, Willis & Bent,
                       special Vermont counsel to the Borrower
Exhibit 5.01F  -    Form of Opinion of King & Spalding,
                       counsel to the Administrative Agent
Exhibit 10.07  -    Form of Lender Assignment


364-DAY
REVOLVING CREDIT AGREEMENT

Dated as of April 1, 1996


     This 364-DAY REVOLVING CREDIT AGREEMENT (this "Agreement") is made by and among:

     (i) Public Service Company of New Hampshire, a corporation duly organized and validly existing under the laws of the State of New Hampshire (the "Borrower"),

     (ii) The financial institutions (the "Banks") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

     (iii) Chemical Bank ("Chemical"), as Administrative Agent for the Lenders hereunder.

PRELIMINARY STATEMENT

     The Borrower, certain lenders parties thereto and Chemical as administrative agent thereunder, previously entered into the Existing Revolving Credit Agreement (as hereinafter defined). The Borrower, the Banks and the Administrative Agent now desire to amend and restate the Existing Revolving Credit Agreement by entering into the Other Loan Documents (as herein defined) and, as well, to enter into this separate Agreement, which separately supplements and adds to the credit facility formerly available under the Existing Revolving Credit Agreement. Now therefore, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

          "Advance" means a Contract Advance or a Competitive Advance (each of which shall be a "Class" of Advance).

          "Administrative Agent" means Chemical or any successor thereto as provided herein.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement for Capacity Transfer" means the Agreement for Capacity Transfer, dated as of December 1, 1989, between The Connecticut Light and Power Company and the Borrower as amended by the First Amendment to Agreement for Capacity Transfer, dated as of May 1, 1992, which provides for capacity transfers from the Borrower to The Connecticut Light and Power Company.

          "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the greater of:

               (a)  the Prime Rate in effect on such day; and

               (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum.

     For purposes hereof, the term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Applicable Facility Fee Rate" means, for any day, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level:

               Rating        Rating    Rating       Rating
               Level I       Level II  Level III    Level IV

Applicability       0.20%     0.20%     0.20%       0.20%
Facility Fee Rate

     Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

          "Applicable Lending Office" means, with respect to each Lender:

               (i) in the case of any Contract Advance, (A) such Lender's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance, or (B) such Lender's "Domestic Lending Office" in the case of a Base Rate Advance, in each case as specified opposite such Lender's name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender; or

               (ii) in the case of any Competitive Advance, the office or affiliate of such Lender identified as the Applicable Lending Office in such Lender's Competitive Bid tendered pursuant to
          Section 3.03 hereof; or

               (iii) in each case, such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

               "Applicable Margin" means, for any day for any outstanding Contract Advance, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level:

Type of         Rating         Rating         Rating         Rating
Advance         Level I        Level II       Level III      Level IV

Eurodollar      0.80%          0.80%           0.80%         0.80%
Rate

Base Rate       0.00%          0.00%          0.00%          0.00%

     Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

          "Applicable Rate" means:

               (i) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period;

               (ii) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time;

               (iii) in the case of each Eurodollar Competitive Advance, a rate per annum during the Interest Period therefor, equal at all times to the sum of the Eurodollar Rate for such Interest Period plus or minus, as the case may be, the Competitive Margin in effect during such Interest Period; and

               (iv) in the case of each Fixed Rate Competitive Advance, at a rate per annum during the Interest Period therefor, equal at all times to the rate specified by such Lender in its Competitive Bid and accepted by the Borrower for such Competitive Advance in accordance with Section 3.03(b)(iv) hereof.

          "Applicable Rating Level" shall be determined at any time and from time to time on the basis of the long-term ratings of S&P and Moody's applicable at such time to the Borrower's First Mortgage Bonds not entitled to external credit support (or other senior secured debt securities not entitled to external credit support if no First Mortgage Bonds are then outstanding) in accordance with the following:

Rating             Rating         Rating         Rating
Level I            Level II       Level III      Level IV

BBB- or higher     BB+ and Ba1    BB and Ba2     BB- or Ba3 or
and Baa3 or                                      below (all
higher                                           other cases)

     In the event of a split rating, the lower of the two ratings shall control. The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody's, as the case may be.

          "Available Commitment" means, for each Lender, the unused portion of such Lender's Commitment (which shall be equal to the excess, if any, of such Lender's Commitment over such Lender's Contract Advances outstanding), less such Lender's Percentage of the aggregate amount of Competitive Advances outstanding. "Available Commitments" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

          "Base Rate Advance" means a Contract Advance in respect of which the Borrower has selected in accordance with Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Alternate Base Rate.

          "Borrowing" means a Contract Borrowing or Competitive Borrowing (each of which shall be a "Class" of Borrowing).

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Competitive Advances, on which dealings are carried on in the London interbank market.

          "CSI" means Chemical Securities Inc.

          "Class" has the meaning assigned to such term (i) in the definition of "Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

          "Closing" means the fulfilment of each of the conditions precedent enumerated in Section 5.01 hereof to the satisfaction of the Lenders, the Administrative Agent and the Borrower. All transactions contemplated by the Closing shall take place on or prior to May 15, 1996, at the offices of King & Spalding, 120 West 45th Street, New York, New York 10036, at 10:00 a.m. (New York City time), or such other place and time as the parties hereto may mutually agree (the "Closing Date").

          "Collateral" means all of the collateral in which liens, mortgages or security interests are purported to be granted by any or all of the Security Documents.

          "Collateral Agency Agreement" means an Amended and Restated Collateral Agency Agreement in substantially the form of Exhibit 1.01C hereto as the same may be amended, supplemented or otherwise modified from time to time.

          "Collateral Agent" means Chemical or any successor thereto as provided in the Collateral Agency Agreement.

          "Commitment" means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03 hereof.
     "Commitments" shall refer to the aggregate of the Lenders' Commitments hereunder.

          "Common Equity" means, at any date, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding shares of common stock of the Borrower and the surplus, paid-in, earned and other, if any, of the Borrower.

          "Competitive Advance" means an advance by a Lender to the Borrower as part of a Competitive Borrowing and refers to a Fixed Rate Competitive Advance or a Eurodollar Competitive Advance (each of which shall be a "Type" of Competitive Advance).

          "Competitive Bid" means an offer by a Lender to make a Competitive Advance under the competitive bidding procedure described in
     Section 3.03(b).

          "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 3.03(b)(iv), (i) in the case of a Eurodollar Competitive Advance, the Competitive Margin and (ii) in the case of a Fixed Rate Competitive Advance, the fixed rate of interest offered by such Lender making such Competitive Bid.

          "Competitive Bid Letter" means a letter in the form of
     Exhibit 3.03D hereto.

          "Competitive Bid Request" means a request made by the Borrower pursuant to Section 3.03(b)(i) in the form of Exhibit 3.03A-1 hereto.

          "Competitive Borrowing" means a borrowing consisting of one or more Competitive Advances of the same Type and Interest Period made on the same day by each of the Lenders whose Competitive Bid to make one or more Competitive Advances as part of such Borrowing has been accepted by the Borrower under the competitive bidding procedure described in
     Section 3.03(b). A Competitive Borrowing may be referred to herein as being a "Type" of Competitive Borrowing, corresponding to the Type of Competitive Advances comprising such Borrowing.

          "Competitive Margin" means, with respect to any Eurodollar Competitive Advance, the percentage per annum (expressed in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Advance, as specified in the Competitive Bid relating to such Advance.

          "Competitive Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the indebtedness of the Borrower to such Lender from time to time resulting from Competitive Advances made by such Lender.

          "Confidential Information" has the meaning assigned to that term in
     Section 10.08.

          "Contract Advance" means an advance by a Lender to the Borrower pursuant to Section 3.01 hereof and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a "Type" of Contract Advance). For purposes of this Agreement, all Contract Advances of a Lender (or portions thereof) of the same Type and Interest Period made on the same day shall be deemed to be a single Advance by such Lender until repaid.

          "Contract Borrowing" means a borrowing consisting of Contract Advances of the same Type and Interest Period made on the same day by the Lenders, ratably in accordance with their respective Commitments. A Contract Borrowing may be referred to herein as being a "Type" of Contract Borrowing, corresponding to the Type of Contract Advances comprising such Borrowing. For purposes of this Agreement, all Contract Advances of the same Type and Interest Period made on the same day shall be deemed a single Contract Borrowing hereunder until repaid.

          "Contract Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Contract Advances made by such Lender.

          "Debt" means, for any Person, without duplication, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases (but excluding the Unit Contract), (v) obligations (contingent or otherwise) of such Person under reimbursement or similar agreements with respect to the issuance of letters of credit, (vi) net obligations (contingent or otherwise) of such Person under interest rate swap, "cap", "collar" or other hedging agreements, (vii) obligations of such person to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii), above, and (ix) liabilities in respect of unfunded vested benefits under ERISA Plans.

          "Debt Limit" means the limitation on the incurrence of short-term debt applicable to the Borrower in effect from time to time either in accordance with applicable law or a waiver thereof granted by competent governmental authority, including without limitation, the New Hampshire Public Utilities Commission.

          "Disclosure Documents" means the Information Memorandum, the Borrower's 1995 Annual Report, the Borrower's Annual Report on Form 10-K for the year ended December 31, 1995, and any Current Report on Form 8-K of the Borrower filed by the Borrower with the Securities and Exchange Commission after January 31, 1996 and furnished to the Banks prior to the execution and delivery of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" of the Borrower within the meaning of the regulations under
     Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Multiemployer Plan" means a "multiemployer plan" subject to Title IV of ERISA.

          "ERISA Plan" means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

          "ERISA Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Competitive Advance" means a Competitive Advance in respect of which the Borrower has selected in accordance with
     Section 3.03 hereof, and this Agreement provides, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance or Eurodollar Competitive Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount of $1,000,000 and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 3.06(d) and 4.03(g).

          "Eurodollar Rate Advance" means a Contract Advance in respect of which the Borrower has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 8.01.

          "Existing Collateral Agency Agreement" means the Collateral Agency Agreement, dated as of May 1, 1991, among the Borrower, Bankers Trust Company, as Collateral Agent, Citibank, N.A., as Term Agent, Chemical, as Revolving Agent, and certain other holders of secured claims referred to herein.

          "Existing Revolving Credit Agreement" means the Revolving Credit Agreement, dated as of May 1, 1991, among the Borrower, Bankers Trust Company, Chemical and Citibank, N.A. as Co-Agents and Chemical, as Administrative Agent, and the lenders from time to time party thereto, as amended by the First Amendment to the Revolving Credit Agreement, dated as of May 11, 1994, among the parties to the Revolving Credit Agreement.

          "Facility" means the facility made available to the Borrower by each of the Lenders under Sections 2.01(a), 3.01 and 3.03 to request, prepay and repay Advances in connection with each Lender's Commitment.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the Fee Letter, dated as of February 15, 1996, among the Borrower, NUSCO, Chemical and CSI.

          "First Mortgage Bond Amount" means $950,000,000.

          "First Mortgage Bonds" means first mortgage bonds in the maximum aggregate principal amount of up to the First Mortgage Bond Amount issued or to be issued by the Borrower and secured, directly or indirectly, collectively or severally, by one or more first-priority liens on all or part of the Indenture Assets pursuant to the First Mortgage Indenture or another indenture in form and substance satisfactory to the Majority Lenders. For purposes hereof, all or part of the First Mortgage Bonds may be issued as collateral for pollution control revenue bonds or industrial revenue bonds, whether taxable or tax exempt, issued by the Borrower or by a governmental authority at the Borrower's request (any such pollution control revenue bonds or industrial revenue bonds being included, without duplication as to the principal amount of First Mortgage Bonds securing the same, within the definition hereunder of "First Mortgage Bonds").

          "First Mortgage Indenture" means the General and Refunding Mortgage Indenture, between the Borrower and New England Merchants National Bank, as trustee and to which First Fidelity Bank, National Association, New Jersey, is successor trustee, dated as of August 15, 1978, as amended and supplemented through the date hereof, as the same may hereafter be amended, supplemented or modified from time to time.

          "Fixed Rate Competitive Advance" means a Competitive Advance in respect of which the Borrower has selected in accordance with
     Section 3.03(b)(iv) hereof, and this Agreement provides, interest to be computed on the basis of a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Advance in its Competitive Bid.

          "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with any of (i) the execution, delivery or performance of the Rate Agreement, any Loan Document or any Significant Contract, (ii) the grant and perfection of any security interest, lien or mortgage contemplated by the Security Documents, or (iii) the nature of the Borrower's business as conducted or the nature of the property owned or leased by it. For purposes of this Agreement, Chapter 362-C of the Revised Statutes Annotated of New Hampshire, as in effect on the date hereof, shall be deemed to be a Governmental Approval.

          "Hazardous Substance" means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

          "Indemnified Person" has the meaning assigned to that term in
     Section 10.04(b) hereof.

          "Indenture Assets" means fixed assets of the Borrower (including related Governmental Approvals and regulatory assets, but excluding the Seabrook Interests) which from time to time are subject to the first-priority lien under the First Mortgage Indenture.

          "Information Memorandum" means the Confidential Information Memorandum, dated February 1996, regarding the Borrower and NU, as distributed to the Administrative Agent and the Lenders, including all schedules and attachments thereto.

          "Interest Expense" means, for any period, the aggregate amount of any interest on Debt (including long-term and short-term Debt).

          "Interest Period" has the meaning assigned to that term in
     Section 3.06(a) hereof.

          "Lender Assignment" means an assignment and agreement entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07 hereto.

          "Lenders" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

          "Lien" has the meaning assigned to that term in Section 7.02(a) hereof.

          "Loan Documents" means this Agreement, the Notes and the Security Documents (as each may be amended, supplemented or otherwise modified from time to time).

          "Major Electric Generating Plants" means the following generating stations of the Borrower: the Merrimack generating station located in Bow, New Hampshire; the Newington generating station located in Newington, New Hampshire; the Schiller generating station located in Portsmouth, New Hampshire; the White Lake combustion turbine located in Tamworth, New Hampshire; the Millstone Unit No. 3 generating station located in Waterford, Connecticut, and the Wyman Unit No. 4 generating station located in Yarmouth, Maine.

          "Majority Lenders" means on any date of determination, Lenders who, collectively, on such date (i) hold at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders and (ii) have Percentages in the aggregate of at least 66-2/3%. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

          "Merger" means (i) the merger on June 5, 1992 of NU Acquisition Corp., a wholly owned subsidiary of NU, with and into the Borrower and
     (ii) the transfer on the same date by the Borrower, as so merged, to NAEC of the Seabrook Interests in accordance with the Rate Agreement.

          "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

          "NAEC" means North Atlantic Energy Corporation, a corporation wholly owned by NU which acquired the Seabrook Interests from the Borrower on June 5, 1992.

          "Note" means a Contract Note or a Competitive Note, as each may be amended, supplemented or otherwise modified from time to time.

          "Notice of Contract Borrowing" has the meaning assigned to that term in Section 3.01 hereof.

          "NU" means Northeast Utilities, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts.

          "NUSCO" means Northeast Utilities Service Company, a Connecticut corporation and a wholly owned subsidiary of NU.

          "Operating Income" means, for any period, the Borrower's operating income for such period, adjusted as follows:

               (i) increased by the amount of income taxes (including New Hampshire Business Profits Tax and other comparable taxes) paid by the Borrower during such period, if and to the extent deducted in the computation of the Borrower's operating income for such period; and

               (ii) increased by the amount of any depreciation deducted by the Borrower during such period; and

               (iii) increased by the amount of any amortization of acquisition adjustment deducted by the Borrower during such period; and

               (iv) decreased by the amount of any capital expenditures paid by the Borrower during such period.

          "Other Loan Documents" means the Amended and Restated Revolving Credit Agreement, dated as of April 1, 1996 among the Borrower, the lenders from time to time parties thereto and Chemical, as administrative agent thereunder, together with the other "Loan Documents" referred to therein.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

          "Percentage" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PSNH Mortgage" means the Mortgage, Assignment, Security Agreement and Financing Statement, dated as of May 1, 1991, by the Borrower to Bankers Trust Company, as assigned pursuant to the PSNH Mortgage Assignment, and as amended by PSNH Mortgage Amendment, as the same may be further amended, supplemented or otherwise modified from time to time.

          "PSNH Mortgage Amendment" means the First Amendment to the PSNH Mortgage, dated on or about the Closing Date, by the Borrower and the Collateral Agent, in substantially the form of Exhibit 1.01D hereto.

          "PSNH Mortgage Assignment" means the Replacement of Collateral Agent, together with Assignment by Mortgagee, Assignee and Secured Party, dated on or about the Closing Date, among Bankers Trust Company, as former Collateral Agent, Chemical, as successor Collateral Agent, and the Borrower.

          "Rate Agreement" means the Agreement dated as of November 22, 1989, as amended by the First Amendment to Rate Agreement dated as of December 5, 1989, the Second Amendment to Rate Agreement dated as of December 12, 1989, the Third Amendment to Rate Agreement dated as of December 28, 1993, the Fourth Amendment to Rate Agreement dated as of September 21, 1994 and the Fifth Amendment to Rate Agreement dated as of September 9, 1994, among NUSCO, the Governor and Attorney General of the State of New Hampshire and adopted by the Borrower as of July 10, 1990 (excluding the Unit Contract appended as Exhibit A thereto subsequent to the effectiveness of such contract).

          "Recipient" has the meaning assigned to that term in Section 10.08 hereof.

          "Reference Banks" means Chemical, Citibank, N.A. and Bank of America National Trust and Savings Association.

          "Register" has the meaning specified in Section 10.07(c).

          "S&P" means Standard and Poor's Ratings Group or any successor thereto.

          "Seabrook" means the nuclear-fueled, steam-electric generating plant at a site located in Seabrook, New Hampshire, and the real property interests and other fixed assets of such plant.

          "Seabrook Interests" means all right, title and interest of the Borrower, prior to the Merger, in and to the fixed assets of Seabrook, nuclear fuel relating to Seabrook and Governmental Approvals relating thereto, including the undeveloped land adjacent to Seabrook and described as the "Adjacent Property" in Schedule D to the PSNH Mortgage.

          "Secured Party" has the meaning assigned to that term in the Collateral Agency Agreement.

          "Security Documents" means the PSNH Mortgage and the Collateral Agency Agreement (as the same may be amended, supplemented or otherwise modified from time to time).

          "Series D Reimbursement Agreement" means (a) the Second Series D Letter of Credit and Reimbursement Agreement, dated as of May 1, 1995, among the Borrower, Barclays Bank PLC, New York Branch, and the Participating Banks named therein relating to: (i) the Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D), (ii) Business Finance Authority of the State of New Hampshire Pollution Control Refunding Revenue Bonds (Public Service Company of New Hampshire Project - 1992 Tax Exempt Series D) and (iii) any other series of "Tax-Exempt Refunding Bonds" issued from time to time in respect of the foregoing, as such agreement may from time to time be amended, modified or supplemented, and (b) any similar agreement entered into in respect of letters of credit or other credit enhancement facilities issued in support of any of the foregoing.

          "Series E Reimbursement Agreement" means (a) the Second Series E Letter of Credit and Reimbursement Agreement, dated as of May 1, 1995, among the Borrower, Swiss Bank Corporation, New York Branch, and the Participating Banks named therein relating to: (i) the Industrial Development Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series E), (ii) Business Finance Authority of the State of New Hampshire Pollution Control Refunding Revenue Bonds (Public Service Company of New Hampshire Project - 1993 Tax-Exempt Series E) and (iii) any other series of "Tax-Exempt Refunding Bonds" issued from time to time in respect of the foregoing, as such agreement may from time to time be amended, modified or supplemented, and (b) any similar agreement entered into in respect of letters of credit or other credit enhancement facilities issued in support of any of the foregoing.

          "Sharing Agreement" means the Sharing Agreement, dated as of June 1, 1992, among The Connecticut Light and Power Company, Western Massachusetts Electric Company, Holyoke Water Power Company, Holyoke Power and Electric Company, the Borrower and NUSCO.

          "Significant Contracts" means the following contracts, in each case as the same may be amended, modified or supplemented from time to time in accordance with this Agreement:

               (i)    the Agreement for Capacity Transfer;

               (ii)   the Sharing Agreement;

               (iii)  the Tax Allocation Agreement; and

               (iv)   the Unit Contract.

          "Tax Allocation Agreement" means the Tax Allocation Agreement dated as of January 1, 1990 among NU and the members of the consolidated group of which NU is the common parent, including, without limitation, the Borrower.

          "Termination Date" means the earlier to occur of (i) April 29, 1997, (ii) May 15, 1996, if the Closing Date shall not have occurred on or prior to such date, (iii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 8.02 or (iv) the date of acceleration of all amounts payable hereunder and under the Notes pursuant to Section 8.02.

          "Total Capitalization" means, as of any day, the aggregate of all amounts that would, in accordance with generally accepted accounting principles applied on a basis consistent with the standards referred to in Section 1.03 hereof, appear on the balance sheet of the Borrower as of such day as the sum of (i) the principal amount of all long-term Debt of the Borrower on such day, (ii) the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Borrower on such day, (iii) the surplus of the Borrower, paid-in, earned and other, if any, on such day and (iv) the unpaid principal amount of all short-term Debt of the Borrower on such day.

          "Type" has the meaning assigned to such term (i) in the definition of "Contract Advance" when used in the such context and (i) in the definition of "Contract Borrowing" when used in such context.

          "Unit Contract" means the Unit Contract, dated as of June 5, 1992, between the Borrower and NAEC.

          "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     SECTION 1.02 Computation of Time Periods. In the computation of periods of time under this Agreement any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial projections referred to in
Section 5.01 hereof.

     SECTION 1.04 Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of the aggregate principal amount of all Advances outstanding on such date in each case after giving effect to all Advances to be made on such date and the application of the proceeds thereof.


                                   ARTICLE II
                                   COMMITMENTS

     SECTION 2.01 The Commitments. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Advances to be made on such day and the application of the proceeds thereof). Within the limits of each Lender's Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

     (b) In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the total principal amount advanced pursuant to thereto to exceed the Available Commitment. In no event shall the Borrower be entitled to request or receive any Advance that would cause the total principal amount outstanding hereunder to exceed the Commitments.

     (c) In addition to each Lender's Commitment under subsection (a) above, but subject nevertheless to the provisions of subsection (b) above, the Borrower may request Competitive Advances to be made at the discretion of each Lender, in accordance with Section 3.03 hereof.

     SECTION 2.02 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment (whether used or unused) at the Applicable Facility Fee Rate, effective as of April 15, 1996 (as if the Commitments were effective as of such date), in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

     (b) The Borrower agrees to pay to the Administrative Agent and to CSI the fees specified in the Fee Letter, together with such other fees as may be separately agreed to between the Borrower and the Administrative Agent.

     SECTION 2.03 Reduction of the Commitments. (a) The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Available Commitments of the respective Lenders; provided (i) that any such partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) that in no event shall the aggregate Commitments be reduced hereunder to an amount less than the principal amount outstanding hereunder and (iii) that in no event shall the Commitments be reduced to an amount less than the aggregate principal amount of Advances then outstanding.


     (b) If the Closing Date does not occur on or prior to May 15, 1996, the Commitment of each Lender shall automatically terminate.


                                   ARTICLE III
                        CONTRACT AND COMPETITIVE ADVANCES

     SECTION 3.01 Contract Advances. Each Contract Borrowing shall consist of Contract Advances of the same Type and Interest Period made on the same Business Day by the Lenders ratably according to their respective Commitments. The Borrower may request that more than one Borrowing be made on the same day. Each Contract Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing, by the Borrower to the Administrative Agent, who shall give to each Lender prompt notice thereof on the same day such notice is received. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be in substantially the form of Exhibit 3.01A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing and (iii) Interest Period for each such Advance. Each proposed Borrowing shall be subject to the provisions of Sections 3.02, 4.03 and Article V hereof.

     SECTION 3.02  Terms Relating to the Making and of Contract Advances.
(a) Notwithstanding anything in Section 3.01 above to the contrary:

          (i) at no time shall more than ten different Contract Borrowings be outstanding hereunder;

          (ii) each Contract Borrowing hereunder shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments for Contract Advances on such date after giving effect to all other Contract Borrowings to be made on such date; and

          (iii) each Contract Borrowing hereunder which is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $10,000,000.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

     SECTION 3.03 (a) Competitive Advances. Each Competitive Borrowing shall consist of Competitive Advances of the same Type and Interest Period made by the Lenders in accordance with this Section 3.03 and shall be in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except as otherwise provided pursuant to
Section 3.03(b)(iv) hereof. Competitive Advances shall be made in the amounts accepted by the Borrower in accordance with Section 3.03(b)(iv).
Each Competitive Advance, regardless of which Lender makes such Advance, will reduce the Available Commitments of all Lenders pro rata as provided in the definition of "Available Commitments" in Section 1.01 hereof. Promptly after each Competitive Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Borrowing, the amount by which such Lender's Available Commitment has been reduced, the date of the Competitive Borrowing and the Interest Period with respect thereto.

     (b)  Competitive Bid Procedures.

          (i) In order to request Competitive Bids, (A) in the case of any request for Eurodollar Competitive Advances, the Borrower shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit 3.03A-1 to be received by the Administrative Agent not later than 10:00 a.m. (New York City time), four Business Days prior to a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances and (B) in the case of any request for Fixed Rate Competitive Advances, the Borrower shall give telephonic notice of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances to the Administrative Agent not later than 9:15 a.m. (New York City time) on the day of a proposed Competitive Borrowing (with written confirmation of the information given by telephone substantially in the form of Exhibit 3.03A-2 delivered by hand, telecopy or telex by the Borrower to the Administrative Agent no later than 5:00 p.m. (New York City time) on the day of such Competitive Borrowing.) No Contract Advances shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request which requests Eurodollar Competitive Advances that does not conform substantially to the form of Exhibit 3.03A-1 or 3.03A-2, as applicable, may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall refer to this Agreement and specify
     (1) the Lenders selected by the Borrower to make a Competitive Bid (which shall be no more than six Lenders), (2) the date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof), (3) the Interest Period with respect thereto and (4) whether the Borrowing then being requested is to consist of Eurodollar Competitive Advances or Fixed Rate Competitive Advances. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, invite by telex or telecopier (in the form of Exhibit 3.03B hereto) the selected Lenders to bid to make Competitive Advances pursuant to the Competitive Bid Request and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, not later than 9:30 a.m. (New York City time) on the day of such Competitive Bid Request, invite the selected Lenders by telephone to make Competitive Advances pursuant to the Competitive Bid Request, in accordance with the terms and conditions of this Agreement.

          (ii) Each selected Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower which shall be responsive to the Competitive Bid Request. Each Competitive Bid by such Lender must be received by the Administrative Agent (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier (in the form of Exhibit 3.03C-1 hereto) not later than 9:30 a.m. (New York City time), three Business Days prior to a proposed Competitive Borrowing and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances not later than 9:45 a.m. (New York City time) on the day of a proposed Competitive Borrowing (subsequently confirmed in writing, not later than 11:00 a.m. (New York City time) substantially in the form of
     Exhibit 3.03C-2 hereto). Multiple bids will be accepted by the Administrative Agent. Competitive Bids, with respect to Eurodollar Competitive Advances, that do not conform substantially to the format of
     Exhibit 3.03C-1 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such non-conforming bid of such rejection as soon as practicable. Each bid (a "Competitive Bid") shall refer to this Agreement and specify (A) the principal amount (which shall be a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may be up to the aggregate amount of the proposed Competitive Borrowing regardless of the Commitment of the Lender) of the Competitive Advance that the Lender is willing to make to the Borrower and (B) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Advances. If any selected Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier, not later than 9:30 a.m. (New York City time), three Business Days prior to a proposed Competitive Borrowing, and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telephone, telex or telecopier not later than 9:45 a.m. (New York City time) on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Advance. A Competitive Bid submitted by a Lender pursuant to this subsection (ii) shall be irrevocable.

          (iii) The Administrative Agent shall (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly notify the Borrower by telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, notify the Borrower by telephone not later than 10:00 a.m. (New York City time) on the day of such proposed Competitive Borrowing of the Competitive Bids made, the Competitive Bid Rate, the principal amount of each Competitive Bid and the identity of the Lender that made each Competitive Bid.

          (iv) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (iv), accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone whether and to what extent it has decided to accept or reject any or all of the Competitive Bids (specifying each Lender selected by it to make Competitive Advances, the principal amount of such Advances and the Competitive Bid Rate) (A) in the case of a Borrowing to consist of Eurodollar Competitive Advances, by not later than 10:15 a.m. (New York City time) three Business Days before a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Letter, hand delivered, telexed or telecopied by the Borrower to the Administrative Agent), and (B) in the case of a Borrowing to consist of Fixed Rate Competitive Advances, not later than 10:15 a.m. (New York City time) on the day of a proposed Competitive Borrowing (confirmed in writing substantially in the form of Exhibit 3.03A-2, hand delivered, telexed or telecopied to the Administrative Agent not later than 5:00 p.m. (New York City time) on the day of the proposed Competitive Borrowing); provided, however, that (1) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in subsection (iii) above, (2) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (3) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (4) if the Borrower shall determine to accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of all Competitive Bids made at such Competitive Bid Rate, when added to the aggregate amount of all Competitive Bids at lower Competitive Bid Rates, would cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the principal amount specified in the Competitive Bid Request, then the Borrower shall accept all such Competitive Bids at such Competitive Bid Rate in an aggregate amount reduced to eliminate such excess, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made ratably in accordance with the amount of each such Competitive Bid (subject to clause (5) below), and
     (5) no Competitive Bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof; provided further, however, that if a Competitive Advance must be in an amount of less than $5,000,000 because of the provisions of (4) above, such Competitive Advance may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to (4) above, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. Notice given by the Borrower pursuant to this subsection (iv) shall be irrevocable.

          (v) The Administrative Agent shall notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what principal amount and at what Competitive Bid Rate) (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly by telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, by telephone (such information to be confirmed in writing by the Administrative Agent to the Lenders not later than 12:00 noon (New York City time) on such day), not later than 10:30 a.m. (New York City time) on the day of the Competitive Borrowing and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance in respect of which its bid has been accepted. The Administrative Agent shall not be required to disclose to any Lender any other information with respect to the Competitive Bids submitted, but the Administrative Agent may, at the request of any Lender, and at the instruction of the Borrower, provide to such Lender certain information with respect to Competitive Bids made and accepted as deemed appropriate by the Borrower.

          (vi) Neither the Administrative Agent nor any Lender shall be responsible to the Borrower for (A) a failure to fund a Competitive Advance on the date such Advance is requested by the Borrower or (B) the funding of such Advance at a Competitive Bid Rate or in an amount other than that confirmed pursuant to subsections (iv) and (v) above due in each case to delays in communications, miscommunications (including, without limitation, any variance between telephonic bids or acceptances and the written notice provided by the Administrative Agent to the Lenders pursuant to Sections (v) above or the written confirmation supplied by the Borrower pursuant to subsection (iv) above) and the like among the Borrower, the Administrative Agent and the Lenders, and the Borrower agrees to indemnify each Lender for all reasonable costs and expenses incurred by it in accordance with the terms of Section 4.03(e) hereof, as a result of any such delay, miscommunication or the like that results in a failure to fund a Competitive Advance or the funding of a Competitive Advance at a Competitive Bid Rate or in an amount other than that set forth in the written notice provided by the Administrative Agent to the Lenders pursuant to subsection (v) above or the written confirmation supplied by the Borrower pursuant to subsection (iv) above.

          (vii) If the Administrative Agent has elected to submit a Competitive Bid in its capacity as Lender, such bid must be submitted directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to subsection (ii) above.

          (viii) A Competitive Bid Request for Eurodollar Competitive Advances shall not be made within five Business Days after the date of any previous Competitive Bid Request for Eurodollar Competitive Advances.

          (ix) All notices required by this Section 3.03 must be made in accordance with Section 10.02.

          (x) To facilitate the administration of this Agreement and the processing of Competitive Bids, each Lender has submitted, or will submit upon becoming a Lender pursuant to Section 10.07 hereof, to the Administrative Agent a completed administrative questionnaire in the form specified by the Administrative Agent, and each Lender agrees to promptly notify the Administrative Agent in writing of any change in the information so provided.

     SECTION 3.04  Making of Advances.  (a)  Each Lender shall, before
12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in Section 10.02, in same day funds, such Lender's portion of such Borrowing. Contract Advances shall be made by the Lenders pro rata and Competitive Advances shall be made by the Lender or Lenders whose Competitive Bids therefor have been accepted pursuant to Section 3.03(b)(iv) in the amounts so accepted. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.04, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any such Lender (a "non-performing Lender") shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

     (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 3.05  Repayment of Advances.   The Borrower shall repay the
principal amount of each Advance on the last day of the Interest Period for such Advance, which last day shall be the maturity date for such Advance.

     SECTION 3.06 Interest. (a) Interest Periods. The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this Section 3.06 is referred to herein as an Interest Period (the "Interest Period"). The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, 1, 2, 3 or 6 months, (ii) in the case of any Base Rate Advance, 90 days following the date on which such Advance was made and (iii) in the case of any Fixed Rate Competitive Advance, any number of days, but no more than 270 days; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Termination Date.

     (b) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

          (i) Eurodollar Rate Advances and Eurodollar Competitive Advances. If such Advance is a Eurodollar Rate Advance or Eurodollar Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any such Interest Period has a duration of more than three months, also on the day of the third month during such Interest Period which corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such third month); provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) for the remaining term, if any, of the Interest Period for such Advance, 2% per annum above the Applicable Rate for such Advance for such Interest Period, and (B) thereafter, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (ii) Base Rate Advances. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (iii) Fixed Rate Competitive Advances. If such Advance is a Fixed Rate Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) for the remaining, if any, of the original stated maturity of such Advance, 2% per annum above the rate of interest applicable to such Advance immediately prior to the date on which such amount became due, and (B) thereafter, 2% per annum above the sum of the Alternate Base Rate in effect from time to time plus the Applicable Rate in effect from time to time for Base Rate Advances.

     (c) Other Amounts. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

     (d) Interest Rate Determinations. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Contract
Advance.   Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest Period. If any one Reference Bank shall not furnish such timely information, the Administrative Agent shall determine such interest rate on the basis of the timely information furnished by the other two Reference Banks.


                                   ARTICLE IV
                                    PAYMENTS

     SECTION 4.01 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under the Note held by such Lender), to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent or such Lender, as the case may be, any amount so due.

     (c) All computations of interest based on the Alternate Base Rate when based on the Prime Rate and of fees payable pursuant to Section 2.02(a) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount, on the basis of a year of 360 days. All other computations of interest and fees hereunder (including computations of interest based on the Eurodollar Rate and the Federal Funds Rate (including the Alternate Base Rate if and so long as such Rate is based on the Federal Funds Rate) and any interest rate applicable to a Competitive Advance) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Eurodollar Competitive Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance or a Eurodollar Competitive Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 4.02 Prepayments. (a) The Borrower shall have no right to prepay any principal amount of any Contract Advances except in accordance with subsection (b) below. The Borrower shall have no right to prepay any principal amount of any Competitive Advance.

     (b) The Borrower may, upon at least one Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of Contract Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000.

     SECTION 4.03 Yield Protection. (a) Change in Circumstances. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or Competitive Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or (iii) shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Advances or Competitive Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of agreeing to make, making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise), then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital. If any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto and other similar such commitments, agreements or assets, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered.

     (c) Eurodollar Reserves. The Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent.

     (d) Breakage Indemnity. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing hereunder of Eurodollar Rate Advances or Competitive Advances the applicable conditions set forth in Article V, (ii) any failure by the Borrower to borrow any Eurodollar Rate Advance or Competitive Advance hereunder after irrevocable Notice of Borrowing has been given pursuant to
Section 3.01, (iii) any payment or prepayment of a Eurodollar Rate Advance or Competitive Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance or Competitive Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Advance or any part thereof as a Eurodollar Rate Advance or Competitive Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance or Competitive Advance being paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

     (e) Notices. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) of this
Section 4.03 shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this
Section 4.03 shall not constitute a waiver of such Lender's rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section 4.03, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any Lender to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or Eurodollar Competitive Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance or Eurodollar Competitive Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Rate Advances and Eurodollar Competitive Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing and any Competitive Borrowing consisting of Eurodollar Competitive Advances shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to Section 10.07(g) hereof; and

          (ii) require that all outstanding Eurodollar Rate Advances and Eurodollar Competitive Advances made by it be repaid as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations hereunder in accordance with Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrower under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance and Eurodollar Competitive Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or Eurodollar Competitive Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.

     (g) Market Rate Disruptions. If (i) less than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances or Eurodollar Competitive Advances in connection with any proposed Borrowing or (ii) if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances or Eurodollar Competitive Advances, the right of the Borrower to select or receive Eurodollar Rate Advances or Eurodollar Competitive Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent each requested Borrowing of Eurodollar Rate Advances and each requested Borrowing of Eurodollar Competitive Advances hereunder shall be deemed to be a request for Base Rate Advances.

     SECTION 4.04 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 hereof to a Person that is not an Affiliate of the Borrower) on account of the Advances owing to it (other than pursuant to Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

     SECTION 4.05 Taxes. (a) All payments by the Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any Lender's claim for such indemnification shall be set forth in a certificate of such Lender setting forth in reasonable detail the amount necessary to indemnify such Lender pursuant to this subsection (c) and shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay each Lender directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from the Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to the Borrower any such refunded amount. The Borrower's, the Administrative Agent's and each Lender's obligations under this Section 4.05 shall survive the payment in full of the Advances.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or treasury regulations issued pursuant thereto, including Internal Revenue Service
Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is (a) not subject to withholding under the Code or (b) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrower and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrower as promptly as practicable of any impending change in its tax status that would give rise to any obligation by the Borrower to pay any additional amounts pursuant to this Section 4.05. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this
Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f)  Any Lender claiming any additional amounts payable pursuant to this
Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

     SECTION 5.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

     (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to each Lender and in sufficient copies for each Lender (except for the Notes):

          (i)  This Agreement, duly executed by the Borrower.

          (ii) The Notes made to the order of the respective Lenders, duly executed by the Borrower.

          (iii) The Collateral Agency Agreement, duly executed by the Borrower and by Chemical as the Collateral Agent and Administrative Agent.

          (iv) The PSNH Mortgage Amendment, duly executed by the Borrower and the Collateral Agent, together with:

               (A) acknowledgment copies of Financing Statements (Form UCC-3) dated on or before the Closing Date duly executed by Bankers Trust Company and indicating the assignment effected by the PSNH Mortgage Assignment, and

               (B) oral confirmation from Sulloway & Hollis of completion of all recordings and filings of the Security Documents and all other actions, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect (or continue the perfection of) the Liens created by the Security Documents.

          (v) The PSNH Mortgage Assignment, duly executed by the Borrower, Bankers Trust Company and the Collateral Agent.

          (vi) A certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) that attached thereto are true and correct copies of (1) the Articles of Incorporation of the Borrower, and all amendments thereto, as in effect on such date, (2) the By-laws of the Borrower, as in effect on such date and (3) resolutions of the Board of Directors of the Borrower approving this Agreement, the other Loan Documents and the other documents to be delivered by the Borrower hereunder and thereunder, and of all documents evidencing other necessary corporate action, if any, with respect to the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, (B) that such resolutions have not been modified, revoked or rescinded and are in full force and effect on such date and
     (C) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and the other documents to be delivered hereunder and thereunder.

          (vii) Financial projections (contained in the Information Memorandum), on assumptions acceptable to the Banks, demonstrating projected compliance with Section 7.01(j) hereof and the terms of this Agreement and the Other Loan Documents.

          (viii) An audited balance sheet of the Borrower as at December 31, 1995 and the related statements of the Borrower's results of operations, changes in retained earnings and cash flows as of and for the year then ended, together with copies of all Current Reports on Form 8-K, if any, filed by the Borrower with the Securities and Exchange Commission since December 31, 1995.

          (ix) A certificate of a duly authorized officer of the Borrower certifying that attached thereto are true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of "Governmental Approval" required to be obtained or made by the Borrower in connection with the execution and delivery of this Agreement or any Loan Document.

          (x) A certificate of a duly authorized officer of the Borrower to the effect that there is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower or its properties before any court, governmental agency or arbitrator (A) which affects or purports to affect the legality, validity or enforceability of the Loan Documents or any of them or
     (B) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower; except, for purposes of clause (B) only, such as is described in the Disclosure Documents.

          (xi) A certificate signed by the Treasurer or Assistant Treasurer of the Borrower, certifying as to the absence of any material adverse change in the financial condition, operations, properties or prospects of the Borrower since December 31, 1995 except as disclosed in the Disclosure Documents.

          (xii) A certificate signed by the Chief Financial Officer, Treasurer or Assistant Treasurer of NU, certifying as to the absence of any material adverse change in the financial condition, operations, properties or prospects of NU since December 31, 1995 except as disclosed in the disclosure documents referred to in such certificate.

          (xiii) A certificate of a duly authorized officer of the Borrower stating that (i) the representations and warranties contained in Section 6.01 are correct, in all material respects, on and as of the Closing Date before and after giving effect to the Advances to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default, or would result from such initial Advances or the application of the proceeds thereof and

          (xiv)     Favorable opinions of:

               (A) Jeffrey C. Miller, Assistant General Counsel to NUSCO, in substantially the form of Exhibit 5.01A and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (B) Robert A. Bersak, Assistant General Counsel of the Borrower, in substantially the form of Exhibit 5.01B and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (C) Sulloway & Hollis, special New Hampshire counsel to the Borrower, in substantially the form of Exhibit 5.01C and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (D) Drummond Woodsum & MacMahon, special Maine counsel to the Borrower, in substantially the form of Exhibit 5.01D and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request;

               (E) Zuccaro, Willis & Bent, special Vermont counsel to the Borrower, in substantially the form of Exhibit 5.01E and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request; and

               (F) King & Spalding, counsel to the Administrative Agent, in substantially the form of Exhibit 5.01F, and as to such other matters as the Majority Lenders, through the Administrative Agent, may reasonably request.

     (b) All fees and other amounts payable pursuant to Section 2.02 hereof or pursuant to the Fee Letter shall have been paid (to the extent then due and payable).

     (c) All principal of and interest arising under, and all other amounts payable in connection with the Existing Revolving Credit Agreement and the notes issued thereunder shall have been paid in full.

     (d) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the financial condition, properties, operations or prospects of the Borrower.

     SECTION 5.02 Conditions Precedent to Certain Contract Advances and all Competitive Advances. The obligation of any Lender to make any Contract Advance to the Borrower (except as set forth in Section 5.03) including the initial Advance to the Borrower, or to make any Competitive Advance shall be subject to the conditions precedent that, on the date of such Contract Advance or Competitive Advance and after giving effect thereto:

     (a) the following statement shall be true (and each of the giving of the applicable notice or request with respect to such Advance and the performance of such Advance without prior correction by the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

          (i) the representations and warranties contained in Section 6.01 of this Agreement and in Section 1.02 of the PSNH Mortgage are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date,

          (ii) no Event of Default or Unmatured Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds thereof, and

          (iii) the making of such Advance, when aggregated with all other outstanding and requested Advances and all other short-term debt of the Borrower would not cause the Borrower's Debt Limit then in effect to be exceeded; and

     (b) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Document.

     SECTION 5.03 Conditions Precedent to Other Contract Advances. The obligation of the Bank to make any Contract Advance that would not cause the aggregate outstanding amount of the Contract Advances made by such Lender (outstanding immediately prior to and after the making of such Contract Advance) to increase shall be subject to the conditions precedent that, on the date of such Contract Advance and after giving effect thereto:

     (a) the following statement shall be true (and each of the giving of the applicable notice or request with respect to such Contract Advance and the acceptance of such Contract Advance without prior correction by the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Contract Advance such statements are true):

          (i) the representations and warranties contained in Section 6.01 of this Agreement (other than those set forth in the last sentence of Section 6.01(e) and Section 6.01(f)) and in Section 1.02(b) of the PSNH Mortgage are correct on and as of the date of such Contract Advance, before and after giving effect to such Contract Advance and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no Event of Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds thereof, and

          (iii) the making of such Advance, when aggregated with all other outstanding and requested Advances and all other short-term debt of the Borrower would not cause the Borrower's Debt Limit then in effect to be exceeded; and

     (b) the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents.

     SECTION 5.04 Reliance on Certificates. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower, NU and the other parties to the Significant Contracts as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person, and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate including, without limitation, information relating to the Debt Limit.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of New Hampshire. The Borrower is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualifications necessary.

     (b) The execution, delivery and performance by the Borrower of the Rate Agreement, each Loan Document and each Significant Contract to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Borrower's charter or by-laws or (ii) any law or legal or contractual restriction binding on or affecting the Borrower; and such execution, delivery and performance do not or will not result in or require the creation of any Lien (other than pursuant hereto or pursuant to the Security Documents or the First Mortgage Indenture) upon or with respect to any of its properties.

     (c) All Governmental Approval referred to in clauses (i) and (ii) of the definition of "Governmental Approvals" have been duly obtained or made, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired. The Borrower has obtained all Governmental Approvals referred to in clause (iii) of the definition of "Governmental Approvals", except those not yet required but which are obtainable in the ordinary course of business as and when required and those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (d) This Agreement, the Rate Agreement, each other Loan Document and each Significant Contract are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors, that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought, and that indemnification against violations of securities and similar laws may be subject to matters of public policy.

     (e) The audited balance sheet of the Borrower as at December 31, 1995, and the related statements of the Borrower setting forth the results of operations, retained earnings and cash flows of the Borrower for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the financial condition, results of operations, retained earnings and cash flows of the Borrower at and for the year ended on such date, and have been prepared in accordance with generally accepted accounting principles consistently applied. Except as reflected in such financial statements, the Borrower has no material non-contingent liabilities, and all contingent liabilities have been appropriately reserved.

The financial projections referred to in Section 5.01(a)(iv), have each been prepared in good faith and on reasonable assumptions. Since December 31, 1995, there has been no material adverse change in the Borrower's financial condition, operations, properties or prospects other than as disclosed in the Disclosure Documents.

     (f) Except as set forth in the Disclosure Documents, there is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower or its properties before any court, governmental agency or arbitrator, (i) which affects or purports to affect the legality, validity or enforceability of the Loan Documents, the Rate Agreement or any Significant Contract or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (g) All insurance required by Section 7.01(c) hereof will be in full force and effect.

     (h) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of the Borrower, except as disclosed to and consented by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Borrower (Form 5500 Series), if any, there has been no material adverse change in the funding status of the ERISA Plans referred to therein and no "prohibited transaction" has occurred with respect thereto, except as described in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1995 and except as the same may be exempt pursuant to Section 408 of ERISA and regulations and orders thereunder. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

     (i) The Major Electric Generating Plants are on land in which the Borrower owns a full or an undivided fee interest subject only to Liens permitted by Section 7.02(a) hereof, which do not materially impair the usefulness to the Borrower of such properties; the electric transmission and distribution lines of the Borrower in the main are located in New Hampshire and on land owned in fee by the Borrower or over which the Borrower has easements, or are in or over public highways or public waters pursuant to adequate statutory or regulatory authority, and any defects in the title to such transmission and distribution lands or easements are in the main curable by the exercise of the Borrower's right of eminent domain upon a finding that such eminent domain proceedings are necessary to meet the reasonable requirements of service to the public; the Borrower enjoys peaceful and undisturbed possession under all of the leases under which it is operating, none of which contains any unusual or burdensome provision which will materially affect or impair the operation of the Borrower; and the Security Documents create valid Liens in the Collateral, subject only to Liens permitted by Section 7.02(a) hereof, and, all filings and other actions necessary to perfect and protect such security interests (to the extent such security interests may be perfected or protected by filing) have been taken.

     (j) No material part of the properties, business or operations of the Borrower are materially adversely affected by any fire, explosion, accident, strike, lockout or other labor disputes, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer or by fully-funded self-insurance programs).

     (k) The Borrower has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

     (l) No exhibit, schedule, report or other written information provided by the Borrower or its agents to the Lenders in connection with the negotiation, execution and closing of this Agreement (including, without limitation, the Information Memorandum) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

     (m) No event has occurred and is continuing which constitutes a material default under the Rate Agreement or any Significant Contract.

     (n) All proceeds of the Advances shall be used for general working capital and for the payment in full of all amounts outstanding under the Existing Revolving Credit Agreement. No proceeds of any Advance will be used
(i) to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or (ii) to buy or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for such purpose. The Borrower (i) is not an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940 and
(ii) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.


                                   ARTICLE VII
                            COVENANTS OF THE BORROWER

     SECTION 7.01 Affirmative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

     (a) Use of Proceeds. Apply all proceeds of each Advance solely as specified in Section 6.01(n) hereof.

     (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent the Borrower is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves for the payment thereof.

     (c) Maintenance of Insurance. Maintain, or cause to be maintained, insurance (including appropriate plans of self-insurance) covering the Borrower and its properties in effect at all times in such amounts and covering such risks as may be required by law and in addition as is usually carried by companies engaged in similar businesses and owning similar properties.

     (d) Preservation of Existence, Etc. Preserve and maintain its corporate existence, material rights (statutory and otherwise) and franchises except as otherwise expressly provided for in the Security Documents.

     (e) Compliance with Laws, Etc. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to utilities, zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations, except to the extent (i) that the Borrower is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (f) Inspection Rights. At any time and from time to time upon reasonable notice, permit the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with the Borrower and of its officers, directors and accountants.

     (g) Keeping of Books. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and the assets and business of the Borrower, in accordance with good accounting practices consistently applied.

     (h) Performance of Related Agreements. From and after the effective date of the Rate Agreement and each Significant Contract, (i) perform and observe all material terms and provisions of such agreements to be performed or observed by the Borrower and (ii) take all reasonable steps to enforce such agreements substantially in accordance with their terms and to preserve the rights of the Borrower thereunder; provided, that the foregoing provisions of this Section 7.01(h) shall not preclude the Borrower from any waiver, amendment, modification, consent or termination permitted under
Section 7.02(g) hereof.

     (i) Collection of Accounts Receivable. Promptly bill, and diligently pursue collection of, in accordance with customary utility practices, all accounts receivable owing to the Borrower and all other amounts that may from time to time be owing to the Borrower for services rendered or goods sold.

     (j)  Maintenance of Financial Covenants.

          (i) Operating Income to Interest Expense. Maintain a ratio of Operating Income to Interest Expense of not less than (A) 1.75 to 1.00 for each period of four consecutive fiscal quarters on each quarter-end ending on or prior to June 30, 1997 and (B) 2.00 to 1.00 for each period of four consecutive fiscal quarters, ending on each quarter-end after such date.

          (ii) Common Equity to Total Capitalization.   Maintain at all times
     a ratio of  Common Equity to Total Capitalization of not less than (A)
     0.285 to 1.00 during each fiscal quarter ending on or prior to June 30, 1997 and (B) 0.30 to 1.00 during each fiscal quarter ending after such date.

     (k) Maintenance of Properties, Etc. (c) As to properties of the type described in Section 6.01(i) hereof, maintain title of the quality described therein; and (d) preserve, maintain, develop, and operate in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (l) Governmental Approvals. Duly obtain on or prior to such date as the same may become legally required, and thereafter maintain in effect at all times, all Governmental Approvals on its part to be obtained, except those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower as a whole.

     (m) Further Assurances. Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Security Documents.

     SECTION 7.02 Negative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, without the prior written consent of the Majority Lenders:

     (a) Liens, Etc. Create, incur, assume or suffer to exist any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement the intent or effect of which is to assure a creditor against loss or to prefer one creditor over another creditor upon or with respect to any of its properties of any character (any of the foregoing being referred to herein as a "Lien") whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which names the Borrower as debtor, sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign accounts, excluding, however, from the operation of the foregoing restrictions the Liens created or perfected under the Loan Documents and the following, whether now existing or hereafter created or perfected:

          (i) Liens on property specifically reserved, excepted and excluded by subparagraphs (c) through (g) and subparagraph (j) following the Granting Clauses section of the First Mortgage Indenture;

          (ii) Permitted Encumbrances (as defined in the PSNH Mortgage) on the Indenture Assets (except Liens referred to in paragraphs (s) and (t) of Schedule C to the PSNH Mortgage hereafter directly created by the Borrower, provided, however, that the Borrower may create any such Lien with the prior consent of the Majority Lenders if such Lien would not materially adversely affect the security granted under the PSNH Mortgage, as determined by the Majority Lenders in their reasonable discretion), provided that in no event shall the outstanding principal amount of the First Mortgage Bonds exceed at any time the First Mortgage Bond Amount;

          (iii) Liens referred to in paragraphs (b) through (t) of Schedule C to the PSNH Mortgage on realty or personalty that is subject to the Lien of the First Mortgage Indenture but is not also subject to the Lien of the PSNH Mortgage; provided, however, that the aggregate principal amount of the Debt at any one time outstanding secured by purchase money Liens permitted by paragraph (m) of Schedule C to the PSNH Mortgage including Liens of a conditional vendor that are the functional equivalent of purchase money Liens, shall not exceed $20,000,000; and

          (iv) Liens created or perfected under or in connection with (A)the Other Loan Documents and (B) the Pledge Agreements referred to in the Series D Reimbursement Agreement and the Series E Reimbursement Agreement.

     (b) Debt. Create, incur or assume any Debt unless, after giving effect thereto, (i) no Event of Default or Unmatured Default shall have occurred and be continuing on the date of such creation, incurrence or assumption (determined in the case of Section 7.01(j)(i) as though such Debt were created, incurred or assumed as of the first day of the immediately preceding fiscal quarter and using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) of the definition of "Debt") and (ii) the Borrower shall have determined that, on the basis of the assumptions and forecasts set forth in the most recent operating budget/forecast of operations delivered pursuant to
Section 7.03(iv) hereof (which the Borrower continues to believe to be reasonable), the Borrower will continue to be in compliance at all times with the provisions of Section 7.01(j) hereof. The Borrower will furnish evidence of its compliance with this subsection (b) for each fiscal quarter pursuant to Section 7.03(ii) hereof.

     (c) Mergers, Etc. Merge with or into or consolidate with or into, or acquire all or substantially all of the assets of, any Person.

     (d) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (other than sales, transfers or other dispositions of receivables) whether in a single transaction or series of transactions during any consecutive 12-month period except for sales, leases, transfers or other dispositions in the ordinary course of the Borrower's business in accordance with ordinary and customary terms and conditions.

     For purposes of this subsection (d) any transaction or series of transactions during any consecutive 12-month period shall be deemed to involve a "substantial part" of the Borrower's assets if, in the aggregate,
(A) the value of such assets equals or exceeds 10% of the total assets of the Borrower reflected in the financial statements of the Borrower delivered pursuant to Section 7.03(ii) or 7.03(iii) hereof in respect of the fiscal quarter or year ending on or immediately prior to the commencement of such 12-month period or (B) for the four calendar quarters ending on or immediately prior to commencement of such 12-month period, the gross revenue derived by the Borrower from such assets shall equal or exceed 10% of the total gross revenue of the Borrower.

     (e) Restricted Payments. Declare or pay any dividend, or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Borrower (other than stock splits and dividends payable solely in equity securities of the Borrower), or purchase, redeem, retire, or otherwise acquire for value any shares of any class of capital stock of the Borrower or any warrants, rights, or options to acquire any such Debt or shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders (any such transaction being a "Restricted Payment") except for Restricted Payments made in compliance with the following conditions:

          (i) The Borrower may not make any Restricted Payments if an Event of Default or Unmatured Default shall have occurred and be continuing.

          (ii) The Borrower may not make any Restricted Payments during any fiscal quarter if, after giving effect thereto (and to the other computations set forth below in this clause (ii)), the Borrower would not be in full compliance with Section 7.01(j) hereof. For purposes of determining compliance with Section 7.01(j) under this clause (ii), computations under Section 7.01(j) shall be made as of the date of such Restricted Payment, except that, retained earnings shall be determined as of the last day of the immediately preceding fiscal quarter (adjusted for all Restricted Payments made after the last day of such preceding fiscal quarter).

          (iii) The Borrower may not make any Restricted Payments unless, after giving effect thereto, the Borrower shall have determined that, on the basis of the assumptions and forecasts set forth in the most recent operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof (which the Borrower continues to believe to be reasonable) the Borrower will continue to be in compliance at all times with the provisions of Section 7.01(j) hereof.

     (f)  Compliance with ERISA.
         (i) Terminate, or permit any ERISA Affiliate to terminate, any ERISA Plan so as to result in any material (in the opinion of the Majority Lenders) liability of the Borrower to the PBGC, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any ERISA Plan and such a material liability to the Borrower.

     (g)  Related Agreements.

          (i) Amendments. Amend, modify or supplement or give any consent, acceptance or approval to any amendment, modification or supplement or deviation by any party from the terms of, the Rate Agreement or any Significant Contract, except, with respect only to the Significant Contracts, any amendment, modification or supplement thereto that would not reduce the rights or entitlements of the Borrower thereunder in any material way.

          (ii) Termination. Cancel or terminate (or consent to any cancellation or termination of) the Rate Agreement or any Significant Contract prior to the expiration of its stated term, provided that this subsection (ii) shall not restrict the rights of the Borrower to enforce any remedy against any obligor under any Significant Contract in the event of a material breach or default by such obligor thereunder if and so long as the Borrower shall have provided to the Administrative Agent at least 30 days prior written notice of the enforcement action proposed to be undertaken by the Borrower.

     (h) Change in Nature of Business. Engage in any material business activity other than those established and engaged in on the date hereof.

     (i) Ownership in Seabrook and Nuclear Plants. Acquire, directly or indirectly, any ownership interest or any additional ownership interest of any kind in any nuclear-powered electric generating plant.

     (j) Subsidiaries. Create or suffer to exist any active subsidiaries other than Properties, Inc., a New Hampshire corporation; or permit any material assets or business to be maintained at or conducted by any subsidiary except for the assets owned by Properties, Inc. not exceeding $20,000,000.

     (k) Debt Limit. At any time, cause or permit the Debt Limit to be exceeded, by voluntary incurrence of short-term debt or by other means.

     SECTION 7.03 Reporting Obligations. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish to the Administrative Agent in sufficient copies for each Lender, the following:

               (i) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or Unmatured Default continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower setting forth details of such Event of Default or Unmatured Default and the action which the Borrower proposes to take with respect thereto;

               (ii) as soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) if and so long as the Borrower is required to submit to the Securities and Exchange Commission a report on Form 10-Q, a copy of the Borrower's report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter and (B) if the Borrower ceases to be required to submit such report, a balance sheet of the Borrower as of the end of such quarter and statements of income and retained earnings and of cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.01(e) hereof, in each such case, delivered together with a certificate of said officer
          (1) stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (2) (y) demonstrating compliance with
          Section 7.01(j) for and as of the end of such fiscal quarter and compliance with Section 7.02(b), as of the dates on which any Debt was created, incurred or assumed (using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt"), and (z) demonstrating, after giving effect to the incurrence of any Debt created, incurred or assumed during such fiscal quarter (using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt"), compliance with Section 7.01(j) for the remainder of the fiscal year of the Borrower based on the operating budget/forecast of operations delivered pursuant to Section 7.03(iv) hereof for such fiscal year, in each case, such demonstration to be in a schedule (in form satisfactory to the Majority Lenders) which sets forth the computations used by the Borrower in determining such compliance;

               (iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, (A) if and so long as the Borrower is required to submit to the Securities and Exchange Commission a report on Form 10-K, a copy of the Borrower's report on Form 10-K submitted to the Securities and Exchange Commission with respect to such year and (B) if the Borrower ceases to be required to submit such report, a copy of the annual audit report for such year for the Borrower including therein a balance sheet of the Borrower as of the end of such fiscal year and statements of income and retained earnings and of cash flows of the Borrower for such fiscal year, in each case certified by a nationally-recognized independent public accountant, in each such case delivered together with a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer (A) (1) stating that the financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section 6.01(e) hereto, and (2) no Event of Default or Unmatured Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (B) demonstrating compliance with Section 7.01(j) for and as of the end of such fiscal year and compliance with Section 7.02(b), as of the dates on which any Debt was created, incurred or assumed (using the Borrower's most recent annual actuarial determinations in the computation of Debt referred to in clause (ix) in the definition of "Debt"), such demonstration to be in a schedule (in form satisfactory to the Majority Lenders) which sets forth the computations used by the Borrower in determining such compliance.

               (iv) as soon as available and in any event before March 31 of each fiscal year a copy of an operating budget/forecast of operations of the Borrower as approved by the Board of Directors of the Borrower in form satisfactory to the Lenders for the next fiscal year of the Borrower, together with a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower stating that such budget/forecast was prepared in good faith and on reasonable assumptions;

               (v) as soon as available and in any event no later than the New Hampshire Public Utilities Commission shall have received the Borrower's annual submission, if any, relating to the "return on equity collar" referred to in the Rate Agreement, a copy of such annual submission of the Borrower;

               (vi) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower describing such ERISA Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

               (vii) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

               (viii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan (if any) to which the Borrower is a contributing employer;

               (ix) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower may be liable;

               (x) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 6.01(f), or
          (B) which purport to affect the legality, validity or enforceability of any of the Loan Documents or Significant Contracts;

               (xi) promptly after the sending or filing thereof, copies of all such proxy statements, financial statements, and reports which the Borrower sends to its public security holders (if any) or files with, and copies of all regular, periodic and special reports and all registration statements and periodic or special reports, if any, which the Borrower files with, the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

               (xii) promptly after receipt thereof, any assertion of the character described in Section 8.01(h) hereof and the action the Borrower proposes to take with respect thereto;

               (xiii) promptly after knowledge of any material default under the Rate Agreement or any Significant Contract, notice of such default and the action the Borrower proposes to take with respect thereto;

               (xiv) promptly after knowledge of any amendment, modification, or other change to the Rate Agreement or any Significant Contract or to any Governmental Approval affecting the Rate Agreement, notice of such amendment, modification or other change, it being understood that for purposes of this clause (xiv) any filing by the Borrower in the ordinary course of the Borrower's business with, or order issued or action taken by, a governmental authority or regulatory body to implement the terms of the Rate Agreement shall not be considered an amendment, modification or change to a Governmental Approval affecting the Rate Agreement; and

               (xv) promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of the Borrower as the Administrative Agent or Majority Lenders may from time to time reasonably request in writing.


                                  ARTICLE VIII
                                    DEFAULTS

     SECTION 8.01 Events of Default. The following events shall each constitute an "Event of Default" if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

     (a) The Borrower shall fail to pay any principal of any Note when due or shall fail to pay any interest on any Note, fees or other amounts within two days after the same becomes due; or

     (b) Any representation or warranty made by the Borrower (or any of its officers or agents) in this Agreement, any other Loan Document, certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections 7.01(a), (d) or
(j), Section 7.02 or Section 7.03(i) hereof; or

     (d) The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or any Loan Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, for a period of 30 days; or

     (e) The Borrower shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt evidenced by the Notes and excluding other Debt aggregating in no event more than $10,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Borrower's exercise of a prepayment option) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt or the trustee with respect to such Debt shall have waived in writing such circumstance without consideration having been paid by the Borrower so that such circumstance is no longer continuing; or

     (f) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, either the Borrower shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any of its property) shall occur; or the Borrower shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or its properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) Any material provision of any Loan Document, the Rate Agreement or any Significant Contract shall for any reason other than the express terms thereof or the exercise of any right or option expressly contained therein cease to be valid and binding on any party thereto except as otherwise expressly permitted by the exceptions and provisos contained in
Section 7.02(g) hereof; or any party thereto other than the Lenders shall so assert in writing provided that in the case of any party other than the Borrower making such assertion in respect of the Rate Agreement or any Significant Contract, such assertion shall not in and of itself constitute an Event of Default hereunder until (i) such asserting party shall cease to perform under and in compliance with the Rate Agreement or such Significant Contract, (ii) the Borrower shall fail to diligently prosecute, by appropriate action or proceedings, a rescission of such assertion or a binding determination as to the merits thereof or (e) such a binding determination shall have been made in favor of such asserting party's position; or

     (i) The Security Documents after delivery under Article V hereof shall for any reason, except to the extent permitted by the terms thereof, fail or cease to create valid and perfected Liens (to the extent purported to be granted by such documents and subject to the exceptions permitted thereunder) in any of the Collateral, provided, that such failure or cessation relating to any non-material portion of such Collateral shall not constitute an Event of Default hereunder unless the same shall not have been corrected within 30 days after the Borrower becomes aware thereof; or

     (j) The Borrower shall not have in full force and effect any or all insurance required under Section 7.01(c) hereof or there shall be incurred any uninsured damage, loss or destruction of or to the Borrower's properties in an amount not covered by insurance (including fully-funded self-insurance programs) which the Majority Lenders consider to be material; or

     (k) Any "Event of Default" (as therein defined) shall occur and be continuing under the Other Loan Documents, or a default by the Borrower shall have occurred under the Rate Agreement and shall not have been effectively cured within the time period specified therein for such cure (or, if no such time period is specified therein, 10 days); or, a default by any party shall have occurred under any Significant Contract and such default shall not have been effectively cured within 30 days after notice from the Administrative Agent to the Borrower stating that, in the opinion of the Majority Lenders, such default may have a material adverse effect upon the financial condition, operations, properties or prospects of the Borrower as a whole; or

     (l) Any Governmental Approval (whether federal, state or local) required to give effect to the Rate Agreement (including, without limitation, Chapter 362-C of the New Hampshire Revised Statutes and the enabling order of The New Hampshire Public Utilities Commission issued pursuant thereto) shall be amended, modified or supplemented, or any other regulatory or legislative action or change (whether federal, state or local) having the effect, directly or indirectly, of modifying the benefits or entitlements of the Borrower under the Rate Agreement shall occur, and in any such case such amendment, modification, supplement, action or change may have, in the opinion of the Majority Lenders, a material adverse effect upon the financial condition, operations, properties or prospects of the Borrower as a whole; or

     (m) NU shall cease to own all of the outstanding common stock of the Borrower, free and clear of any Liens.

     SECTION 8.02 Remedies Upon Events of Default. Upon the occurrence and during the continuance of any Event of Default, then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower (i) declare the Commitments and the obligation of each Lender to make Advances to be terminated, provided, that any such request or consent shall be made solely by the Lenders having Percentages in the aggregate of not less 66-2/3%, whereupon the same shall forthwith terminate, (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the Security Documents to be forthwith due and payable, provided, that any such request or consent shall be made solely by the Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) exercise in respect of any and all collateral, in addition to the other rights and remedies provided for herein and in the Security Documents or otherwise available to the Administrative Agent, the Collateral Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(A) the Commitments and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

     SECTION 9.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by any Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 9.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 10.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the Information Memorandum or any other statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, Significant Contract or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03 Chemical and Affiliates. With respect to its Commitment and the Note issued to it, Chemical shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chemical in its individual capacity. Chemical and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Chemical was not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 9.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Information Memorandum and other financial information referred to in Section 6.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 9.05 Indemnification. The Lenders agree to indemnify CSI and the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders or if any Notes or Commitments are held by the Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by the Borrower or its Commitment hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against CSI or the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by CSI or the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from CSI s or the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse CSI and the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by CSI or the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that CSI or the Administrative Agent are entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower.

     SECTION 9.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section
9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrower and the successor Administrative Agent of an agreement relating to the fees to be paid to the successor Administrative Agent under Section 2.02(b) hereof in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, any Note or any Security Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b) hereof), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Agreement, any Note or any Security Document in a manner intended to prefer one or more Lenders over any other Lenders, (g) amend this Section 10.01, or 1. release all or substantially all of the Collateral otherwise than in accordance with the provisions for such release contained in the Security Documents, or change any provision of any Security Document providing for the release of all or substantially all of the Collateral; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

     SECTION 10.02  Notices, Etc.  Except as otherwise provided in
Section 3.03 hereof, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, (i) if to the Borrower, at its address at 1000 Elm Street, Manchester, New Hampshire 03105 (telecopy no. 603.669.2438), Attention: Treasurer, with a copy to Northeast Utilities Service Company at its address at 107 Selden Street, Berlin, Connecticut 06037 (telecopy no. 203.665.5457), Attention: Assistant Treasurer; (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; (iii) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and (iv) if to the Administrative Agent, at its address at 140 East 45th Street, New York, New York 10017, Attention: Janet Belden; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled, be effective five days after when deposited in the mails, or when delivered to the telegraph company, confirmed by telex answerback, telecopied or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent. With respect to any telephone notice given or received by the Administrative Agent pursuant to
Section 3.03 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

     SECTION 10.03 No Waiver of Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04 Costs, Expenses and Indemnification. (a) The Borrower agrees to pay when due, in accordance with the terms hereof, all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of (i) the Administrative Agent and CSI in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the administration of the Loan Documents, the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating thereto; and (ii) the Administrative Agent, CSI and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes or any other Loan Document.

     (b) The Borrower hereby agrees to indemnify and hold each Lender, CSI, the Administrative Agent and their respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

          (i) by reason of or in connection with the execution, delivery or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance;

          (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

          (iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any of the Loan Documents.

     (c) The Borrower's obligations under this Section 10.04 shall survive the assignment by any Lender pursuant to Section 10.07 and shall survive as well the repayment of all amounts owing to the Lenders and the Administrative Agent under the Loan Documents and the termination of the Commitment of any Lender and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 10.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     SECTION 10.05 Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     (b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

     SECTION 10.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 10.07 Assignments and Participation. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement, the Notes and the Security Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it) with the prior written consent of the Borrower to the extent the assignee thereunder is not then a Lender or an Affiliate of a Lender (which consent shall not be unreasonably withheld); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) to the extent the assignee thereunder is not then a Lender or an Affiliate of a Lender, the amount of the Commitment or Note of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender's Commitment and $3,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Advances to be immediately due and payable hereunder a Lender may assign all or a portion of its rights and obligations without the prior written consent of the Borrower but otherwise in accordance with this Section.

     (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 6.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes and the Security Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement, the Notes and the Security Documents are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 10.07 hereto,
(i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of
Exhibit 1.01A or Exhibit 1.01B hereto, as the case may be.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder, except action (A) extending the time for payment of interest on, or the final maturity of any portion of the principal amount of, the Notes, (B) reducing the principal amount of or the rate of interest payable on the Notes or
(C) releasing all or substantially all of the Collateral otherwise than in accordance with the provisions for such release contained in the Security Documents.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 10.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) If any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or (f) hereof, or shall become a non-performing Lender under Section 3.04(b) hereof, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.04(b), the Borrower or the Administrative Agent may demand that such Lender assign in accordance with
Section 10.07 hereof, to one or more assignees designated by either the Borrower or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender's Commitment, Advances, participation and other rights and obligations hereunder; provided that any such demand by the Borrower during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such assignee so designated shall fail to tender such assignment on terms reasonably satisfactory to the Lender, or the Borrower and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if such assignee (1) shall agree to such assignment in substantially the form of the Lender Assignment and (2) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent.)

     (h) Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 10.08 Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Administrative Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or
(iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

     SECTION 10.09 Certain Authorizations and Consent. Each Bank by its acceptance hereof, and each other Lender by its execution and delivery of the Lender Assignment pursuant to which it became a Lender, consents to, authorizes, ratifies and confirms in all respects:

          (i) the execution, delivery, acceptance and performance by the Administrative Agent and by the Collateral Agent of the Collateral Agency Agreement, as the same may be from time to time amended in accordance with the terms thereof;

          (ii) the execution, delivery and acceptance by the Collateral Agent of, and the taking by the Collateral Agent of all actions under, the Security Documents, as the same may be from time to time amended in accordance with Section 10.01 hereof, and any and all documents that may from time to time after the date hereof constitute Security Documents; and

          (iii) that, the Collateral Agency Agreement shall supersede the Existing Collateral Agency Agreement and Bankers Trust Company shall be replaced as Collateral Agent under the Existing Collateral Agency Agreement by Chemical as successor Collateral Agent under the Collateral Agency Agreement;

the execution and delivery of this Agreement by such Bank, or the execution and delivery of such Lender Assignment by such Lender, as the case may be, constituting (without further act or deed) such Bank's or Lender's, as the case may be, acceptance and approval of, and agreement to the terms of, the Collateral Agency Agreement and the other Security Documents.

     SECTION 10.10 Waiver of Jury Trial. The Borrower, the Administrative Agent, and the Lenders each hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other Loan Document, or any other instrument or document delivered hereunder or thereunder.

     SECTION 10.11 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, the Lenders and the Administrative Agent each
(i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 10.12 Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

     SECTION 10.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE



                         By /s/ David R. McHale


                             Name: David R. McHale
                             Title:     Assistant Treasurer


                         CHEMICAL BANK,
                            as Administrative Agent



                         By /s/ Jane Ritchie


                             Name: Jane Ritchie
                             Title:     Vice President


Commitment                    Lender

$10,000,000.00           CHEMICAL BANK



                         By /s/ Jane Ritchie


                             Name: Jane Ritchie
                             Title:     Vice President


Commitment                    Lender

$8,888,888.89            BANK OF AMERICA ILLINOIS



                         By /s/ Felipe A. Gomez
                             Name: Felipe A. Gomez
                             Title:     Authorized Officer


Commitment                    Lender

$8,888,888.89            CITIBANK, N.A.



                         By /s/ Paul T. Addison
                             Name: Paul T. Addison
                             Title:     Attorney In Fact


Commitment                    Lender

$8,888,888.89            CREDIT LYONNAIS
                            NEW YORK BRANCH



                         By /s/ Robert Ivosevich
                             Name: Robert Ivosevich
                             Title:     Senior Vice President


Commitment                    Lender

$8,888,888.89            THE LONG-TERM CREDIT BANK OF JAPAN,
                            LIMITED, NEW YORK BRANCH



                    By /s/ Norobu Kubota
                        Name: Noboru Kubota
                        Title:     Deputy General Manager

Commitment                    Lender

$4,444,444.44            FLEET NATIONAL BANK



                         By /s/ Suresh Chivukula
                             Name: Suresh Chivukula
                             Title:     Vice President


Commitment                    Lender

$4,444,444.44            THE FUJI BANK, LIMITED,
                            NEW YORK BRANCH


                         By /s/ Gina Kearns


                             Name: Gina Kearns
                             Title:     Vice President & Manager


Commitment                    Lender

$4,444,444.44            THE INDUSTRIAL BANK OF JAPAN
                            TRUST COMPANY



                         By /s/ Robert W. Ramage, Jr.
                             Name: Robert W. Ramage, Jr.
                             Title:     Senior Vice President


Commitment                    Lender

$4,444,444.44            MELLON BANK, N.A.



                         By /s/ Jocelin Reed
                             Name: Jocelin Reed
                             Title:     Officer


Commitment                    Lender

$4,444,444.44            THE NIPPON CREDIT BANK, LTD.



                         By /s/ Yoshihide Watanabe
                             Name: Yoshihide Watanabe
                             Title:     Vice President and Manager


Commitment                    Lender

$8,888,888.89            CIBC INC.



                         By /s/ Margaret E. McTigue


                             Name: Margaret E. McTigue
                             Title:     Director


Commitment                    Lender

$8,888,888.89            TORONTO DOMINION (NEW YORK),
                            INC.



                         By /s/ Debbie A. Greene
                             Name: Debbie A. Greene
                             Title:     Vice President


Commitment                    Lender

$3,333,333.33            BARCLAYS BANK PLC



                         By /s/ Sydney G. Dennis
                             Name: Sydney G. Dennis
                             Title:     Director


Commitment                    Lender

$3,333,333.33            THE FIRST NATIONAL BANK
                            OF CHICAGO



                         By /s/ Madeline N. Pember
                             Name: Madeline N. Pember
                             Title:     Corporate Banking Officer


Commitment                    Lender

$4,444,444.44            THE YASUDA TRUST AND BANKING
                            COMPANY, LIMITED, NEW YORK
                            BRANCH



                         By /s/ Y. Kobayashi


                             Name: Y. Kobayashi
                             Title:     Deputy General Manager


Commitment                    Lender

$3,333,333.33            THE FIRST NATIONAL BANK
                            OF BOSTON



                         By /s/ Frank T. Smith
                             Name: Frank T. Smith
                             Title:     Director


                                   SCHEDULE I

                     PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                  U.S. $100,000,000 REVOLVING CREDIT AGREEMENT

                           APPLICABLE LENDING OFFICES


                        Eurodollar
Name of Bank         Domestic Lending Office           Lending Office

Chemical Bank            140 East 45th Street          140 East 45th Street
                         New York, NY 10017            New York, NY 10017

Bank America Illinois    231 South LaSalle Street      231 South LaSalle
Street
                         Chicago, IL 60697             Chicago, IL 60697

Citibank, N.A.          One Court Square              One Court Square
                        7th Floor, Zone 2             7th Floor, Zone 2
                        Long Island City, NY 11120    Long Island City, NY

                                                      11120

Credit Lyonnais, New     Credit Lyonnais Building      Credit Lyonnais
York Branch              1301 Avenue of the Americas   Building
                         New York, NY 10019            1301 Avenue of the


                                                       Americas

                                                       New York, NY 10019

The Long-Term Credit     165 Broadway              165 Broadway
Bank of Japan, Limited,  New York, NY 10006        New York, NY 10006
New York Branch

Fleet National Bank      1 Federal Street              1 Federal Street
                         Boston, MA 02211              Boston, MA 02211

The Fuji Bank, Limited,  Two World Trade Center        Two World Trade Center
New York Branch          New York, NY 10048            New York, NY 10048

The Industrial Bank of   245 Park Avenue, 23rd Floor   245 Park Avenue, 23rd
Japan Trust Company      New York, NY 10167            Floor
                                                       New York, NY 10167

Mellon Bank, N.A.        Three Mellon Bank Center      Three Mellon Bank

                    Pittsburgh, PA 15259-0003          Center
                                                  Pittsburgh, PA 15259-0003


The Nippon Credit Bank,  245 Park Avenue, 30th Floor   245 Park Avenue, 30th
Ltd.                        New York, NY 10167         Floor
                                                      New York, NY 10167

CIBC Inc.            Two Paces West                    Two Paces West
                      2727 Paces Ferry Road            2727 Paces Ferry Road
                      Suite 1200                       Suite 1200
                      Atlanta, GA 30339                Atlanta, GA 30339

Toronto Dominion         900 Fannin, Suite 1700        900 Fannin, Suite 1700
     (New York), Inc.    Houston, TX 77010             Houston, TX 77010

Barclays Bank PLC        222 Broadway, 11th Floor      222 Broadway, 11th
                          New York, NY 10038           Floor
                                                       New York, NY 10038

The First National Bank of    One First National Plaza      One First
 Chicago                       Chicago, IL 60670            National Plaza
                                                           Chicago, IL 60670

The Yasuda Trust &       666 Fifth Avenue, Suite 801    666 Fifth Avenue,
Banking Company,         New York, NY 10103             Suite 801

Limited, New York Branch                                New York NY 10103


First National Bank of   100 Federal Street            100 Federal Street
     Boston              Boston, MA 02106              Boston, MA 02106



EXECUTION COPY



                        PSNH MORTGAGE AMENDMENT

                     FIRST AMENDMENT TO MORTGAGE,
                    ASSIGNMENT, SECURITY AGREEMENT
                        AND FINANCING STATEMENT


      This FIRST AMENDMENT ("First Amendment to Mortgage") dated as of April 1, 1996 to the Mortgage (as defined below) is made between PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a New Hampshire corporation, as mortgagor, assignor and debtor hereunder ("Grantor") and CHEMICAL
BANK, a banking corporation organized under New York law, with a mailing address of 140 East 45th Street, New York, NY 10017, Attention: Loan Servicing, as Collateral Agent for the Secured Parties named therein under that certain Amended and Restated Collateral Agency Agreement, dated as of April 1, 1996, among Grantor and Chemical Bank, as Collateral Agent and as Administrative Agent under the Revolving Credit Agreements referred to below (said Amended and Restated Collateral Agency Agreement, as it may be further amended, modified or supplemented from time to time, the "Amended and Restated Collateral Agency Agreement"), and as mortgagee, assignee and secured party under the Mortgage and this First Amendment to Mortgage.


                        PRELIMINARY STATEMENTS:

      1. That certain Mortgage, Assignment, Security Agreement and Financing Statement (the "Mortgage"), dated as of May 1, 1991, given by Grantor as mortgagor, assignor and debtor thereunder, to BANKERS TRUST COMPANY, Four Albany Street, New York, NY 10015, as Collateral Agent (as such agency office is described in the Mortgage) and as mortgagee, assignee and secured party, was recorded on May 16, 1991 in each Registry of Deeds in New Hampshire as follows:

      Registry of Deeds               Book         Page

      Belknap                         1170          679
      Carroll                         1447          537
      Cheshire                        1367          549
      Coos                             778          392
      Grafton                         1909          321
      Hillsborough                    5255         1185
      Merrimack                       1859         1005
      Rockingham                      2876          677
      Strafford                       1554             1
      Sullivan                         938          305


      2. Chemical Bank is the successor to Bankers Trust Company as Collateral Agent under the Amended and Restated Collateral Agency Agreement and as mortgagee, assignee, and secured party under the Mortgage (reference being made to the Replacement of Collateral Agent, Together with Assignment by Mortgagee, Assignee and Secured Party that is being recorded at near or even date with this First Amendment to Mortgage).

      3. Chemical Bank, as such Collateral Agent, together with any successor Collateral Agent, and as mortgagee, assignee, and secured party under the Mortgage and this First Amendment to Mortgage, is hereinafter referred to as the "Mortgagee."

      4. The Grantor previously entered into (i) a Revolving Credit Agreement, dated as of May 1, 1991, among Grantor, Bankers Trust Company, Chemical Bank and Citibank, N.A., as Co-Agents, and Chemical Bank as Administrative Agent and the lenders from time to time party thereto, as amended by the First Amendment to the Revolving Credit Agreement, dated as of May 11, 1994, among the parties to the Revolving Credit Agreement (as so amended, being hereinafter referred to as the "Existing Revolving Credit Agreement") and (ii) a Term Credit Agreement, dated as of May 1, 1991, among Grantor, Bankers Trust Company, Chemical Bank and Citibank, N.A.
as Co-Agents, and Citibank, N.A. as Administrative Agent and the lenders from time to time party thereto (the "Term Credit Agreement").

      5. The Existing Revolving Credit Agreement has been (i) amended and restated as the Amended and Restated Revolving Credit Agreement, dated as of April 1, 1996 (the "Amended and Restated Revolving Credit Agreement"), among Grantor, Chemical Bank as Administrative Agent and the Banks named therein and the other Lenders thereunder, and (ii) separately supplemented and added to by that certain 364-Day Revolving Credit Agreement, dated as of April 1, 1996 (the "364-Day Revolving Credit Agreement"), among Grantor, Chemical Bank as Administrative Agent, and the Banks named therein and the other Lenders thereunder (said revolving credit agreements, as they may be amended, modified or supplemented from time to time, the "Revolving Credit Agreements," and said Banks and Lenders and any Lenders that may hereafter become parties to either or both of the Revolving Credit Agreements, collectively, the "Lenders" and individually a "Lender").

      6. The Term Credit Agreement has terminated, with all obligations previously outstanding thereunder having been paid in full by Grantor.

      7. Pursuant to the Revolving Credit Agreements, the Lenders have agreed to make principal advances to Grantor in an aggregate principal amount up to but not exceeding Two Hundred Twenty-Five Million and No/100 U.S. Dollars ($225,000,000).

      8. The total indebtedness and liabilities to be secured by the Mortgage, as amended by this First Amendment to Mortgage, amount to the sum of the following (such indebtedness and liabilities or the instruments evidencing the same, as applicable, being hereinafter collectively called the "Obligations"):

            (i) the aggregate principal of all advances made and to be made by the Lenders under the Revolving Credit Agreements; plus

            (ii) interest on the principal amount of all advances made and to be made by the Lenders under the Revolving Credit Agreements, as provided in the Revolving Credit Agreements; plus

            (iii) all other amounts payable and all other obligations of Grantor under the Revolving Credit Agreements, the other Loan Documents referred to therein, the Mortgage, this First Amendment to Mortgage, and any other document which relates to any of the Revolving Credit Agreements or such other Loan Documents or any of the security therefor, in each case as the same may be amended, modified or supplemented from time to time (the "Mortgage Documents").

      9. As a condition precedent to the obligations of the Lenders to make advances under the Revolving Credit Agreements, the Lenders have required Grantor to execute and deliver the Loan Documents referred to therein (the "Loan Documents"), including this First Amendment to Mortgage and the Amended and Restated Collateral Agency Agreement, pursuant to which the Mortgagee has agreed to act as collateral agent for the Lenders.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and Mortgagee hereby agree as follows:

      1. Effective as of April 30, 1996 (the "Effective Date"), the penultimate "WHEREAS" clause appearing on page 3 of the Mortgage is deleted in its entirety.

      2. The Mortgage is, effective as of the Effective Date, beginning with the first paragraph immediately following the caption "GRANTING CLAUSE" appearing on page 3 of the Mortgage and continuing throughout the remaining pages of the Mortgage, amended as follows:

            (a) The term "Obligations," as defined in Preliminary Statement 8 of this First Amendment to Mortgage, shall replace the term "Obligations" wherever it so appears.

            (b) The term "Revolving Credit Agreements," as defined in Preliminary Statement 5 of this First Amendment to Mortgage, shall replace the term "Credit Agreements" wherever it so appears.

            (c) The term "Mortgagee" wherever it so appears shall refer to Chemical Bank, as Collateral Agent under the Amended and Restated Collateral Agency Agreement, together with any successor Collateral Agent.

            (d) The term "Amended and Restated Collateral Agency Agreement," as defined in the first paragraph of this First Amendment to Mortgage, shall replace the term "Collateral Agency Agreement," wherever it so appears (and all references to any term defined in the Collateral Agency Agreement, wherever any such reference so appears, shall be to the term as defined in the Amended and Restated Collateral Agency Agreement).

            (e) The term "Mortgage Documents," as defined in Preliminary Statement 8(iii) of this First Amendment to Mortgage, shall replace the term "Mortgage Documents," wherever it so appears.

            (f) The term "Loan Documents," as defined in Preliminary Statement 9 of this First Amendment to Mortgage, shall replace the term "Loan Documents" wherever it so appears, except that the term "Mortgage
Documents," as defined in Preliminary Statement 8(iii) shall replace the term "Loan Documents" as used in the first paragraph on page 3 of the Mortgage immediately following the caption "GRANTING CLAUSE".

            (g) All references to "Secured Swap Agreements" and "Secured Swap Agreement" are deleted wherever either term so appears, and Schedule E of the Mortgage is deleted.

            (h) The term "Lenders," as defined in Preliminary Statement 5 of this First Amendment to Mortgage, shall replace the term "Lenders" wherever it so appears.

      3. As of the Effective Date, the sentence which reads, "For purposes of New Hampshire Rev. Stat. Anno. 479:3 this Mortgage secures indebtedness up to the maximum amount of Two Billion Dollars ($2,000,000,000).", as such sentence appears on the recorded cover page of the Mortgage, is deleted in its entirety, and the sentence which reads, "FOR PURPOSES of New Hampshire Rev. Stat. Anno. 479:3 this Mortgage secures the obligations up to the maximum amount of Two Billion U.S. Dollars ($2,000,000,000).", as such sentence appears on page 9 of the Mortgage, is deleted in its entirety.

      4. As of the Effective Date, the term "Closing Date," as defined in the Revolving Credit Agreements, shall replace the term "Funding Date" as it appears in Section 1.01 of the Mortgage.

      5.    As of the Effective Date, the penultimate sentence in Section
4.01 of the Mortgage is amended to read as follows: "For purposes of this Mortgage, the "Default Rate" shall be a rate equal to the lesser of (i) the rate described in Section 3.06(c) of the Amended and Restated Revolving Credit Agreement or, if higher, the rate described in Section 3.06(c) of the 364-Day Revolving Credit Agreement and (ii) the maximum rate of interest permitted by law from time to time."

      6.    As of the Effective Date, the term "Agents" in the tenth line of
Section 5.05 of the Mortgage is replaced by the term "Administrative Agent."

      7. As of the Effective Date, in Section 8.04 of the Mortgage the name and address for any notice to Mortgagee is changed to read as follows:

            "If to Mortgagee:   Chemical Bank
                                140 East 45th Street
                                New York, NY 10017
                                Attention: Loan Servicing"

      8. As of the Effective Date, in Schedule A to the Mortgage, the definition of "Board of Directors" is amended to read as follows: "Board of Directors' shall mean the Board of Directors of Grantor or any committee of such Board of Directors authorized to exercise the powers of the Board of Directors."

      9. As of the Effective Date, in Schedule C to the Mortgage, subclause (a) is amended to read as follows:

      "(a) the lien of the Indenture, the lien of this Mortgage and all liens and encumbrances junior to the lien of the Indenture and the lien of this Mortgage."

      10. As of the Effective Date, Section B of Schedule B of the Mortgage, which is captioned "Property Descriptions and Exceptions", is supplemented by adding thereto references to certain descriptions of certain properties acquired in fee simple by Grantor since May 1, 1991, which properties constitute a portion of the Premises (as defined in the Mortgage) and are subject to the lien of the Mortgage and this First Amendment to Mortgage.

Such references are as set forth on Attachment 1 to this First Amendment to Mortgage, which Attachment 1 is hereby incorporated into and made a part of Section B of Schedule B of the Mortgage. Also, to the extent any municipalities listed on Attachment 1 are not included in the catalog of municipalities on page 5 and 6 of the Mortgage, such catalog is amended as of the Effective Date by adding the names of any such municipalities under the appropriate county.

      11. Except as amended and modified by this First Amendment to Mortgage, the Mortgage shall continue in full force and effect. The Mortgage and this First Amendment to Mortgage shall be read, taken and construed as one and the same instrument.

      12. Grantor hereby ratifies and confirms its grant, pledge and assignment made to Mortgagee pursuant to the Mortgage.

      13. This First Amendment to Mortgage may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      14. This First Amendment to Mortgage shall be governed by and construed in accordance with the laws of the State of New Hampshire.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to Mortgage to be executed and delivered as of the date first above written.

[Execute in black ink]                PUBLIC SERVICE COMPANY OF
                                      NEW HAMPSHIRE
Witness to Execution:


                                      By: /s/
Name:                                 Name:
                                      Title:


[Execute in black ink]                CHEMICAL BANK,
                                      as Collateral Agent
Witness to Execution:


                                      By: /s/
Name:                                 Name:
                                      Title:

STATE OF
COUNTY OF

      The foregoing instrument was acknowledged before me this ______ day
of                 , 1996, by                             ,
                    of Public Service Company of New Hampshire, a New Hampshire corporation, on behalf of the corporation.



[Execute in black ink]
                                      Notary Public /s/
                                      My commission Expires:

                                                  (Notarial Seal)


STATE OF
COUNTY OF

      The foregoing instrument was acknowledged before me this ______ day
of                 , 1996, by                             ,
                    of Chemical Bank, a banking corporation organized under the laws of New York, on behalf of the corporation.



[Execute in black ink]
                                      Notary Public /s/
                                      My commission Expires:

                                            (Notarial Seal)

                             ATTACHMENT 1
                    TO FIRST AMENDMENT TO MORTGAGE


Section B of Schedule B of the Mortgage, without limiting the generality of the provisions of Section A of said Schedule B, is supplemented by adding thereto references to the following deeds and conveyances. Such deeds and conveyances are recorded in the Registry of Deeds for the County in New Hampshire indicated and contain descriptions of certain properties located in the municipalities indicated and acquired in fee simple by Grantor since May 1, 1991, which properties constitute a portion of the Premises (as defined in the Mortgage) and are subject to the lien of the Mortgage:

                          Date            Recording Data       Municipality
       Grantor           of Deed          Book        Page      and County

State Street Bank and      1/22/93        5412        1615     Nashua and
 Trust Company, as                                             Peterborough/
 Trustee of the Pension                                        Hillsborough
 Plan of Public Service
 Company of New Hampshire

State Street Bank and      1/22/93        1242         968
Gilford/Belknap
 Trust Company, as
 Trustee of the Pension
 Plan of Public Service
 Company of New Hampshire

State Street Bank and      1/22/93        1909        1736     Pittsfield/
 Trust Company, as                                             Merrimack
 Trustee of the Pension
 Plan of Public Service
 Company of New Hampshire

Russell L. Marcum and  10/14/93           5482        1020     Hudson/
 Marie A. Marcum                                               Hillsborough

Kevin Bujnowski and     11/10/93          5491         459     Hudson/
 Teresa Bujnowski                                              Hillsborough